Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO

FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 5 TO FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of July 24, 2024, and is entered into by and among CONN’S, INC., a Delaware corporation, as parent and guarantor (“Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”), W.S. BADCOCK LLC, a Florida limited liability company (“Badcock” and, together with CAI, CCI and CCCI, the “Borrowers” and each, a “Borrower”), the undersigned Guarantors (together with Parent and the Borrowers, the “Obligors” and each, an “Obligor”), the undersigned Lenders (the “DIP Lenders”) and JPMORGAN CHASE BANK, N.A., in its capacity as Agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, the Borrowers, Agent and the Lenders party thereto from time to time are parties to that certain Fifth Amended and Restated Loan and Security Agreement, dated as of March 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Prepetition Loan Agreement” and, as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “DIP Loan Agreement”);

WHEREAS, on July 23, 2024 (the “Petition Date”), the Borrowers filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Borrowers are continuing in the possession of their assets and are continuing to operate their businesses and manage their properties as debtors and debtors-in-possession under Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, in conjunction with the Borrowers’ petitions, Parent and the other Obligors (collectively with the Borrowers, Parent and certain of Parent’s Affiliates and Subsidiaries that will be debtors and debtors-in-possession, the “Debtors”) have also filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (together with the Borrowers’ petitions, the “Chapter 11 Cases”) with the Bankruptcy Court; and

WHEREAS, for the avoidance of doubt, and notwithstanding anything to the contrary contained herein or in the DIP Loan Agreement, the Revolver Commitment Termination Date in respect of all Prepetition Classes automatically occurred on the Petition Date without any further action required by Agent or notice of any kind; and

WHEREAS, the Borrowers have requested that the DIP Lenders provide a new tranche of senior secured, superpriority debtor-in-possession commitments and loans under the DIP Loan Agreement (the “DIP Facility”), which shall consist of (a) commitments to make new money loans in an initial aggregate principal amount of up to $5,000,000 (the “New Money DIP Commitments”), (b) Non-Cash DIP Loans in an aggregate principal amount of $20,000,000 incurred by the Debtors pursuant to the terms of the DIP Loan Agreement and the DIP Order (as defined in the DIP Loan Agreement) and (c) Roll-Up Loans incurred by the Debtors pursuant to the terms of the DIP Loan Agreement and the DIP Order.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings given thereto in the DIP Loan Agreement or the DIP Order, as applicable.

ARTICLE II

AMENDMENTS AND AGREEMENTS

Section 2.1 Amendments to Prepetition Loan Agreement. Each of the parties hereto agrees and consents that, effective as of the Amendment No. 5 Effective Date, the Prepetition Loan Agreement (but not any of the Schedules, Annexes or Exhibits thereto except as expressly set forth in Exhibit A hereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) in the form attached as Exhibit A hereto, in each case solely as it relates to the DIP Facility.

Section 2.2 New Money DIP Commitments. Each of the parties hereto agrees that, effective as of the Amendment No. 5 Effective Date, the DIP Lenders shall have New Money DIP Commitments in the amounts set forth on Schedule 1 hereto.

Section 2.3 Declaration Re: Term Benchmark Loans. Pursuant to Section 3.1.2 of the Prepetition Loan Agreement and the DIP Loan Agreement, Agent hereby declares that no Revolver Loan (including any DIP Loan) may be made, converted to or continued as a Term Benchmark Revolver Loan.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Amendment. The effectiveness of this Amendment, the DIP Loan Agreement and the New Money DIP Commitments is subject to satisfaction (or waiver in accordance with Section 14.1.1 of the DIP Loan Agreement) of the following conditions precedent (the first date on which such conditions precedent are so satisfied or waived, the “Amendment No. 5 Effective Date”):

(a) The Obligors and the DIP Lenders shall have delivered to Agent, in such number as may be requested by Agent, executed counterparts of this Amendment.

(b) The Borrowers shall have paid (i) to Agent and the DIP Arranger (without duplication of the amounts referred to in clause (ii) below) all fees required to be paid by the Borrowers to Agent and/or the DIP Arranger on the Amendment No. 5 Effective Date and all reasonable documented and out-of-pocket fees, costs, and expenses owed to and/or incurred by Agent arising in connection with the DIP Loan Agreement and/or this Amendment (including reasonable attorneys’ fees and costs of Simpson Thacher & Bartlett LLP, as counsel to Agent, and the reasonable fees and costs of FTI Consulting, Inc.) and (ii) to Agent, for the ratable benefit of each DIP Lender (including JPMorgan Chase Bank, N.A., in its capacity as a DIP Lender), a non-refundable upfront fee in an amount equal to 0.25% of the sum of (x) the Revolver Usage immediately prior to the Petition Date, (y) the aggregate New Money DIP Commitments and (z) the Non-Cash DIP Loans.

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Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Agent, compliance with the conditions set forth in this Section 3.1 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the DIP Loan Agreement for all purposes. Each DIP Lender that delivers its executed counterpart to this Amendment shall be deemed satisfied with the compliance with each condition contained herein that require the satisfaction, approval or consent of any Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to Agent and each Lender as of the date hereof as follows:

Section 4.1 Representations and Warranties. The representations and warranties listed on Annex I hereto (the “Specified Representations”) and set forth in Section 9.3 of the DIP Loan Agreement are true and correct in all material respects (and in all respects with respect to any representations and warranties which are expressly qualified with materiality) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

Section 4.2 Authority. The execution, delivery, and performance by each Obligor of this Amendment is within the powers and authority of each Obligor and has been duly authorized by each such Obligor (as applicable).

Section 4.3 Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

ARTICLE V

ADDITIONAL COVENANTS AND MISCELLANEOUS

Section 5.1 No Waiver; Loan Documents Unmodified; Ratification of Loan Documents. Except as expressly set forth in this Amendment, neither the execution by Agent or the Lenders of this Amendment, nor any other act or omission by Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Amendment or which may occur in the future under the DIP Loan Agreement and/or the other DIP Documents. Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either impair, prejudice or otherwise adversely affect Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Prepetition ABL Credit Documents with respect to any Default or Event of Default, amend or alter any provision of the Prepetition Loan Agreement or the other Prepetition ABL Credit Documents (other than as expressly set forth herein), or constitute any course of dealing or other basis for altering any obligation of the Borrowers or any right, privilege, obligation or remedy of Agent or the Lenders under the Prepetition Loan Agreement, the other Prepetition ABL Credit Documents or any other contract or instrument. To the extent applicable, each Obligor hereby (a) reaffirms, ratifies, and confirms its respective payment and performance obligations under the Prepetition Loan Agreement and each of the other Prepetition ABL Credit Documents, in each case, to which such Person is a party, as may be amended hereby, and (b) agrees that its guarantee under the Guaranty, as applicable, shall remain in full force and effect with respect to the Obligations as amended hereby (including, for the avoidance of doubt, any DIP Obligations that may arise on or after the date hereof). Nothing contained in this Amendment shall in any

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way impair the validity or enforceability of the Prepetition ABL Credit Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment, each of which as modified hereby, shall remain in full force and effect. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent in the Collateral set forth in the Prepetition ABL Credit Documents shall remain unchanged and in full force and effect and shall continue to secure the payment and performance of all of the Prepetition Obligations. Nothing contained herein or in any other document delivered in connection with this Amendment shall constitute a novation of the Prepetition Loan Agreement, any other Prepetition ABL Credit Document or the Prepetition Obligations.

Section 5.2 Parties, Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 5.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

Section 5.4 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

Section 5.5 Expenses of Agent. Without limiting the terms and conditions of the DIP Documents, the Borrowers agree to pay on demand all reasonable, documented and out-of-pocket costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other DIP Documents executed pursuant hereto, including without limitation, the reasonable, documented and out-of-pocket costs and fees of one legal counsel to Agent, in each case as contemplated by Section 3.4 of the DIP Loan Agreement.

Section 5.6 Choice of Law; Jury Trial Waiver; Consent to Forum. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE DIP LOAN AGREEMENT, THE TERMS OF SECTIONS 14.14, 14.15 AND 14.16 OF THE DIP LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

Section 5.7 Total Agreement. This Amendment, the DIP Loan Agreement and all of the other DIP Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall not be changed or terminated orally.

Section 5.8 Effect of Amendments. The parties hereto hereby acknowledge and agree that each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Prepetition Loan Agreement as amended hereby, and each reference to the DIP Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the DIP Loan Agreement shall mean and be a reference to the Prepetition Loan Agreement as amended hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

PARENT:	CONN’S, INC., a Delaware corporation

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

BORROWERS:	CONN APPLIANCES, INC.,
a Texas corporation

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

CONN CREDIT I, LP, a Texas limited partnership
	By:	CAI HOLDING, LLC
a Delaware limited liability company, its General Partner
	By:	CONN APPLIANCES, INC.
a Texas corporation, its Sole Member

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

CONN CREDIT CORPORATION, INC.,
a Texas corporation

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

W.S. BADCOCK LLC,
a Florida limited liability company

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

[Conn’s – Signature Page to Amendment No. 5 to

Fifth Amended and Restated Loan and Security Agreement]

OTHER OBLIGORS:	CAI HOLDING, LLC, a Delaware limited liability company

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

CAI CREDIT INSURANCE AGENCY, INC., a Louisiana corporation

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

CONN LENDING, LLC., a Delaware limited liability company

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

NEW RTO, LLC a Delaware limited liability company

	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Chief Financial Officer

[Conn’s – Signature Page to Amendment No. 5 to

Fifth Amended and Restated Loan and Security Agreement]

AGENT:	JPMORGAN CHASE BANK, N.A., as Agent and a DIP Lender

	By:	/s/ Andrew Rossman
	Name:	Andrew Rossman
	Title:	Executive Director

[Conn’s – Signature Page to Amendment No. 5 to

Fifth Amended and Restated Loan and Security Agreement]

DIP LENDER:	CITIZENS BANK, N.A

	By:	/s/ Monirah J. Masud
	Name:	Monirah J. Masud
	Title:	Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

	By:	/s/ Frank Fazio
	Name:	Frank Fazio
	Title:	Managing Director

	By:	/s/ Philip Tancorra
	Name:	Philip Tancorra
	Title:	Director

MUFG BANK, LTD

	By:	/s/ Erick Moore
	Name:	Erick Moore
	Title:	Vice President

CITY NATIONAL BANK

	By:	/s/ Michael Rosenheck
	Name:	Michael Rosenheck
	Title:	Senior Vice President

FIRST HORIZON BANK

	By:	/s/ Maria Justo
	Name:	Maria Justo
	Title:	EVP, Special Assets Credit Executive

CATHAY BANK

	By:	/s/ James Campbell
	Name:	James Campbell
	Title:	Senior Vice President

[Conn’s – Signature Page to Amendment No. 5 to

Fifth Amended and Restated Loan and Security Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Donald K. Mitchell
Name:	Donald K. Mitchell
Title:	Vice President

REGIONS BANK

By:	/s/ Alan Schnacke
Name:	Alan Schnacke
Title:	Managing Director

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK

By:	/s/ Mario Gagetta
Name:	Mario Gagetta
Title:	Vice President

[Conn’s – Signature Page to Amendment No. 5 to

Fifth Amended and Restated Loan and Security Agreement]

Exhibit A

Conformed Loan Agreement

Exhibit A to Amendment No. 5

FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of March 29, 2021

CONN’S, INC.,

as Parent and Guarantor

and

CONN APPLIANCES, INC.,

CONN CREDIT I, LP,

CONN CREDIT CORPORATION, INC.,

and

W.S. BADCOCK LLC,

as Borrowers

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

MUFG BANK, LTD. and

REGIONS BANK,

as Co-Syndication Agents,

and

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD. and

REGIONS CAPITAL MARKETS, a division of REGIONS BANK,

as Joint Lead Arrangers and Joint Bookrunners

Page

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	2

1.1	Definitions	2
1.2	Accounting Terms	~~62~~68
1.3	Uniform Commercial Code	~~63~~68
1.4	Certain Matters of Construction	~~63~~68
1.5	Payment and Performance	~~63~~69
1.6	Compliance with this Agreement	~~63~~69
1.7	Classification	~~64~~69
1.8	Certain Calculations	~~64~~69
1.9	Interest Rates; Benchmark Notification	~~64~~70
1.10	Divisions	~~65~~70

SECTION 2.	CREDIT FACILITIES	~~65~~71

2.1	~~Revolver Commitment~~[Reserved]	~~65~~71
2.2	~~Increase in Revolver Commitments~~[Reserved]	71
2.3	[Reserved]	71
~~2.3~~	~~Letter of Credit~~2.4 DIP Facility	~~68~~74

SECTION 3.	INTEREST, FEES AND CHARGES	~~71~~78

3.1	Interest	~~71~~78
3.2	Fees	~~73~~79
3.3	Computation of Interest, Fees, Yield Protection	~~73~~80
3.4	Reimbursement Obligations	~~73~~80
3.5	Illegality	~~74~~80
3.6	Alternate Rate of Interest	~~74~~81
3.7	Increased Costs; Capital Adequacy	~~76~~83
3.8	Mitigation	~~77~~84
3.9	Funding Losses	~~77~~84
3.10	Maximum Interest	~~78~~85

SECTION 4.	LOAN ADMINISTRATION	~~78~~85

4.1	Manner of Borrowing and Funding Revolver Loans	~~78~~85
4.2	Defaulting Lender	~~80~~87
4.3	Number and Amount of Term Benchmark Revolver Loans; Determination of Rate	~~81~~88
4.4	Borrower Agent	~~82~~89
4.5	One Obligation	~~82~~89
4.6	Effect of Termination	~~82~~89

SECTION 5.	PAYMENTS	~~82~~89

5.1	General Payment Provisions	~~82~~89
5.2	Repayment of Revolver Loans	~~82~~89
5.3	~~Curative Equity~~Reserved	~~83~~90
5.4	Reserved	~~83~~90
5.5	~~Marshaling; Payments Set Aside~~Reserved	~~83~~90
5.6	Application and Allocation of Payments	~~83~~91

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(continued)

Page

5.7	~~Dominion Account~~[Reserved]	~~85~~ 92
5.8	Account Stated	~~85~~92
5.9	Taxes	~~85~~93
5.10	Lender Tax Information	~~87~~94
5.11	Nature and Extent of Each Borrower’s Liability	~~88~~96

SECTION 6.	CONDITIONS PRECEDENT	~~90~~98

6.1	[Reserved]	98
6.2	[Reserved]	98
~~6.1~~6.3	Conditions Precedent to ~~Initial Revolver Loans~~Interim DIP Facility Effectiveness	~~90~~ 98
~~6.2~~	~~Conditions Precedent to All Credit Extensions~~	~~91~~

SECTION 7.	COLLATERAL	~~92~~100

7.1	Grant of Security Interest	~~92~~100
7.2	Lien on Deposit Accounts; Cash Collateral	~~93~~101
7.3	Reserved	~~94~~102
7.4	Reserved	~~94~~102
7.5	Other Collateral	~~94~~102
~~7.6~~	~~Contract Legend~~	~~103~~

SECTION 8.	COLLATERAL ADMINISTRATION	~~95~~103

8.1	Collateral Reports	~~95~~103
8.2	~~Administration of Contracts~~Reserved	~~96~~104
8.3	Administration of Inventory	~~98~~106
8.4	Administration of Equipment	~~98~~106
8.5	~~Administration of Deposit Accounts and Securities Accounts~~[Reserved]	~~98~~107
~~8.6~~	~~Administration of Credit Card Accounts; CARES Act Tax Refund Claim; Class C Retained Notes~~	~~99~~
8.6	[Reserved]	107
8.7	General Provisions	~~100~~108
8.8	~~Power of Attorney~~[Reserved]	~~101~~109

SECTION 9.	REPRESENTATIONS AND WARRANTIES	~~102~~110

9.1	General Representations and Warranties	~~102~~110
9.2	Complete Disclosure	~~106~~114
9.3	DIP Facility Representations and Warranties	114

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	~~106~~115

10.1	Affirmative Covenants	~~106~~115
10.2	Negative Covenants	~~112~~122
10.3	~~Financial Covenants~~Reserved	~~124~~135
10.4	~~Curative Equity~~Reserved	~~126~~136
10.5	Contract Forms	~~126~~137
10.6	Reserved	~~127~~137

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~127~~137

11.1	Events of Default	~~127~~137

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(continued)

Page

11.2	Remedies upon Default	~~129~~140
11.3	License	~~129~~141
11.4	Setoff	~~130~~141
11.5	Remedies Cumulative; No Waiver	~~130~~142

SECTION 12.	AGENT	~~130~~142

12.1	Appointment, Authority and Duties of Agent	~~130~~142
12.2	Agreements Regarding Collateral and Borrower Materials	~~132~~143
12.3	Reliance By Agent	~~132~~144
12.4	Action Upon Default	~~132~~144
12.5	Ratable Sharing	~~133~~144

12.6	Indemnification	~~133~~145
12.7	Limitation on Responsibilities of Agent	~~133~~145
12.8	Successor Agent and Co-Agents	~~133~~145
12.9	Acknowledgments of Lenders and Secured Parties	~~134~~146
12.10	Remittance of Payments and Collections	~~135~~147
12.11	Individual Capacities	~~136~~148
12.12	Titles	~~136~~148
12.13	Bank Product Providers	~~136~~148
12.14	No Third Party Beneficiaries	~~136~~148
12.15	Lender Representations and Warranties	~~136~~148

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	~~138~~150

13.1	Successors and Assigns	~~138~~150
13.2	Participations	~~138~~150
13.3	Assignments	~~139~~151
13.4	Replacement of Certain Lenders	~~140~~152
13.5	Assignments/Participations with Respect to Securities Laws	~~141~~153

SECTION 14.	MISCELLANEOUS	~~141~~153

14.1	Consents, Amendments and Waivers	~~141~~153
14.2	Indemnity	~~142~~154
14.3	Notices and Communications	~~143~~154
14.4	[Reserved]	~~145~~157
14.5	Credit Inquiries	~~145~~157
14.6	Severability	~~145~~157
14.7	Cumulative Effect; Conflict of Terms	~~146~~157
14.8	Counterparts; Electronic Execution	~~146~~158
14.9	Entire Agreement	~~147~~158
14.10	Relationship with Lenders	~~147~~159
14.11	No Advisory or Fiduciary Responsibility	~~147~~159
14.12	Confidentiality	~~147~~159
14.13	Intentionally Omitted	~~148~~160
14.14	GOVERNING LAW	~~148~~160
14.15	Consent to Forum; Bail-In of Affected Financial Institutions	~~148~~160
14.16	Waivers by Borrowers	~~149~~161
14.17	Patriot Act/Beneficial Ownership Regulation Notice	~~149~~161
14.18	NO ORAL AGREEMENT	~~150~~162
14.19	Existing Loan Agreement, No Novation	~~150~~162

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(continued)

Page

14.20	ABL Intercreditor Agreement	~~150~~162
14.21	ABS Intercreditor Agreement	~~150~~162
14.22	Acknowledgement Regarding Any Supported QFCs	~~150~~162

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LIST OF EXHIBITS AND SCHEDULES

Exhibits to Fifth Amended and Restated Loan and Security Agreement

Exhibit A	Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice
Exhibit D	Compliance Certificate
Exhibit E	Interim DIP Order

Schedules to Fifth Amended and Restated Loan and Security Agreement

Schedule 1.1	Revolver Commitments of Lenders
Schedule 1.1(c)	CARES Act Tax Refund Claim
Schedule 1.1E(1)	Existing Bank Products
Schedule 1.1E(2)	Existing Letters of Credit
Schedule 1.1(g)	Badcock Securitization Arrangements
Schedule 7.1(j)	Equity Interests
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Credit Card Agreements
Schedule 8.7.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Names and Companies
Schedule 9.1.6	Title to Properties
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.16	Litigation
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Restricted Investments
Schedule 10.2.17	Affiliate Transactions

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THIS FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of March 29, 2021, by and among CONN’S, INC., a Delaware corporation, as parent and guarantor (“Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), and CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”), and W.S. BADCOCK LLC, a Florida limited liability company (“Badcock”, and together with CAI, CCI and CCCI, each, a “Borrower” and collectively, the “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and JPMORGAN CHASE BANK, N.A., a national banking association (“JPM”), as successor to Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

WHEREAS, Borrowers, Agent and various lenders originally entered into that certain Loan and Security Agreement, dated as of August 14, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Original Loan Agreement”) and certain other loan documents relating to the same.

WHEREAS, Borrowers, Agent and various lenders amended and restated the Original Loan Agreement in its entirety and entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 30, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Amended and Restated Loan Agreement”) and certain other loan documents relating to the same.

WHEREAS, Borrowers, Agent and various lenders amended and restated the First Amended and Restated Loan Agreement in its entirety and entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of September 26, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Loan Agreement”) and certain other loan documents relating to the same.

WHEREAS, Borrowers, Agent and various lenders, amended and restated the Second Amended and Restated Loan Agreement in its entirety and entered into that certain Third Amended and Restated Loan and Security Agreement, dated as of October 30, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Third Amended and Restated Loan Agreement”) and certain other loan documents relating to the same.

WHEREAS, Borrowers, Agent and various lenders, amended and restated the Third Amended and Restated Loan Agreement in its entirety and entered into that certain Fourth Amended and Restated Loan and Security Agreement, dated as of May 23, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Fourth Amended and Restated Loan Agreement”; and the Fourth Amended and Restated Loan Agreement, together with the Original Loan Agreement, First Amended and Restated Loan Agreement, Second Amended and Restated Loan Agreement and Third Amended and Restated Loan Agreement, the “Existing Loan Agreement”) and certain other loan documents relating to the same.

WHEREAS, Borrowers have requested that Agent and Lenders amend and restate the Existing Loan Agreement in its entirety to, among other things, make available to Borrowers a revolving line of credit for loans and letters of credit, which extensions of credit Borrowers will use for the purposes permitted hereunder.

WHEREAS, Agent and Lenders have agreed to amend and restate the Existing Loan Agreement in its entirety in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree to amend and restate the Existing Loan Agreement as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

~~13-Week Forecast: as defined in Section 10.1.16(a)~~.

ABL Intercreditor Agreement: that certain Intercreditor Agreement, dated as of the Amendment No. 3 Effective Date, among JPMorgan Chase Bank, N.A. and BRF Finance Co., LLC and acknowledged and agreed by Parent, CAI, CCI, CCCI, Badcock and each of Parent’s Subsidiaries that are signatories thereto from time to time.

ABS Contract Portfolio: portfolio of Contracts subject to the Existing Securitization Facility and any other Permitted ABS Transaction.

ABS Excluded Leverage Ratio: the ratio, determined as of the end of any Fiscal Quarter for Parent and its Subsidiaries, on a consolidated basis, of (a) the result of (x) all items that would be included as liabilities on a balance sheet in accordance with GAAP (but excluding, for avoidance of doubt, any lease which is not treated as a Capital Lease in accordance with the definition of “Capital Lease”, which exclusion shall be made by reducing the amount of such liabilities on the balance sheet by an amount equal to the remainder of (1) the sum of current and long term “operating leases” minus (2) deferred rent ) as of the last day of such Fiscal Quarter (excluding Debt resulting from the Existing Securitization Facility and any other Permitted ABS Transaction), minus (y) Qualified Cash as of such date of measurement, to (b) Tangible Net Worth as of the last day of such Fiscal Quarter.

ABS Qualified Cash: as of any date of determination, the aggregate amount of cash of Parent and its Subsidiaries that is restricted pursuant to the Existing Securitization Facility or any other Permitted ABS Transaction as required under the applicable documents setting forth the terms of the Existing Securitization Facility or any other Permitted ABS Transaction.

Acquisition: a transaction or series of transactions resulting in (a) the acquisition of a business, division or substantially all assets of a Person; (b) the acquisition of record or beneficial ownership of 50% or more of the Equity Interests of a Person (including, in any event, any Investment in (x) any Subsidiary which increases Parent’s interest, directly or indirectly, in such Subsidiary or (y) any joint venture for the purpose of increasing Parent’s interest (directly or indirectly) in such joint venture); or (c) the merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Adjusted Daily Simple SOFR: an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement

Adjusted Tangible Assets: all assets of Parent and Borrowers on a consolidated basis, except (a) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) assets constituting intercompany Accounts; (c) assets located and notes and receivables due from obligors domiciled outside the United States of America or Canada; and (d) fixed assets to the extent of any write-up in the book value thereof.

Adjusted Term SOFR Rate: for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

Administrative Questionnaire: an Administrative Questionnaire in a form supplied by Agent.

Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the specified Person; provided, that, subject to Section 10.2.17, none of Franchise Group Newco BHF, LLC, Freedom VCM Interco Holdings, Inc., any dealers or any of their respective affiliates shall be an Affiliate of Parent or any of its Subsidiaries.

Agent: as defined in the ~~P~~preamble to this Agreement.

Agent Indemnitees: Agent and its Affiliates and its and their respective officers, directors, employees, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants (including, for the avoidance of doubt, FTI Consulting, Inc. or one of its Affiliates), and other professionals and experts retained by Agent.

Agreement: as defined in the ~~P~~preamble to this Agreement.

Allocable Amount: as defined in Section 5.11.3(b).

Amendment No. 1: that certain Amendment No. 1 to Fifth Amended and Restated Loan Agreement, dated as of November 21, 2022, by and among Parent, the Borrowers, the other Obligors party thereto, Agent and the Lenders party thereto.

Amendment No. 1 Effective Date: as defined in Amendment No. 1.

Amendment No. 2: that certain Amendment No. 2 to Fifth Amended and Restated Loan Agreement, dated as of February 21, 2023, by and among Parent, the Borrowers, the other Obligors party thereto, Agent and the Lenders party thereto.

Amendment No. 2 Effective Date: as defined in Amendment No. 2.

Amendment No. 3: that certain Amendment No. 3 to Fifth Amended and Restated Loan Agreement, dated as of December 18, 2023, by and among Parent, the Borrowers (including Badcock), the other Obligors party thereto, Agent and the Lenders party thereto.

Amendment No. 3 Effective Date: as defined in Amendment No. 3.

Amendment No. 4: that certain Amendment No. 4 to Fifth Amended and Restated Loan Agreement, dated as of July 9, 2024, by and among Parent, the Borrowers, the other Obligors party thereto, Agent and the Lenders party thereto.

Amendment No. 4 Consenting Class: (a) when used with respect to the Lenders, refers to the Lenders party to Amendment No. 4 and (b) when used with respect to Revolver Commitments, Revolver Loans, LC Obligations or Borrowings, refers to Revolver Commitments, Revolver Loans, LC Obligations and/or Borrowings of such Lenders referred to in clause (a).

Amendment No. 4 Effective Date: as defined in Amendment No. 4.

Amendment No. 4 Side Letter: as defined in Amendment No. 4.

Amendment No. 5: that certain Amendment No. 5 to Fifth Amended and Restated Loan Agreement, dated as of July 24, 2024, by and among Parent, the Borrowers, the other Obligors party thereto, Agent and the Lenders party thereto.

Amendment No. 5 Effective Date: as defined in Amendment No. 5.

Ancillary Document: as defined in Section 14.8.2.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and binding governmental guidelines applicable to the Person or matter in question, including all applicable statutory law, common law and equitable principles, as well as applicable provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities and all Consumer Finance Laws.

Applicable Margin: with respect to the DIP Loans, (x) 4.75% for Term Benchmark or RFR Revolver Loans and (y) 3.75% for Base Rate Loans.

~~Applicable Margin:~~

~~(a) with respect to Revolving Loans made by Lenders included in the Amendment No. 4 Consenting Class, the margin set forth in the chart below, as determined by reference to the Leverage Ratio for the most recently ended Fiscal Quarter:~~

~~Level~~	~~Leverage Ratio~~	~~Base Rate Loans~~		~~Term Benchmark or RFR Revolver Loans~~
~~1~~	~~< 2.25x~~	~~3.00~~	%	~~4.00~~	%
~~2~~	~~> 2.25 < 3.00x~~	~~3.25~~	%	~~4.25~~	%
~~3~~	~~> 3.00x < 3.75x~~	~~3.50~~	%	~~4.50~~	%
~~4~~	~~> 3.75x~~	~~3.75~~	%	~~4.75~~	%

~~Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective on the first day of the calendar month following Agent’s receipt of the financial statements pursuant to Section 10.1.2(a)(i), (a)(ii) or (b), as applicable, and Compliance Certificate pursuant to Section 10.1.2(d) with respect thereto. If any financial statement or Compliance Certificate has not been delivered within the time periods specified herein, then the Applicable Margin shall be determined as if Level 4 were applicable, from such day until the first~~

~~day of the calendar month following the date Borrower delivers such financial statements and the related Compliance Certificate. For the avoidance of doubt, the Applicable Margin set forth in clause (a) above shall apply only on and after the Amendment No. 4 Effective Date; provided that the Applicable Margin shall be as set forth in Level 4 until the first day of the calendar month following Agent’s receipt of the financial statements and Compliance Certificate for the Fiscal Quarter ending July 31, 2024; and~~

~~(b) prior to the Amendment No. 4 Effective Date and from and after the Amendment No. 4 Effective Date with respect to Revolving Loans made by Lenders not included in the Amendment No. 4 Consenting Class, if any, the margin set forth in the chart below, as determined by reference to the Leverage Ratio for the most recently ended Fiscal Quarter:~~

~~Level~~	~~Leverage Ratio~~	~~Base Rate Loans~~		~~Term Benchmark or RFR Revolver Loans~~
~~1~~	~~< 2.25x~~	~~2.00~~	%	~~3.00~~	%
~~2~~	~~> 2.25 < 3.00x~~	~~2.25~~	%	~~3.25~~	%
~~3~~	~~> 3.00x < 3.75x~~	~~2.50~~	%	~~3.50~~	%
~~4~~	~~> 3.75x~~	~~2.75~~	%	~~3.75~~	%

~~Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective on the first day of the calendar month following Agent’s receipt of the financial statements pursuant to Section 10.1.2(a)(i), (a)(ii) or (b), as applicable, and Compliance Certificate pursuant to Section 10.1.2(d) with respect thereto. If any financial statement or Compliance Certificate has not been delivered within the time periods specified herein, then the Applicable Margin shall be determined as if Level 4 were applicable, from such day until the first day of the calendar month following the date Borrower delivers such financial statements and the related Compliance Certificate. For the avoidance of doubt, the Applicable Margin set forth above shall apply only on and after the Amendment No. 3 Effective Date; provided that the Applicable Margin shall be as set forth in Level 3 until the first day of the calendar month following Agent’s receipt of the financial statements and Compliance Certificate for the Fiscal Quarter ending July 31, 2024.~~

~~Approved 13-Week Forecast: has the meaning assigned to such term in Amendment No. 3.~~

Approved Electronic Platform: as defined in Section 14.3.3.

Approved Fund: any entity that is owned or Controlled by a Lender or Affiliate of a Lender, and is engaged in making or investing in commercial loans in its ordinary course of activities.

Arrangers: means, collectively, JPM, MUFG Bank, LTD. and Regions Capital Markets, a division of Regions Bank, in their capacities as joint lead arrangers and joint bookrunners.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B or otherwise satisfactory to Agent and, to the extent the Borrowers’ consent in respect of the applicable assignment is necessary, the Borrower Agent.

Available Tenor: as of any date of determination and with respect to the then-current Benchmark (or component thereof), as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.6.

Availability: the Borrowing Base minus Revolver Usage.

Badcock: as defined in the ~~P~~preamble to this Agreement.

Badcock Acquisition Agreement: that certain Investment Agreement, dated as of December 18, 2023 by and among, inter alios, Parent, as the purchaser, and Franchise Group Newco BHF, LLC and Franchise Group, Inc., as the sellers whereby Parent will acquire, directly or indirectly, all of the issued and outstanding units representing limited liability company interests in Badcock from Franchise Group Newco BHF, LLC.

Badcock Availability Reserve: the sum of (without duplication when taken into account with the CAI Availability Reserve or the CCI Availability Reserve, the Contract Advance Rate Amount, the Inventory Formula Amount or any of their respective component definitions) (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the Sales Tax Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral to the extent included in the Badcock Borrowing Base that are senior to Agent’s Liens (but imposition of any such reserve shall not cure an Event of Default, if any, arising therefrom); (f) in the case of a failure of the Dealer Collateral Access Requirements, reserves covering amounts owed to dealers and impairment of Inventory held at dealer locations; and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided that the Obligors shall have a period of 45 days (or such longer period as may be agreed in writing by Agent acting in its reasonable discretion) to satisfy the Dealer Collateral Access Requirements in respect of any Inventory (including Eligible Inventory and Eligible In-Transit Inventory) of Badcock held with dealers prior to the Agent implementing any reserve in respect of the Badcock Borrowing Base.

Badcock Borrowing Base: the Contract Advance Rate Amount applicable to Badcock (without duplication when taken into account with the Contract Advance Rate Amount applicable to each of CAI and CCI) plus the Inventory Formula Amount applicable to Badcock (without duplication when taken into account with the Inventory Formula Amount applicable to CAI) plus the Credit Card Account Formula Amount (without duplication when taken into account with the Credit Card Account Formula Amount applicable to CAI) minus any Badcock Availability Reserve.

Badcock Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans under the Badcock Borrowing Base; plus (b) the aggregate Stated Amount of outstanding Letters of Credit under the Badcock Borrowing Base, except to the extent Cash Collateralized.

Badcock Manual Sweeping Accounts: the Deposit Accounts maintained by Badcock that are identified to Agent as “Manual Sweeping Accounts” on or after the Amendment No. 3 Effective Date, together with any such replacements or additional accounts of Badcock.

Badcock Store Accounts: as defined in Section 8.5.2.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bank Product: any of the following products or services extended to Parent, a Borrower or any Subsidiary (other than any Securitization Subsidiary) of a Borrower: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services other than Letters of Credit, including the Existing Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion with respect to Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Bankruptcy Court: the United States Bankruptcy Court for the Southern District of Texas.

Base Rate: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.6 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.6(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Benchmark: initially, with respect to any (a) RFR Revolver Loan, the Daily Simple SOFR or (b) Term Benchmark Revolver Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.6.

Benchmark Replacement: for any Available Tenor, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by Agent and the Borrower Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Adjustment: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and the Borrower Agent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities in the United States at such time.

Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement and/or any Term Benchmark Revolver Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides, in consultation with the Borrower Agent, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as Agent decides, in consultation with the Borrower Agent, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Benchmark Replacement Date: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Unavailability Period: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6.

Beneficial Ownership Certification: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Benefit Plan: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

Bidding Procedures Motion: the Debtors’ motion for entry of the Bidding Procedures Order.

Bidding Procedures Order: as defined in Section 10.1.19(g).

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt of the type set forth in clause (a) of the definition of Debt; (b) Capital Leases; (c) Letter of Credit reimbursement obligations; and (d) Debt of the type set forth in clause (b) of the definition of Debt in respect of Debt described in clauses (a), (b) and (c) of this definition of Borrowed Money, in each case other than obligations owing to any Flooring Lender.

Borrower: as defined in the ~~P~~preamble to this Agreement.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowing: a group of Revolver Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

~~Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments or (b) the sum of (i) the CCI Borrowing Base plus (ii) the CAI Borrowing Base plus (iii) the Badcock Borrowing Base minus (iv) the Term Loan Push-Down Reserve; provided that (x) on the Amendment No. 3 Effective Date, the CCI Borrowing Base and the CAI Borrowing Base shall be based on the component parts thereof as of October 31, 2023 (as updated weekly through and including December 16, 2023) and (y) on and after the Amendment No. 3 Effective Date and until delivery of the First Updated Badcock Report, the Badcock Borrowing Base will be based on the component parts of the Badcock Borrowing Base as of November 30, 2023. Notwithstanding anything to the contrary contained herein, all representations and warranties with respect to the Badcock Borrowing Base (or any component part thereof) and all Borrowing Base Reports in respect thereof shall be deemed true, correct and complete, and all covenants and agreements with respect to the Badcock Borrowing Base (or any component part thereof) and all Borrowing Base Reports in respect thereof shall be satisfied, from and after the Amendment No. 3 Effective Date to and until the First Updated Badcock Report.~~

~~Notwithstanding anything to the contrary in this Agreement, (a) no Reserves shall be established or increased except upon not less than three (3) Business Days’ (or shorter period as agreed to by Borrower Agent) prior written notice to Borrower Agent, which notice shall include a reasonably detailed description of such Reserve being established (during which period (i) Agent shall, if requested, discuss any such Reserve or increase with Borrower Agent and (ii) Borrower Agent may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or increase thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser increase thereto, in a manner and to the extent reasonably satisfactory to Agent), (b) the amount of any Reserve established by Agent, and any increase in the amount of any Reserve, shall have a reasonable~~

~~relationship to the event, condition or other matter that is the basis for such Reserve or such increase and (c) no Reserves established against all or any portion of the Borrowing Base shall be duplicative with any other Reserve then applicable to the Borrowing Base. Notwithstanding clause (a) of the preceding sentence, (i) changes to the Reserves solely for purposes of correcting mathematical or clerical errors shall not be subject to such notice period; (ii) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized shall not be subject to such notice period; (iii) no Default or Event of Default shall be deemed to result from the imposition of any Reserve for a period of three (3) Business Days (or shorter period as agreed to by Borrower Agent) following notice to Borrower Agent; (iii) the imposition of the Term Loan Push-Down Reserve shall not be subject to such notice period; and (iv) Borrowers shall not request any Revolver Loans or Letters of Credit and Agent, Lenders and Issuing Bank shall not be required to fund any Revolver Loan or issue any Letters of Credit hereunder during such period of three (3) Business Days (or shorter period as agreed to by Borrower Agent).~~

Borrowing Base ~~Condition~~: as defined in ~~Section 8.1~~the Prepetition Loan Agreement.

Borrowing Base Report: a report of the Borrowing Base by Borrowers, in form satisfactory to Agent.

Business Day: means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Houston, Texas; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Revolver Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Revolver Loan, or any other dealings of such RFR Revolver Loan and (b) in relation to Revolver Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Revolver Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Revolver Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

CAI: as defined in the ~~P~~preamble to this Agreement.

CAI Availability Reserve: the sum of (without duplication when taken into account with the CCI Availability Reserve or Badcock Availability Reserve, the Credit Card Account Formula Amount, the Inventory Formula Amount, the Contract Advance Rate Amount or any of their respective component definitions) (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the Sales Tax Reserve; (e) the Gift Card Reserve; (f) the Customer Deposit Reserve; (g) the aggregate amount of liabilities secured by Liens upon Collateral to the extent included in the CAI Borrowing Base that are senior to Agent’s Liens (but imposition of any such reserve shall not cure an Event of Default, if any, arising therefrom); and (h) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

CAI Borrowing Base: the sum of the Credit Card Account Formula Amount applicable to CAI (without duplication when taken into account with the Credit Card Account Formula Amount applicable to Badcock), plus the Inventory Formula Amount applicable to CAI, plus the Contract Advance Rate Amount applicable to CAI (without duplication when taken into account with the Contract Advance Rate Amount applicable to CCI), minus any CAI Availability Reserve.

CAIC: CAI Credit Insurance Agency, Inc., a Louisiana corporation.

CAIH: CAI Holding, LLC, a Delaware limited liability company.

CAI Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans under the CAI Borrowing Base; plus (b) the aggregate Stated Amount of outstanding Letters of Credit under the CAI Borrowing Base, except to the extent Cash Collateralized.

Capital Expenditures: for any period of calculation with respect to Parent and its Subsidiaries, the aggregate of all expenditures incurred by Parent and its Subsidiaries during such period that, in accordance with GAAP, are required to be classified as capital expenditures, including Capital Leases incurred; provided that the following items shall be excluded:

(a) the purchase price of fixed or capital assets made with the proceeds of any combination of (A) used or surplus fixed or capital assets traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus fixed or capital assets;

(b) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;

(c) the purchase price of assets that are purchased simultaneously with the trade-in of existing assets to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such property for the property being traded in at such time;

(d) the purchase price of property, plant or equipment or software in an amount equal to the identifiable proceeds of Asset Dispositions of fixed or capital assets;

(e) expenditures that are accounted for as capital expenditures by Parent and its Subsidiaries that are actually paid for, or reimbursed to Parent and its Subsidiaries in cash or cash equivalents, by a Person other than Parent and its Subsidiaries;

(f) expenditures to the extent constituting any portion of an Acquisition (or Investment permitted hereunder);

(g) any capitalized interest expense reflected on a consolidated balance sheet of Parent and its Subsidiaries;

(h) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than Parent and its Subsidiaries during the same Fiscal Year in which such expenditures were made pursuant to a sale-leaseback transaction to the extent of the cash proceeds received by Parent and its Subsidiaries pursuant to such sale-leaseback transaction; or

(i) expenditures financed with the proceeds of an issuance of Equity Interests of Parent so long as the proceeds of such issuance are received within 60 days of the applicable expenditure.

Capital Lease: any lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding anything to the contrary contained herein, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on

December 31, 2018, such lease shall not be considered a capital lease for purposes of any financial ratios, covenants and similar calculations and deliverables (other than, for the avoidance of doubt, financial statements, which shall be prepared in accordance with GAAP as in effect from time to time) under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (and, for the avoidance of doubt, such adjustment shall be effected as set forth in the definitions of ABS Excluded Leverage Ratio and Leverage Ratio in the manner set forth therein).

Capital Lease Obligations: the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

CARES Act Tax Refund Claim: at any time of determination, the aggregate amount of refund claims of one or more of the Obligors resulting from (a) the application of 2020 Fiscal Year tax credits and net operating loss carrybacks to the taxable years ending January 31 of 2014, 2015, 2016, and/or 2019 as permitted pursuant to the Code and any similar rule of state or local law and (b) any claims for refunds of alternative minimum tax related to such net operating loss carrybacks, in each case, as further described on Schedule 1.1(c).

CARES Act Tax Refund Proceeds: cash proceeds actually received by any Obligor or any Affiliate thereof in respect of the CARES Act Tax Refund Claim.

Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds earned thereon.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to any Class of LC Obligations, (i) if prior to the Revolver Commitment Termination Date in respect of such Class, 100% of the aggregate LC Obligations of such Class and (ii) if on or after the Revolver Commitment Termination Date in respect of such Class, 102% of the aggregate LC Obligations (unless, with respect to the LC Obligations of the Non-Extending Class, the continuing Lenders have purchased participations in the LC Obligations of such Class in accordance with Section 2.3.3); (b) with respect to the Fronting Exposure of any Defaulting Lender (other than LC Obligations), 100% of the aggregate Fronting Exposure of such Defaulting Lender; and (c) in the case of Section 5.2, 100% of the outstanding LC Obligations. “Cash Collateralization” ~~has~~and “Cash Collateralized” have a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 24 months of the date of acquisition, and overnight bank deposits, in each case which are issued by JPM or a commercial bank organized under the laws of the United States or any state or district thereof, rated A 1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by JPM or rated A 1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within 24 months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Motion: the Debtors’ Emergency Motion for Entry of Interim and Final Orders authorizing, among other things, the Debtors to continue to operate their cash management system and maintain existing bank accounts and continue to perform intercompany transactions.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Cash Recovery Percent: the percent, calculated as of the end of the last day of each month, equal to the amount determined by dividing (a) the actual Gross Cash Collections received by Borrowers from payments made by Contract Debtors during the previous three (3) months by (b) the sum of the Gross Contract Payments outstanding as of the beginning of the first day of each of the previous three (3) months. The Cash Recovery Percent shall be calculated based on the Managed Contract Portfolio; provided, however, that if for a period of 18 months after the closing of any Permitted ABS Transaction that is not a “revolving” transaction entered into after the Closing Date at least 85% of the value of all Contracts of Borrowers that are eligible to be included in such Permitted ABS Transaction as of any Cut-Off Date of such Permitted ABS Transaction are not transferred to such Permitted ABS Transaction, then the Cash Recovery Percent shall be determined based on the lower of (i) the Cash Recovery Percent determined based on the Owned Contract Portfolio, and (ii) the Cash Recovery Percent determined based on the Managed Contract Portfolio.

CCCI: as defined in the ~~P~~preamble to this Agreement.

CCI: as defined in the ~~P~~preamble to this Agreement.

CCI Availability Reserve: the sum of (without duplication when taken into account with the CAI Availability Reserve or the Badcock Availability Reserve, the Contract Advance Rate Amount or any of their respective component definitions) (a) the Rent and Charges Reserve; (b) the Bank Product Reserve; (c) the Sales Tax Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral to the extent included in the CCI Borrowing Base that are senior to Agent’s Liens (but imposition of any such reserve shall not cure an Event of Default, if any, arising therefrom); and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

CCI Borrowing Base: the Contract Advance Rate Amount applicable to CCI (without duplication when taken into account with the Contract Advance Rate Amount applicable to CAI) minus any CCI Availability Reserve.

CCI Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans under the CCI Borrowing Base; plus (b) the aggregate Stated Amount of outstanding Letters of Credit under the CCI Borrowing Base, except to the extent Cash Collateralized.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of Equity Interests of Parent representing aggregate voting power for the election of directors of Parent (without regard to the happening of any contingency) representing more than the greater of (i) 40% of such Equity Interests and (ii) the percentage of such Equity Interests owned by the Permitted Holders; (b) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in CAI; (c) CAI ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of CCI, CCCI or Badcock; (d) Persons who were (i) directors of Parent on the Closing Date, (ii) nominated, appointed or approved for consideration for election by the board of directors of Parent or (iii) appointed or elected by directors who were directors of Parent on the Closing Date or were nominated, appointed, or approved as provided in clause (ii) above, cease to occupy a majority of the seats (excluding vacant seats) on the board of directors of Parent; or (e) all or substantially all of a Borrower’s assets are sold or transferred, other than as permitted pursuant to Section 10.2.9; provided that in no event shall Franchise Group Newco BHF, LLC, Freedom VCM Interco Holdings, Inc., each of their respective Affiliates or any a “group” (within the meaning of Section 13(d) and 14(d) of the Securities Act of 1934) including any of the foregoing acquire direct or indirect beneficial ownership of Equity Interests of Parent representing aggregate voting power for the election of directors of Parent (without regard to the happening of any contingency) representing more than 49% of such Equity Interests.

Chapter 11 Cases: as defined in Amendment No. 5.

Chapter 11 Milestones: means the milestones set forth on Schedule 3 of the Interim DIP Order, in each case, as may be waived or extended by the Agent (with the consent of the Required DIP Lenders), including by email.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of one lead firm of counsel to Agent and, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent and, in the case of an actual or potential conflict of interest, one (1) additional firm of lead counsel to all affected Indemnitees, taken as a whole and, in each case, without duplication of attorneys’ fees and expenses included in the definition of Claims)) at any time (including after Full Payment of the Obligations, or replacement of Agent, or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, including the payment of principal, interest and fees, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) the exercise of any rights or remedies under any Loan Documents or Applicable Law, (e) the failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto, or (f) failure by any Obligor (directly or indirectly), Credit and Collection Guideline, Contract or Third Party Contract to comply with or otherwise satisfy any Consumer Finance Law in any respect.

Class: (a) when used with respect to Revolver Commitments, refers to whether such Revolver Commitments are Revolver Commitments sharing a common Revolver Termination Date~~,~~ and (b) when used with respect to Revolver Loans, LC Obligations or Borrowings, refers to whether such Revolver Loans, LC Obligations or Borrowings are Revolver Loans or Borrowings sharing a common Revolver Termination Date ~~and (c) when used with respect to the Applicable Margin to be applied to Revolver Loans, refers to whether such Revolver Loans are made by Lenders included in the Amendment No. 4 Consenting Class~~.

Class C Retained Notes: any (a) series of “Class C” notes issued, pursuant to a Permitted ABS Transaction, by a Securitization Subsidiary in favor of another Securitization Subsidiary (the “Purchasing Securitization Subsidiary”) which shall (i) be subsequently transferred, through a contribution, dividend, distribution or otherwise, by such Purchasing Securitization Subsidiary to an Obligor (with no requirement for any cash consideration to be paid by such Obligor for such Class C Retained Notes, except to the extent any cash consideration is contemporaneously redistributed or contributed to such Obligor upon the payment of such cash consideration), (ii) have not been further subsequently sold or otherwise transferred by such Obligor to any other Person (other than an Obligor), and (iii) represent Debt of the issuing Securitization Subsidiary pursuant to the terms of the applicable Permitted ABS Transaction or (b) other note constituting a “Class C Retained Note” under the Term Loan Agreement.

Class R Retained Notes: any series of “Class R” notes issued, pursuant to a Permitted ABS Transaction, by a Securitization Subsidiary in favor of a Purchasing Securitization Subsidiary which represent equity interests of the issuing Securitization Subsidiary pursuant to the terms of the applicable Permitted ABS Transaction.

CLL: Conn Lending, LLC, a Delaware limited liability company.

Closing Date: as defined in Section 6.1.

CME Term SOFR Administrator: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations; provided that “Collateral” shall not include any Excluded Collateral.

Collateral Adjustment Percentage: calculated as of the first day of each month, the sum of the Past Due Percent and the Net Charge-Off Percent. The Collateral Adjustment Percentage shall be calculated based on the higher of (x) the Collateral Adjustment Percentage determined based on the Owned Contract Portfolio, and (y) the Collateral Adjustment Percentage determined based on the Managed Contract Portfolio.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate in the form of Exhibit D in which Borrowers certify compliance with Sections 10.2.3 and 10.3 and calculate the applicable level for the Applicable Margin.

Confidential Information: as defined in Section 10.1.1(c).

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Cash Balance: the sum of the cash and Cash Equivalents of the Parent, Borrowers and their Subsidiaries (other than a Securitization Subsidiary) in the aggregate among all such Persons.

Consumer Finance Laws: all laws, rules, regulations, and binding governmental guidelines of any kind relating to the extension, securing or administration of consumer credit, whether relating to secured or unsecured credit, real or personal security, advertising, solicitation, marketing, underwriting, origination, documentation, brokering, purchase, assignment, administration, servicing, collection or other activities relating thereto, in each case applicable to the Person, including any of the foregoing relating to consumer protection, usury, privacy, discriminatory or predatory practices, or unfair, deceptive or abusive acts or practices, and specifically including the Federal Consumer Credit Protection Act, Federal Fair Credit Reporting Act, Fair and Accurate Credit Transactions Act, Equal Credit Opportunity Act, Fair Debt Collections Practices Act, Real Estate Settlement Procedures Act, Magnuson-Moss Warranty Act, Servicemember’s Civil Relief Act, Gramm-Leach-Bliley Act, Dodd-Frank Wall Street Reform and Consumer Protection Act, Federal Trade Commission Act, Consumer Financial Protection Bureau Regulations B, M, N, O P, V, X and Z, and Federal Reserve Board Regulations B and Z.

Contingent Obligation: any obligation of a Person (without duplication) guaranteeing or having the economic effect of guaranteeing any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any transaction permitted or not restricted by this Agreement (other than such obligations with respect to Debt). The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Contract Advance Rate Amount: the lesser of clauses (a) and (b) set forth below:

(a) 80% of Net Eligible Contract Payments; provided, that such percentage shall be subject to reduction as of the first day of each month, based on the then existing Collateral Adjustment Percentage and Cash Recovery Percent (whichever results in a lower percentage), as follows:

(i) the percentage above shall be reduced by 1% for each whole percentage or fraction thereof that the Collateral Adjustment Percentage exceeds 22%; and

(ii) the percentage above shall be reduced by 1% for each incremental range of the Cash Recovery Percent, beginning with 4.79%, as illustrated by the table set forth below:

Cash Recovery Percent	Contract Advance Rate Amount
Less than or equal to 4.79% but greater than 4.74%	79% of Net Eligible Contract Payments
Less than or equal to 4.74% but greater than 4.69%	78% of Net Eligible Contract Payments
Less than or equal to 4.69% but greater than 4.64%	77% of Net Eligible Contract Payments
Less than or equal to 4.64% but greater than 4.59%	76% of Net Eligible Contract Payments
Less than or equal to 4.59% but greater than 4.54%	75% of Net Eligible Contract Payments
Less than or equal to 4.54% but greater than 4.49%	74% of Net Eligible Contract Payments
Less than or equal to 4.49% but greater than 4.44%	73% of Net Eligible Contract Payments
Less than or equal to 4.44% but greater than 4.39%	72% of Net Eligible Contract Payments
Less than or equal to 4.39% but greater than 4.34%	71% of Net Eligible Contract Payments
Less than or equal to 4.34% but greater than 4.29%	70% of Net Eligible Contract Payments
Less than or equal to 4.29% but greater than 4.25%	69% of Net Eligible Contract Payments
The Cash Recovery Percent table shall continue to be reduced in exact increments as set forth above	The Contract Advance Rate Amount table shall continue to be reduced by 1% for each incremental reduction of the Cash Recovery Percent

(b) 80% of the net fair market value of the Owned Contract Portfolio as set forth in the most recent appraisal of the Owned Contract Portfolio performed by an appraiser approved by and on terms reasonably satisfactory to Agent.

Notwithstanding the above, the portion of the Contract Advance Rate Amount supported by Eligible Revolving Contracts shall at no time exceed 10% of the CCI Borrowing Base.

Contract Debtor: each Person who is obligated to a Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

Contracts: all of each Borrower’s now owned and hereafter acquired loan agreements, accounts, revolving credit agreements, retail installment sale contracts, consumer loans, Instruments, notes, documents, chattel paper, and all other forms of obligations owing to such Borrower, including any collateral for any of the foregoing, including all rights under any and all security documents and merchandise returned to or repossessed by such Borrower, in each case excluding any Third Party Contract.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

Corresponding Tenor: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

Covenant Relief Period: the period commencing on the Amendment No. 1 Effective Date and ending on the date on which the Borrowers deliver financial statements and a Compliance Certificate in accordance with the relevant provisions of Section 10.1.2(b) and 10.1.2(d) demonstrating compliance with Sections 10.3.1, 10.3.2, 10.3.3, 10.3.4 (if applicable) and 10.3.5 as of the end of the Fiscal Quarter ending April 30, 2025.

Credit and Collection Guidelines: as the context requires, the guidelines applicable to the (a) Borrowers (other than Badcock) or (b) Badcock, in each case, which state the credit criteria used by such Borrower in extending credit to Contract Debtors and the collection criteria used by such Borrower in collection of amounts due from Contract Debtors.

Credit Card Account: Accounts and all Payment Intangibles together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Borrower resulting from charges by a retail customer of a Borrower on credit or debit cards in connection with the sale of goods by a Borrower, or services performed by a Borrower, in each case in the Ordinary Course of Business.

Credit Card Account Formula Amount: 90% of the Value of Eligible Credit Card Accounts.

Credit Card Agreements: with respect to each Borrower, all agreements now or hereafter entered into by such Borrower with any Credit Card Issuer or any Credit Card Processor.

Credit Card Issuers: any Person (other than a Borrower) who issues or whose members issue credit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards approved by Agent in its Permitted Discretion.

Credit Card Processors: with respect to each Borrower, any servicing or processing agent or any financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

Curative Equity: common equity contributions made to Parent which Parent contributes as additional common equity contributions to any Borrower and which is designated “Curative Equity” by Borrower Agent under Section 10.4 at the time it is contributed.

Customer Deposit Reserve: as of any measurement date, a reserve equal to the aggregate amount of deposits paid by the customers of any Borrower for the purchase of goods.

Customs Broker Agreement: an agreement, in form and substance reasonably satisfactory to Agent, among an Obligor, a customs broker or other carrier, Agent and Term Loan Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of Agent and Term Loan Agent, and agrees, upon notice from Agent (or Term Loan Agent, as applicable), to hold and dispose of the subject Inventory and other property solely as directed by Agent (or Term Loan Agent, as applicable).

Cut-Off Date: with respect to any pool of Contracts to be transferred to a Securitization Subsidiary pursuant to a Permitted ABS Transaction on any date, the date specified in the documentation with respect to such pool.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Daily Simple SOFR: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

Dealer Collateral Access Requirements: Badcock (or any other applicable Borrower) has executed and delivered to Agent an agreement between Badcock (or such other applicable Borrower) and a dealer that provides that (i) all Inventory has been provided to such dealer on consignment, (ii) Borrower or its designee (including any person designated as a third party beneficiary of such agreement) may enter onto the premises of such dealer to inspect, remove, sell or otherwise dispose of the Inventory from such premises without interference by, and free of all liens, claims and demands of, such dealer and (iii) any lender who may from time to time be providing financing to such Borrower secured by such Inventory shall be an intended third-party beneficiary of such agreement (and thereby deemed a designee of Borrower); provided that this shall be deemed to be satisfied if both (x) Badcock (or such other applicable Borrower) and the applicable dealer have entered into a dealer agreement that contains language substantially consistent with the provisions above and (y) the applicable Borrower shall have (I) delivered a written notice (which shall include notice by electronic means to the extent permitted by the applicable dealer agreement) to the applicable dealer that such Borrower has irrevocably designated Agent as an express third-party beneficiary of the applicable dealer agreement, that Agent irrevocably has all of the rights of such a beneficiary under such dealer agreement and that such Borrower retains all right, title and interest in and to the Inventory subject to such dealer agreement and (II) provided written evidence (including by electronic means) to Agent of such delivery.

Debt: as to any Person at a particular time, without duplication, all of the following, to the extent included as indebtedness or liabilities (excluding footnotes) in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b) the maximum amount of all Contingent Obligations of such Person in respect of the Debt of any other Person of the type set forth in clauses (a), (c), (d) and (f) of this definition of “Debt” which are monetary obligations once they become primary obligations;

(c) net obligations of such Person under any Hedging Agreement;

(d) all obligations of such Person to pay the deferred purchase price of property (other than (i) trade accounts payable and accrued liabilities, in each case in the Ordinary Course of Business and (ii) earn out obligations until such obligations appear in the liabilities section of the balance sheet and have not been paid within 60 days of the date when due);

(e) Debt of the type set forth in clauses (a), (c), (d) and (f) of this definition of “Debt” (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse but, in the case of limited recourse indebtedness, the amount of such Debt shall be deemed equal to the lesser of the aggregate unpaid amount of such Debt and the fair market value (as reasonably estimated by the Borrower Agent) of the encumbered property;

(f) all obligations of such Person in respect of Capital Leases; and

(g) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock).

For all purposes hereof, (i) the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person and (ii) Debt shall not include (A) amounts owed to Flooring Lenders on account of flooring arrangements paid in the Ordinary Course of Business (B) Permitted Convertible Notes Hedging Agreements, (C) the endorsement of negotiable instruments for collection in the ordinary course of business, (D) prepaid or deferred revenue in the ordinary course of business and (E) any obligations that have been defeased in accordance with the agreements or instruments governing such obligations or where an amount in cash and cash equivalents equal to the aggregate principal amount of such obligations has been deposited with (or pledged for the benefit of) the holders of such obligations (or any trustee or agent acting on their behalf). The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the swap termination value thereof as of such date.

Debtors: as defined in Amendment No. 5.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation under the Loan Documents (including, to the extent permitted by law, interest not paid when due), 2% plus the ~~highest level of interest set forth in the~~ Applicable Margin ~~grid~~.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two (2) Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or generally under other credit facilities, or has made a public statement to that effect; (c) has failed, within three (3) Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its prospective funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate, disavow, disaffirm or otherwise to reject any contracts or agreements made with such Lender.

Deposit Account Control Agreements: the deposit account control agreements executed by each institution maintaining a Deposit Account for a Borrower, in favor of Agent as security for the Obligations; provided that it is understood and agreed that no Deposit Account Control Agreement shall be required for Excluded Accounts.

Designated Jurisdiction: a country or territory that is the target of a Sanction (as of the Amendment No. 3 Effective Date, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine and the non-government controlled Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria).

DIP Arranger: JPMorgan Chase Bank, N.A., in its capacity as sole lead arranger in respect of the DIP Facility.

DIP Budget: the Initial DIP Budget and any subsequent Approved Budget (each, as defined in the DIP Order) approved or deemed approved in accordance with the DIP Order.

DIP Collateral: as defined in the DIP Order.

DIP Documents: as defined in the DIP Order.

DIP Facility: the New Money DIP Commitments, the DIP Loans made pursuant thereto, the Non-Cash DIP Loans and any Roll-Up Loans made hereunder and pursuant to the DIP Order.

DIP Lenders: the Lenders party to Amendment No. 5 and any Person who after the Amendment No. 5 Effective Date becomes a “DIP Lender” pursuant to an Assignment and Acceptance, in each case including any Lending Office of any DIP Lender.

DIP Loans: as defined in Section 2.4.1(c).

DIP Motion: as defined in the DIP Order.

DIP Obligations: all (a) principal of and premium, if any, on the DIP Loans, (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors in respect of the DIP Facility and (c) other Debts, obligations and liabilities of any kind owing by Obligors arising under any Loan Document or the DIP Order in respect of the DIP Facility, in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from a loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including, for the avoidance of doubt, any Roll-Up Loans.

DIP Order: means the Interim DIP Order and the Final DIP Order, individually or collectively as the context requires.

DIP Relief Period: means the period commencing on the Petition Date and ending on the earlier of (x) October 31, 2024 and (y) any termination or acceleration of the DIP Facility or the repayment in full of the DIP Facility.

DIP Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans plus the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized, in each case, under the Prepetition Facility plus (b) the aggregate amount of outstanding New Money DIP Loans and Roll-Up Loans.

DIP Stated Maturity Date: the later of (a) the date falling 90 day after the Petition Date and (b) if agreed by the Required DIP Lenders in writing (which may be via email) in their sole discretion, the date falling 135 days after the Petition Date.

Disqualified Stock: means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Full Payment of the Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the latest Revolver Termination Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrowers or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by any Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

Distribution: (a) any payment of a distribution, interest or dividend on any Equity Interest and (b) any purchase, redemption, or other acquisition or retirement for value of any Equity Interest, excluding any distribution related to equity compensation plans of Parent and its Subsidiaries.

Dollars: lawful money of the United States.

Dominion Accounts: special accounts established by Borrowers at JPM, any Lender or other banks reasonably acceptable to Agent, over which Agent has “springing” exclusive control for withdrawal purposes.

Dominion Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs; (ii) average Availability during any month is less than 10% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve); or (iii) Availability is at any time less than 7.5% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve), and (b) ending on the day on which, during the preceding 60 consecutive days, (x) no Event of Default has existed, (y) average Availability during any month during such period (as reflected in the Loan Account) has at all times been greater than 12.5% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve).

EBITDA: for any period of measurement, determined on a consolidated basis for Parent and its Subsidiaries derived from financial statements prepared in accordance with GAAP, net income, calculated before

(a) interest expense,

(b) provision for taxes, including, without limitation, foreign, federal, state, local, franchise, excise and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations, and including pursuant to any tax sharing arrangements),

(c) depreciation and amortization expense,

(d) stock based compensation,

(e) gains or losses arising from the sale of assets (other than the bulk sale of Contracts) outside the Ordinary Course of Business,

(f) any extraordinary, unusual or non-recurring gains or losses (in each case, to the extent included in determining net income and including any book loss reserve with respect to Contracts),

(g) any non-cash asset write-offs relating to construction in process,

(h) any other non-cash charges, losses or expenses (other than the book loss reserve with respect to Contracts),

(i) [reserved],

(j) [reserved],

(k) any increases in loss reserve resulting solely from a Borrower’s repurchase of Contracts subject to a Permitted ABS Transaction occurring after such Permitted ABS Transaction has been deconsolidated from Parent and its Subsidiaries financial statements prepared in accordance with GAAP,

(l) any gain or loss from the Ordinary Course of Business sale of residual interests of cash flows subject to a Permitted ABS Transaction,

(m) business optimization expenses and restructuring charges and reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs (including future lease commitments) and costs to consolidate facilities and relocate employees); provided that with respect to each business optimization expense or restructuring charge or reserve, Borrower Agent shall have delivered to Agent a certificate of a Senior Officer of Borrower Agent specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or restructuring charge or reserve, as the case may be; provided further that the aggregate amount added back to EBITDA pursuant to this clause (m), in any period shall not exceed 20% of the EBITDA for such period (prior to giving effect to any such add back),

(n) fees, costs and expenses incurred directly in connection with any transaction, including any equity issuance or offering, Investment, acquisition, Asset Disposition, recapitalization or incurrence, repayment, amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extension and refinancing of Debt, including such fees, costs and expenses related to this Agreement, the Term Loan Agreement, the Third Lien Term Loan Agreement, the Blade Acquisition (as defined in Amendment No. 3), any Existing Securitization Facility, any other Permitted ABS Transaction, any Permitted HY Notes, any Permitted Convertible Notes or any Refinancing Debt (in each case, (A) not prohibited under this Agreement and (B) whether or not consummated) during such period,

(o) to the extent reimbursable by third parties pursuant to indemnification provisions, insurance or similar contract, other transaction fees, costs and expenses, provided that Borrower Agent in good faith expects to receive reimbursement for such fees, costs and expenses within the next 4 Fiscal Quarters,

(p) costs of legal settlement, fines, judgments or orders,

(q) any unrealized losses in the fair market value of any Hedging Agreements,

(r) (A) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management, in each case under this clause (B), to the extent such charges, costs, expenses, accruals or reserves are funded with the net cash proceeds of any issuance of Equity Interests, and

(s) the proceeds of business interruption insurance, in an amount not to exceed the earnings for the applicable period that such proceeds are intended to replace; provided that the Borrowers in good faith expect to receive such business interruption proceeds within the next 4 Fiscal Quarters.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses (a) or (b) and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic Signature: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Electronic System: any electronic system, including e-mail, e-fax, web portal access for such Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted Agent or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

Eligible Assignee: (a) a Lender, an Affiliate of a Lender or an Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed) and Agent; or (c) during an Event of Default, any assignee acceptable to Agent in its discretion.

Eligible Contracts: Contracts fulfilling the following requirements:

(a) such Contract is owned by a Borrower and such Borrower has good title to such Contract;

(b) except as otherwise agreed by Agent, the Contract complies in all material respects with all of Borrowers’ representations and warranties contained herein relating to such Contracts;

(c) no payment due under the Contract is more than 60 days contractually delinquent;

(d) no Borrower has during the term of any Contract granted to the Contract Debtor more than six extensions of time (each no longer than 30 days) for the payment of any sum due under the Contract;

(e) the Contract or payments due thereunder are not subject to any defense, counterclaim, offset, discount, or allowance other than discounts provided in connection with promotional credit, such as same as cash offerings or deferred interest programs (to the extent of such defense, counterclaim, offset, discount, or allowance);

(f) the terms of the Contract and all related documents and Instruments comply in all material respects with all Requirement of Law;

(g) the Contract Debtor is not an Affiliate or an employee of an Obligor;

(h) the Contract (i) conforms to the applicable Credit and Collection Guidelines of such Borrower in all material respects and (ii) has conformed at the time of origination in all material respects to such Borrower’s then-applicable underwriting standards (taking into account the permissible exceptions therein);

(i) the Contract Debtor is not subject to an active or pending Insolvency Proceeding under federal law or any similar proceeding under state law;

(j) the first scheduled payment pursuant to the terms of the Contract is, or was, due within 45 days following the execution of the Contract and all other payments are scheduled to be made on the same date of each month thereafter;

(k) the payment schedule for such Contract is fully amortizing on a monthly basis;

(l) with respect to installment Contracts only, the original term of the Contract is not more than 48 months;

(m) repayment of the Contract is secured by a first priority interest in any merchandise sold in connection therewith, the merchandise subject to such Contract has been delivered and such merchandise has not been repossessed by a Borrower or returned by the Contract Debtor to a Borrower;

(n) to the extent that the balance of the Contract includes sums representing the financing of “service maintenance plans,” such plans are in compliance with all applicable Consumer Finance Laws, including any and all special insurance laws relating thereto;

(o) the Contract is not a Modified Contract;

(p) the Contract is originated or acquired in the Ordinary Course of Business; and

(q) Agent has a first priority perfected Lien in the Contract.

Notwithstanding the above, Eligible Contracts shall not include Contracts which do not satisfy other criteria determined by Agent in its Permitted Discretion.

Eligible Credit Card Accounts: Credit Card Accounts fulfilling the following requirements:

(a) such Credit Card Account is owned by a Borrower and such Borrower has good title to such Credit Card Account;

(b) such Credit Card Account constitutes a “Payment Intangible” or an “Account” (as defined in the UCC) and such Credit Card Account has not been outstanding for more than five (5) Business Days or such longer period as may be approved by Agent;

(c) [reserved];

(d) [reserved];

(e) such Credit Card Account is subject to a properly perfected first priority Lien in favor of Agent (it being the intent that chargebacks in the ordinary course by the Credit Card Processor shall not be deemed violative of this clause);

(f) [reserved];

(g) [reserved];

(h) [reserved];

(i) [reserved];

(j) such Credit Card Account has been earned by performance and originated in the Ordinary Course of Business; and

(k) such Credit Card Account has not been disputed, is without recourse, and with respect to which no claim, counterclaim, offset, or chargeback has been asserted (to the extent of such claim, counterclaim, offset, or chargeback) (it being the intent that chargebacks in the ordinary course by the Credit Card Processor shall not be deemed violative of this clause).

Notwithstanding the above, Eligible Credit Card Accounts shall not include Credit Card Accounts due from Credit Card Issuers or Credit Card Processors (other than Visa, Mastercard, American Express, Diners Club and Discover) which Agent determines in its Permitted Discretion are unlikely to be collected.

Eligible In-Transit Inventory: as of any date of determination (without duplication of other Eligible Inventory), Inventory:

(a) (i) that has been delivered to a carrier in a foreign port or foreign airport for receipt by an Obligor in the United States within sixty (60) days of the date of determination, but which has not yet been received by an Obligor or (ii) that has been delivered to a carrier in the United States for receipt by an Obligor in the United States within five (5) Business Days of the date of determination, but which has not yet been received by an Obligor;

(b) for which the purchase order is in the name of an Obligor and title has passed to an Obligor;

(c) except as otherwise agreed by Agent, for which the document of title or waybill reflects an Obligor as consignee (along with delivery to an Obligor or its customs broker of the documents of title, to the extent applicable, with respect thereto);

(d) as to which Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement); provided, that this clause (d) shall not be applicable to Inventory of Badcock for a period of 45 days (or such longer period as may be agreed in writing by Agent acting in its reasonable discretion) following the Amendment No. 3 Effective Date;

(e) that is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation marine cargo insurance; and

(f)	that otherwise is not excluded from the definition of “Eligible Inventory”;

provided that Agent may, upon notice to the Borrowers, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that Agent determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of Agent, or may otherwise adversely impact the ability of Agent to realize upon such Inventory; provided, further, that, as of any date of determination, the aggregate amount of the Borrowing Base attributable to Eligible In-Transit Inventory and Eligible Letter of Credit Inventory shall not exceed $15,000,000.

Eligible Inventory: Inventory fulfilling the following requirements:

(a) such Inventory is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, bags, replacement parts or manufacturing supplies;

(b) such Inventory is neither held on consignment (other than Inventory in the possession of dealers), nor subject to any deposit or down payment;

(c) such Inventory is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d) such Inventory is not obsolete or unmerchantable, and does not constitute returned or repossessed goods (in each case, without duplication of items included in the determined NOLV Percentage or Inventory Reserve);

(e) such Inventory is in compliance in all material respects with all standards imposed by any Governmental Authority and has not been acquired from a Person subject to any Sanction or any specially designated nationals list maintained by OFAC;

(f) except as otherwise agreed by Agent, such Inventory complies in all material respects with the representations and warranties herein relating to such Inventory;

(g) such Inventory is subject to (i) Agent’s duly perfected, first priority Lien and (ii) no other Lien other than Permitted Liens (and is not subject to any warehouse receipt or other negotiable Document in which Agent does not have a first priority Lien);

(h) such Inventory (other than any Eligible Letter of Credit Inventory and Eligible In-Transit Inventory) is within the continental United States, is not in transit (except between locations of Borrowers, so long as (i) the aggregate amount of the Borrowing Base attributable to such Inventory shall not exceed the lesser of (A) 5% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) attributable to Inventory and (B) $15,000,000 and (ii) such Inventory is in transit for no longer than 10 Business Days), is not consigned to any Person (other than Inventory in the possession of dealers) and is not located in a clearance center or service center;

(i) such Inventory is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(j) such Inventory (other than any Eligible Letter of Credit Inventory and Eligible In-Transit Inventory) is not located (i) on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established in Agent’s Permitted Discretion or (ii) at a location owned or leased by a dealer, other than Inventory for which the Borrowers have met the Dealer Collateral Access Requirements or an appropriate Reserve has been established in Agent’s Permitted Discretion;

(k) such Inventory is reported net of shrinkage accrual;

(l) such Inventory is reflected in the details of a current perpetual inventory report of Borrowers;

(m) such Inventory is insured in compliance with the provisions of Section 8.7.2 hereof; and

(n) such Inventory is owned by a Borrower and such Borrower has good title to such ~~such~~ Inventory free and clear of all Liens other than Permitted Liens.

Notwithstanding the above, Eligible Inventory shall not include Inventory which do not satisfy other criteria determined by Agent in its Permitted Discretion.

Eligible Letter of Credit Inventory: as of any date of determination (without duplication of other Eligible Inventory), Inventory:

(a) (i) that has been delivered to a carrier in a foreign port or foreign airport for receipt by an Obligor in the United States within sixty (60) days of the date of determination, but that has not yet been received by an Obligor, or (ii) that has been delivered to a carrier in the United States for receipt by an Obligor in the United States within five (5) Business Days of the date of determination, but which has not yet been received by an Obligor;

(b) the purchase order for which is in the name of an Obligor, title has passed to an Obligor and the purchase of which is supported by a Letter of Credit issued under either this Agreement or otherwise permitted hereunder having an initial expiry, subject to the proviso hereto, within 120 days after the date of initial issuance of such Letter of Credit; provided that ninety percent (90%) of the maximum Stated Amount of all such Letters of Credit shall not, at any time, have an initial expiry greater than ninety (90) days after the original date of issuance of such Letters of Credit;

(c) for which the document of title or waybill reflects an Obligor as consignee (along with delivery to an Obligor or its customs broker of the documents of title, to the extent applicable, with respect thereto); provided, that this clause (c) shall not be applicable to Inventory of Badcock for a period of 45 days (or such longer period as may be agreed in writing by Agent acting in its reasonable discretion) following the Amendment No. 3 Effective Date;

(d) as to which Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement);

(e) that is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation marine cargo insurance; and

(f) that otherwise is not excluded from the definition of “Eligible Inventory”;

provided that Agent may, upon notice to the Borrowers, exclude any particular Inventory from the definition of “Eligible Letter of Credit Inventory” in the event that Agent determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of Agent, or may otherwise adversely impact the ability of Agent to realize upon such Inventory; provided, further, that, as of any date of determination, the aggregate amount of the Borrowing Base attributable to Eligible In-Transit Inventory and Eligible Letter of Credit Inventory shall not exceed $15,000,000.

Eligible Revolving Contract: Eligible Contract under which the applicable Contract Debtor may borrow, repay and re-borrow up to the credit limit thereunder.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health in respect of exposure to hazardous materials (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

Equity Interest Pledge Agreement: (a) each pledge agreements executed by Parent, CAIH, CLL and/or any other Obligor in favor of Agent on the Closing Date (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including by Amendment No. 2) and (b) thereafter, any other pledge agreement (including a joinder to an existing Equity Interest Pledge Agreement) in form and substance reasonably acceptable to Agent, in each case, granting a security interest in the Equity Interests in each of such grantor’s Subsidiaries in favor of Agent for the benefit of the Secured Parties.

ERISA: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event:

(a) Reportable Event with respect to a Pension Plan;

(b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;

(c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization;

(d) filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the institution of proceedings by the PBGC to terminate a Pension Plan;

(e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA;

(f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan;

(g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or

(h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.1.

Excluded Accounts: any Deposit Account or Securities Account that is (i) a Badcock Store Account, (ii) exclusively used for Tax and Trust Funds or to hold funds constituting collateral for Permitted Liens of the type described in Section 10.2.2, (iii) used to service Third Party Contracts or to hold the proceeds of Third Party Contracts or (iv) containing not more than $10,000 at any time.

Excluded Assets: (i) motor vehicles subject to certificate-of-title statutes; (ii) Excluded Accounts; (iii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” (or equivalents thereof) with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (iv) any property to the extent that such grant of a security interest of the type otherwise created hereby (A) is prohibited by any Applicable Law, (B) requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law or (C) is prohibited by a negative pledge or anti-assignment provision or gives rise to any type of right of termination or default remedy under any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except, in each case, to the extent that such Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Applicable Law (including Sections 9-406, 9-407, 9-408 or 9 409 of the UCC). Notwithstanding the foregoing to the contrary, in no event shall any assets included in the determination of the Borrowing Base or the Term Loan Borrowing Base be deemed to be Excluded Assets.

Excluded Collateral: (i) any Excluded Assets, (ii) the Equity Interests of any Foreign Subsidiary to the extent such Equity Interests exceed 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote and (iii) the Equity Interests of a Subsidiary of a Foreign Subsidiary; provided that no asset shall constitute Excluded Collateral to the extent a Lien or security interest therein is granted to secure the Debt under the Term Loan Facility.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If an agreement, contract or transaction governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Revolver Loan or Revolver Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Existing Bank Products: Bank Products provided by (a) Agent and/or its Affiliates in existence on the Closing Date and (b) under the Existing Loan Agreement and in existence on the Closing Date consisting of those listed on Schedule 1.1E(1).

Existing Letters of Credit: the issued and outstanding letters of credit as set forth in Schedule 1.1E(2).

Existing Loan Agreement: as defined in the recitals to this Agreement.

Existing Securitization Facilities: (a) the transaction established pursuant to that certain Note Purchase Agreement, dated October 9, 2020, by and among Conn Appliances, Inc., Conn’s Receivables Funding 2020-A, LLC, Conn Appliances Receivables Funding, LLC, Conn’s, Inc. and the Initial Purchasers (as defined therein); (b) the transaction established pursuant to that certain Note Purchase Agreement, dated November 17, 2021, by and among Conn Appliances, Inc., Conn’s Receivables Funding 2021-A, LLC, Conn Appliances Receivables Funding, LLC, Conn’s, Inc. and the Initial Purchasers (as defined therein); (c) the transaction established pursuant to that Note Purchase Agreement, dated July 14, 2022, by and among the Initial Purchasers (as defined therein), Conn Appliances, Inc., Conn’s Inc., Conn Appliances Receivables Funding, LLC, and Conn’s Receivables Funding 2022-A, LLC and (d) the transaction established pursuant to that Note Purchase Agreement, dated August 7, 2023, by and among the Initial Purchasers (as defined therein), Conn Appliances, Inc., Conn’s Inc., Conn Appliances Receivables Funding, LLC, and Conn’s Receivables Funding 2023-A, LLC; provided that any reference in this Agreement to “the Existing Securitization Facility” shall be a reference to any of the foregoing.

Extraordinary Expenses: all reasonable and documented out-of-pocket costs, expenses or advances that Agent may incur during the existence an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor in accordance with the terms of this Agreement and the other applicable Loan Documents, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances in each case in accordance with this Agreement. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses; provided, that, notwithstanding the foregoing or anything to the contrary contained herein (a) attorneys’ fees and expenses shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one lead firm of counsel to Agent and, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent and, in the case of any actual or potential conflict of interest, one (1) additional counsel to all Lenders, taken as a whole and (b) Extraordinary Expenses shall be subject to the limitations set forth herein including the limitations on inspections and appraisals set forth in Section 10.1.1.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practice adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Effective Rate: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

Fee Letter: one or more fee letter agreements between Agent and Borrowers dated as of even date herewith.

FILO Tranche: as defined in Section 2.2.

Final DIP Order: the order or judgment of the Bankruptcy Court in substantially the form of the Interim DIP Order with such changes as are reasonably acceptable to the Agent.

First Amended and Restated Loan Agreement: as defined in the recitals to this Agreement.

~~First Updated Badcock Report: as defined in Section 8.1.~~

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, ending on January 31 of each year.

Fixed Charge Coverage Ratio: at any date, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges, all calculated for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date).

Fixed Charges: for any period, without duplication, cash Interest Expense, plus Rentals, plus regularly scheduled principal payments on Debt for borrowed money actually made (which shall exclude any Debt to trade creditors or under vendor financing programs, principal payments on Revolver Loans and, for the avoidance of doubt, any mandatory (but in any event including any scheduled amortization payments), non-regularly scheduled pre-payments or repayments), plus expenses for Taxes paid in cash, plus Distributions paid in cash, plus Capital Lease Obligation payments, all calculated for Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

Flood Laws: collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

Floor: the benchmark rate floor, if any, provided in this Agreement on and after the Amendment No. 1 Effective Date (as of the execution of Amendment No. 1, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

Flooring Intercreditor Agreement: each intercreditor agreement entered into by Agent and a Flooring Lender, prior to the Amendment No. 2 Effective Date and, following the Amendment No. 2 Effective Date, each intercreditor agreement entered into by a Flooring Lender, Agent and, if applicable, the Term Loan Agent, in each case in form and substance reasonably satisfactory to Agent.

Flooring Lender: any lender which provides financing for the purchase of Inventory by a Borrower.

FLSA: the Fair Labor Standards Act of 1938.

~~Flood Laws: collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.~~

~~Forecasting Period: as defined in Section 10.1.16(b).~~

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or its Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or its Subsidiary.

Foreign Subsidiary: a Subsidiary of Parent that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligation (a) the full cash payment thereof (other than contingent obligations for which no claim or demand has been made), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or contingent in nature (other than contingent obligations (other than LC Obligations) for which no claim or demand has been made), Cash Collateralization thereof (or delivery of a standby letter of credit reasonably acceptable to Agent in its discretion, in the amount of required Cash Collateral). A Full Payment of Revolver Loans shall not be deemed to have occurred unless all Revolver Commitments related to such Revolver Loans are terminated or have expired.

GAAP: generally accepted accounting principles in effect in the United States from time to time. If Borrower Agent notifies Agent that it is required to report under the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (“IFRS”) or has elected to do so through an early adoption policy, upon the execution and effectiveness of an amendment hereof in accordance therewith to accommodate such change in accordance with Section 1.2, “GAAP” means international financial reporting standards pursuant to IFRS, it being understood and agreed that all financial statements shall be prepared in accordance with IFRS.

Gift Card Reserve: a reserve equal to 50% of the face amount of gift cards which are issued by a Borrower and are outstanding as of any measurement date.

Governmental Approval: any authorization, consent, approval, license or exemption of, or any registration or filing with, any Governmental Authority.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, or regulatory authority (including the Consumer Financial Protection Bureau, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Gross Cash Collections: total Contracts payments received from Contract Debtors and applied to such Contracts during any applicable period.

Gross Contract Payments: as of the date of determination, (i) with respect to an interest-bearing Contract, the outstanding balance thereof including all accrued but unpaid interest, fees and other charges (including administrative fees and escrow fees but excluding late charges), owing by the Contract Debtor, and (ii) with respect to a precomputed Contract, the outstanding balance thereof, including all unearned interest, fees, and other charges (including administrative fees and escrow fees but excluding late charges), owing by the Contract Debtor.

Guarantor Payment: as defined in Section 5.11.3(b).

Guarantors: (a) Parent, CAIH, CAIC, CLL, RTO and each other Person who guarantees payment or performance of the Obligations pursuant to the Guaranty and (b) each Debtor (with respect to the DIP Obligations of the other Debtors).

Guaranty: (a) the guaranty agreement executed by the Guarantors in favor of Agent on the Closing Date (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including by Amendment No. 2) and (b) thereafter, any other guaranty (including a joinder to any existing Guaranty) in form and substance reasonably acceptable to Agent.

Hedging Agreement: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one (1) or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case whether or not exchange traded; provided that no phantom stock or other employee benefit or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management or consultants of Parent, Borrowers or any of their Subsidiaries shall be a Hedging Agreement.

Increased Reporting Period: at any time after (a) an Event of Default occurs, (b) average Availability during any month is less than 12.5% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve), or (c) Availability (as reflected in the Loan Account) is less than 10% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) at any time for four or more consecutive days. When in place, such Increased Reporting Period shall be deemed continuing so long as (i) such Event of Default has not been waived, and/or (ii) if the Increased Reporting Period arises as a result of Borrowers’ failure to achieve Availability as required hereunder, until average Availability during any month has exceeded 15% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) for ninety (90) consecutive days, in which case an Increased Reporting Period shall no longer be deemed to be continuing for purposes of this Agreement; provided that an Increased Reporting Period shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for ninety (90) consecutive days) at all times after an Increased Reporting Period has occurred and been discontinued on two (2) occasions after the Closing Date.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and JPM Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all Licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or its Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Coverage Ratio: the ratio, determined as of the end of any Fiscal Quarter on a consolidated basis for Parent and its Subsidiaries (including EBITDA and Interest Expense under the Existing Securitization Facility and any other Permitted ABS Transactions whether or not consolidated in Parent’s financial statements), of (a) EBITDA divided by 2 in the case of Section 10.3.1(a) and 4 in the case of Section 10.3.1(b) to (b) Interest Expense.

Interest Expense: with respect to Parent and its Subsidiaries on a consolidated basis, for any period of measurement, the interest expense (net of interest income to the extent not included in the calculation of EBITDA) for such period in each case paid or payable in cash (excluding (i) the amortization of debt discounts, (ii) the amortization of all closing fees incurred with respect to the initial closing of, any amendment to, or redemption or termination of (a) an Existing Securitization Facility or any other Permitted ABS Transaction, (b) any Permitted HY Notes or any Permitted Convertible Notes, (c) the Loan Documents and (d) any other documents evidencing Debt payable in connection with the incurrence of Debt to the extent included in interest expense, and (iii) backup servicing fees, field exam and other non-interest expenses but only if such expenses are otherwise deducted from ordinary operating expenses or the definition of EBITDA for covenant calculation purposes, and including (x) commissions, discounts and other fees and charges incurred in respect of letters of credit, (y) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and (z) net payments and receipts (if any) pursuant to interest rate Hedging Agreements).

Interest Payment Date: (a) with respect to any Base Rate Revolver Loan (other than a Swingline Loan) of a given Class, the first day of each month and the Revolver Commitment Termination Date in respect of such Class, (b) with respect to any RFR Revolver Loan of a given Class, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Revolver Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Revolver Commitment Termination Date in respect of such Class, (c) with respect to any Term Benchmark Revolver Loan of a given Class, the last day of each Interest Period applicable to the Borrowing of which such Term Benchmark Revolver Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Revolver Commitment Termination Date in respect of such Class and (d) with respect to any Swingline Loan of a given Class, the day that such Loan is required to be repaid and the Revolver Termination Date in respect of such Class.

Interest Period: as defined in Section 3.1.3.

Interim DIP Facility Effective Date: as defined in Section 6.3.

Interim DIP Order: the order or judgment of the Bankruptcy Court as entered on the docket of the Bankruptcy Court in the Chapter 11 Cases substantially in the form of Exhibit E and otherwise reasonably acceptable to the Agent.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: 90% of the NOLV Percentage of the Value of Eligible Inventory.

Inventory Reserve: reserves established by Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Eligible Inventory and are not reflected in the determination of the NOLV Percentage and without duplication of items addressed in the eligibility criterion of Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on change in salability, obsolescence, seasonality, theft, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: as to any Person, an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of another Person, or a loan or advance of money, or capital contribution to, another Person.

IRS: the United States Internal Revenue Service.

Issuing Bank: JPM, Regions Bank, MUFG Bank, LTD. and any other Lender acceptable to Borrower Agent including any Lending Office of JPM or such Lender, or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

JPM: as defined in the ~~P~~preamble to this Agreement.

JPM Indemnitees: JPM and its officers, directors, employees, Affiliates, agents and attorneys.

Junior Lien Debt: Debt (including the Term Loan Obligations) secured by Liens that are contractually subordinated to the Liens securing the Obligations pursuant to the terms of a customary intercreditor agreement or other lien subordination agreement in form and substance reasonably satisfactory to Agent.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.

LC Conditions: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6.2 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline, Revolver Usage does not exceed the Borrowing Base, CAI Revolver Usage does not exceed the CAI Borrowing Base, CCI Revolver Usage does not exceed the CCI Borrowing Base and Badcock Revolver Usage does not exceed the Badcock Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency reasonably satisfactory to Agent and Issuing Bank; and (d) the form of the proposed Letter of Credit is reasonably satisfactory to the Issuing Bank.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank in form reasonably satisfactory to Agent and Issuing Bank.

LCT Election: as defined in Section 1.8.

LCT Test Time: as defined in Section 1.8.

Legal Action: any judicial action, suit, or proceeding at law, in equity, or before any Governmental Authority.

Lender Indemnitees: each Lender and its Affiliates and its and their respective officers, directors, employees, agents and attorneys.

Lenders: lenders party to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance, in each case including any Lending Office of any Lender.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower.

Letter of Credit Subline: means, at any time, an amount equal to the lesser of (a) $40,000,000, as such amount may be increased to an amount not to exceed $100,000,000 to the extent requested by the Borrower Agent and consented to by any Issuing Bank (with notice to Agent) that is willing to provide a Letter of Credit in excess of the then existing Letter of Credit Subline, and (b) the aggregate amount of the Revolver Commitments as in effect at such time. The Letter of Credit Subline is part of, and not in addition to, the Revolver Commitments.

Level One Regulatory Event: as defined in the definition of “Regulatory Event”.

Leverage Ratio: the ratio, determined as of the end of any Fiscal Quarter for Parent and its Subsidiaries, on a consolidated basis, of (a) the result of (i) all items that would be included as liabilities on a balance sheet in accordance with GAAP (but excluding, for avoidance of doubt, any lease which is not treated as a Capital Lease in accordance with the definition of “Capital Lease”, which exclusion shall be made by reducing the amount of such liabilities on the balance sheet by an amount equal to the remainder of (1) the sum of current and long term “operating leases” minus (2) deferred rent) as of the last day of such Fiscal Quarter (including debt under the Existing Securitization Facility and any other Permitted ABS Transactions whether or not included as a liability on the balance sheet), minus (ii) the sum of Qualified Cash and ABS Qualified Cash as of such date of measurement to (b) Tangible Net Worth as of the last day of such Fiscal Quarter.

License: any written license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or Asset Disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: with respect to any asset, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as the foregoing)), in each case, relating to such asset and in the nature of security.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis à vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Limited Condition Transaction: means (a) any Permitted Acquisition that the Parent or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Parent’s or its Subsidiary’s, as applicable, obligations to close such Permitted Acquisition on the availability of third-party financing and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

Limited Repurchase Obligations: any obligation of a Person that is a seller of Contracts directly or indirectly to a Securitization Subsidiary to repurchase such Contracts arising as a result of a breach of a representation, warranty or covenant, including as a result of a Contract or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

Liquidation: going out of business sales at all retail locations by the Debtors in support of a “full chain” liquidation.

Liquidity: the sum of, as of any date of determination, (a) cash and Cash Equivalents of Parent and the Borrowers which are not subject to any Liens other than the Liens permitted under Section 10.2.2(a), (c), (i), (x) and (ee), plus (b) Availability.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: (a) prior to the Petition Date, this Agreement, Other Agreements, Security Documents and the Flooring Intercreditor Agreements and each other agreement or instrument designated by the Borrower Agent and Agent as a “Loan Document” or (b) solely for purposes of the DIP Facility, this Agreement , the DIP Orders and the DIP Documents.

Loan Year: each 12-month period commencing on the Closing Date or an anniversary thereof.

Managed Contract Portfolio: the Owned Contract Portfolio and ABS Contract Portfolio.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: (a) a material adverse effect on the business, operations, Properties or financial condition of Obligors, taken as a whole other than the Chapter 11 Cases, circumstances giving rise to the Chapter 11 Cases or events and circumstances arising out of or reasonably related to the Chapter 11 Cases; (b) a material adverse effect on the validity or enforceability of the Loan Documents or the rights or remedies of Agent and the Lenders thereunder, taken as a whole; or (c) a material adverse impairment of the ability of the Obligors, collectively, to perform any obligations under the Loan Documents, including repayment of any DIP Obligations, or on the ability of Agent or any Lender to enforce or collect any DIP Obligations under the Loan Documents or to realize upon any DIP Collateral.

Material Contract: any agreement or arrangement to which any Obligor is a party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Debt with an aggregate outstanding principal amount of $35,000,000 or more.

Modified Contract: a Contract which, at any time, was in payment default for more than 60 days and such payment default was cured by execution of a new Contract in order to adjust, amend, or reduce the payment terms of the original Contract.

Moody’s: Moody’s Investors Service, Inc.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Balance: as of the date of determination, the Gross Contract Payments of a Contract less all unearned interest owing by the Contract Debtor.

Net Charge-Off: for any period, the aggregate amount of all unpaid payments due under Contracts which have been charged off during such period, as reduced by the amount of unearned interest, unearned insurance, accrued but unpaid interest, unpaid late charges, repossession recoveries, cash recoveries and amounts recovered in cash from other third parties, with respect to Contracts which had been charged off during previous periods or during such period.

Net Charge-Off Percent: the percent, calculated as of the last day of each month, equal to the (a) aggregate amount of Net Charge-Offs for the 3 preceding months then ended multiplied by 4, divided by (b) the sum of the Net Balance owing under all Contracts outstanding during the trailing 3 months then ended, divided by 3.

Net Eligible Contract Payments: as of the date of determination, the remainder of (a) the Gross Contract Payments owing under all Eligible Contracts, minus (b) the sum of (i) the aggregate amount, to the extent included within the definition of Gross Contract Payments, of all unearned interest, fees, and charges applicable to the Eligible Contracts and (ii) the unearned insurance commissions, in each case, as presented on the books and records of Borrowers.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or any of its Subsidiaries in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

New Money DIP Commitment: for any DIP Lender, its obligation to make New Money DIP Loans in the maximum principal amount shown on Schedule 1 to Amendment No. 5 on the Amendment No. 5 Effective Date.

New Money DIP Loans: as defined in Section 2.4.1(a).

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage of the Value of such Inventory expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to Agent.

Non-Cash DIP Loans: as defined in Section 2.4.1(b).

Non-Consenting Lender: any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders, or all affected Lenders, or Supermajority Lenders in accordance with the terms of Section 14.1.1 and (ii) has been approved by the Required Lenders.

Non-Extending Class: refers to the Revolver Commitments, Revolver Loans and/or Obligations of the Lenders that are not party to Amendment No. 3.

Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, in form reasonably satisfactory to Agent.

Notice of Conversion/Continuation: a request by Borrower Agent for conversion or continuation of any Revolver Loan as a Term Benchmark Revolver Loan, in form reasonably satisfactory to Agent.

NYFRB: the Federal Reserve Bank of New York.

NYFRB Rate: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

NYFRB’s Website: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

~~Obligations: all (a) principal of and premium, if any, on the Revolver Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under the Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.~~

Obligations: (a) when used in reference to the Prepetition Facilities, the Prepetition Obligations and (b) when used in reference to the DIP Facility, the DIP Obligations.

Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Borrower or any of its Subsidiaries or consistent with past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Loan Agreement: as defined in the recitals to this Agreement.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Revolver Note, LC Document, Fee Letter, Permitted ABS Intercreditor Agreement, the ABL Intercreditor Agreement or other subordination or intercreditor agreement entered into by Agent in connection with Debt permitted under Section 10.2.1(b)(i) or, if applicable, Section 10.2.1(aa) and Liens permitted under Section 10.2.2(cc).

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Revolver Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overadvance: as defined in Section 2.1.5.

Overnight Bank Funding Rate: for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

Owned Contract Portfolio: portfolio of Contracts subject to Agent’s Lien pursuant to the Security Documents.

Parent: as defined in the ~~P~~preamble to this Agreement.

Participant: as defined in Section 13.2.1.

Past Due Percent: the percent, calculated as of the beginning of the first day of each month, equal to (a) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off), as to which any portion of an installment due thereunder is more than 30 days past due as determined on a contractual basis as of the last day of the month immediately preceding the date of calculation, divided by (b) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off) as of the last day of the month immediately preceding the date of calculation.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment: as defined in Section 12.9.2.

Payment Conditions: with respect to (a) any Permitted Distribution, incurrence of Debt, payment of Debt, Permitted Acquisition or other Investment permitted hereunder, so long as immediately before and after giving effect thereto, (i) no Event of Default exists and (ii) the sum of (A) Qualified Cash plus (B) Availability is greater than 25% of the sum of (x) Qualified Cash plus (y) the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) and (b) in the case of a Permitted Distribution, so long as (i) immediately before and after giving effect thereto, no Event of Default exists and (ii) financial statements and Compliance Certificates delivered by Parent to Agent pursuant to Section 10.1.2 for the most recent Fiscal Quarter ended reflect that Parent has achieved, on a Pro Forma Basis, an Interest Coverage Ratio of greater than or equal to 1.75:1.00 for the trailing two (2) Fiscal Quarters ending immediately prior to giving effect to such Distribution or payment.

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

Payment Notice: as defined in Section 12.9.2.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted ABS Agent: with respect to a Permitted ABS Transaction, the entity acting as trustee, collateral agent or other secured party or pledgee under such Permitted ABS Transaction.

Permitted ABS Documents: the Permitted ABS Financing Agreements, the Permitted ABS Purchase Agreements and all documents, instruments and agreements executed in connection therewith.

Permitted ABS Financing Agreement: an agreement entered into in connection with a Permitted ABS Transaction, including an indenture, by and between a Securitization Subsidiary and a Permitted ABS Agent, whereby a Securitization Subsidiary grants a security interest in, or deposits into trust, Contracts.

Permitted ABS Intercreditor Agreement: an intercreditor agreement by and among Permitted ABS Agent, Agent and, if applicable, Term Loan Agent.

Permitted ABS Purchase Agreement: any agreement by and between one or more Borrowers and a Securitization Subsidiary in connection with a Permitted ABS Transaction for the purpose of effecting one or more transfers of Contracts.

Permitted ABS Transaction: (A) any Existing Securitization Facility or (B) any other transaction pursuant to which a direct or indirect Subsidiary of Parent acquires or has the right to acquire by capital contribution or sale Contracts originated or acquired by one or more Borrowers or other direct or indirect Subsidiaries of Parent or a Borrower, which such Subsidiary acquires or has the right to acquire either (i) from time to time or (ii) in one or more contemporaneous transfers that taken together constitute one transaction, in either case for the purpose of pooling such assets and pledging or granting a security interest in such pool to secure indebtedness (whether in the form of a term or revolving loan or the issuance of securities, certificates or notes, including term notes or variable funding notes) or depositing such pool with a trustee for the purpose of issuing certificates or other instruments representing a beneficial interest in the assets of a trust, in each case so long as:

(a) on each day on which a Borrower transfers a pool of Contracts thereunder, after giving effect to such transfer and any prepayment of the aggregate principal amount of Revolver Loans, the Revolver Usage shall not exceed the Borrowing Base;

(b) such transactions are entered into without recourse to any Obligor, other than Limited Repurchase Obligations and customary representations, warranties, covenants and indemnities made in connection with such transactions;

(c) such transaction is on current market terms for facilities of such type (as reasonably determined by Borrowers);

(d) upon the closing of such transaction or within 10 days (or such later date as shall be reasonably acceptable to Agent) thereafter, Agent has received all of the material documentation related to such transaction; and

(e) in the case of any Permitted ABS Transaction entered into after the Closing Date:

(i) if (and only if) a Dominion Trigger Period exists before or would exist, after giving effect to any transfer of a pool of Contracts under such transaction, the net cash proceeds of such Permitted ABS Transaction payable to the Borrowers shall be used to repay an aggregate principal amount of Revolver Loans outstanding in an amount equal to the net cash proceeds of such Permitted ABS Transaction received by the Borrowers;

(ii) if such Permitted ABS Transaction is a “revolving” transaction, for each transfer of a pool of Contracts thereunder, Agent has received (x) evidence reasonably acceptable to it that such pool of Contracts is randomly selected as of the related Cut-Off Date from the Contracts owned by the Obligors that are eligible to be advanced against under such Permitted ABS Transaction at such time (it being understood that, for purposes of determining whether such pool of Contracts is randomly selected, any Securitized Contracts with respect to any other Permitted ABS Transaction that are assigned and transferred to a Borrower upon the termination of such Permitted ABS Transaction shall be disregarded) and (y) a pro forma Borrowing Base Report; and

(iii) if such Permitted ABS Transaction is not a “revolving” transaction, (x) if fewer than 85% of the Contracts owned by the Obligors at such time that are eligible to be contributed or sold to a Securitization Subsidiary as part of such Permitted ABS Transaction are contributed or sold to a Securitization Subsidiary as part of such Permitted ABS Transaction, Agent has received evidence reasonably acceptable to it that (A) the pool of Contracts to be transferred pursuant to such Permitted ABS Transaction is randomly selected as of the related Cut-Off Date from the Contracts owned by the Obligors that are eligible to be advanced against under such Permitted ABS Transaction (it being understood that, for purposes of determining whether such pool of Contracts is randomly selected, any Securitized Contracts with respect to any other Permitted ABS Transaction that are assigned and transferred to a Borrower upon the termination of such Permitted ABS Transaction shall be disregarded) or (B) immediately after giving effect to such Permitted ABS Transaction the characteristics of the pool of Contracts (excluding delinquent and charged-off Contracts and Contracts that are not eligible to be advanced against under the terms of such Permitted ABS Transaction) that remain part of the Collateral shall, in Agent’s reasonable determination, remain consistent in all material respects with the pool of Contracts (excluding delinquent and charged-off Contracts and Contracts that are not eligible to be advanced against under the terms of such Permitted ABS Transaction) that was part of the Collateral as it existed immediately prior to such Permitted ABS Transaction and (y) Borrower Agent shall deliver to Agent a pro forma Borrowing Base Report.

Permitted Acquisition: any Acquisition as long as:

(a) the assets, business or Person being acquired is located or organized within the United States;

(b) the Acquisition is consensual;

(c) the Payment Conditions are satisfied with respect to such Acquisition;

(d) Obligors are in compliance with the financial covenants set forth in Section 10.3 after giving effect to such Acquisition on a Pro Forma Basis; and

(e) Parent delivers to Agent a certificate stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Asset Disposition: an Asset Disposition that is:

(a) a sale of Inventory in the Ordinary Course of Business;

(b) an Asset Disposition of Equipment (other than those set forth in clause (e) below), that, in the aggregate during any 12-month period, has a book value of $20,000,000 or less;

(c) an Asset Disposition of Inventory or Property that is obsolete, worn out, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(d) a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business;

(e) an Asset Disposition of any Borrower’s Real Estate and related Equipment affixed thereto in connection with a sale or sale-leaseback transaction;

(f) a Permitted Contract Transfer;

(g) an exchange of like property for use in a similar business of Parent and its Subsidiaries;

(h) a sale, lease, assignment, sublease, license or sublicense of any real or personal property in the Ordinary Course of Business;

(i) exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(j) the grant in the Ordinary Course of Business of any licenses or sublicenses of Intellectual Property (including, for the avoidance of doubt, licenses or sublicenses of Intellectual Property to dealers in the Ordinary Course of Business);

(k) a discount of Inventory or notes receivable or the conversion of accounts receivable to notes receivable in the Ordinary Course of Business;

(l) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(m) a disposition in connection with the outsourcing of services in the Ordinary Course of Business;

(n) termination or unwinding of Hedging Agreements not resulting in an Event of Default pursuant to Section 11.1(f);

(o) a sale or other disposition of Equity Interests under any compensation plan or agreement and other sales of Equity Interests which do not result in a Change of Control;

(p) an Asset Disposition constituting a merger, combination, consolidation, liquidation, wind-up, dissolution or the disposition of all or substantially all of the assets of any Borrower or its Subsidiaries, in each case as permitted under Section 10.2.9(a);

(q) sales of accounts receivable in connection with the collection, settlement or compromise thereof or in an Insolvency Proceeding of the relevant account debtor, in each case, in the Ordinary Course of Business;

(r) to the extent constituting an Asset Disposition, a Permitted Distribution or Investments permitted by the definition of “Restricted Investment” (other than clause (m) of the definition of “Restricted Investment”);

(s) an Asset Disposition of cash and Cash Equivalents in the Ordinary Course of Business; and

(t) approved in writing by the Required Lenders, such approval not to be unreasonably withheld, delayed or conditioned.

Permitted Contingent Obligations: Contingent Obligations:

(a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business;

(b) arising from Hedging Agreements permitted hereunder;

(c) existing on the Closing Date, and any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing which does not increase the amount of such Contingent Obligation except by an amount equal to accrued and unpaid interest, penalties and premiums (including tender premiums) and defeasance costs, in each case on the primary obligation, and fees, commissions and expenses related to any such amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing of the Contingent Obligation and the underlying primary obligation;

(d) incurred in the Ordinary Course of Business with respect to bids, trade contracts (other than for Borrowed Money), leases (other than Capital Leases), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including Debt in respect of letters of credit, bank guarantees or similar instruments in lieu of such items to support the issuance thereof);

(e) arising from agreements of Parent and its Subsidiaries providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including without limitation earn-out obligations), in each case, incurred or assumed in connection with any acquisition or Asset Disposition of any business or assets (including Equity Interests of Subsidiaries) of any Subsidiary of Parent permitted by Section 10.2.5 or Section 10.2.6, other than Contingent Obligations of Debt incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition;

(f) arising under the Loan Documents and the Term Loan Documents;

(g) relating to indemnification, guaranty or repurchase obligations arising under Permitted ABS Documents or Third Party Contract sales; and

(h) (i) all other Contingent Obligations in an aggregate amount not to exceed $30,000,000 at any time outstanding and (ii) any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing which does not increase the outstanding principal amount thereof except by an amount equal to accrued and unpaid interest, penalties and premiums (including tender premiums) and defeasance costs on the underlying obligation, and fees, commissions and expenses related to such any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extensions or refinancing.

Permitted Contract Transfer: (a) a sale or other transfer by a Borrower to a Securitization Subsidiary of Contracts pursuant to the Permitted ABS Purchase Agreement, (b) a sale or other transfer of Contracts between Borrowers in connection with a Permitted ABS Transaction, (c) a sale or other transfer of Contracts between two (2) Securitization Subsidiaries in connection with a Permitted ABS Transaction, (d) a capital contribution of Contracts by a Borrower to a Securitization Subsidiary in connection with a Permitted ABS Transaction with the consent of Agent and (e) the granting by a Securitization Subsidiary to a Permitted ABS Agent of a security interest in Contracts subject to a Permitted ABS Transaction.

Permitted Convertible Notes: senior and/or subordinated convertible debt securities of Parent (a) that are unsecured, (b) that may be guaranteed by any or all of the Subsidiaries of Parent, including, without limitation, any Borrower, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the ~~Company~~Parent , cash or a combination thereof as the ~~Company~~Parent may elect or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by Parent in good faith) and (e) have a scheduled maturity date at least 91 days later than the latest Revolver Termination Date (as in effect on the date of issuance of the Permitted Convertible Notes).

Permitted Convertible Notes Hedging Agreements: (a) a Hedging Agreement pursuant to which Parent acquires a call or a capped call option requiring the counterparty thereto to deliver to Parent shares of common Equity Interests of Parent, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by Parent in connection with any Hedging Agreement described in clause (a) above, a Hedging Agreement pursuant to which Parent issues to the counterparty thereto warrants to acquire common Equity Interests of Parent, in each case, entered into by Parent in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Notes; provided that the terms, conditions and covenants of each such Hedging Agreement shall be such as are typical and customary for hedging agreements of such type (as determined by Parent in good faith).

Permitted Deviation: as defined in the DIP Orders.

Permitted Discretion: a determination made by Agent in the exercise of its reasonable credit judgment, exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions in the retail and consumer finance industry, as applicable to the relevant component of the Borrowing Base and as it relates to the establishment of reserves or eligibility criteria, shall require that the amount of any such reserve or category of ineligibility so established or the effect of any adjustment shall, as it relates to a reserve, be a reasonable quantification (as reasonably determined by Agent in good faith) of the incremental dilution of the Borrowing Base attributable to such contributing factors and, as it relates to an ineligible category, be reasonably related (as reasonably determined by Agent in good faith) to facts or circumstances discovered by Agent after the Closing Date or a material change in facts or circumstances that existed and were discovered by Agent prior to the Closing Date.

Permitted Distribution:

~~(a) Distributions declared and made by Parent or any of its Subsidiaries solely for the purpose of making, or permitting Parent to make, payments on account of obligations owed under any Permitted HY Notes and Permitted Convertible Notes which payments are permitted to be made under Section 10.2.8(c);~~

(a) [Reserved];

(b) Distributions payable solely in Equity Interests of Parent;

(c) Distributions consisting of or constituting a Permitted Tax Distribution;

(d) Distributions consisting of issuances of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(e) Distributions by Borrowers, or by Borrowers to Parent to enable Parent, to purchase or redeem fractional shares (or cash payments in lieu thereof) of Equity Interests in connection with the exercise of warrants, options, other rights to acquire Equity Interests or other securities convertible or exchangeable for Equity Interests of Parent;

(f) Distributions as shall be necessary to allow Parent to pay (i) operating expenses in the Ordinary Course of Business and other corporate overhead, legal, accounting and other professional fees and expenses (including, without limitation, those owing to third parties plus any customary indemnification claims made by directors, officers, employees, members of management or consultants of Parent), (ii) fees and expenses related to any debt or equity offering, Investment or acquisition permitted hereunder (in each case, whether or not successful), (iii) franchise or similar taxes and other fees and expenses required in connection with the maintenance of its existence and its ownership of Borrower, (iv) the consideration to finance any Investment permitted hereunder (provided that such Distribution under this clause (f)(iv) shall be made substantially concurrently with the closing of such Investment), (v) customary salary, bonus, severance, indemnification obligations and other fees, benefits or expense reimbursements payable to directors, officers, employees, members of management and consultants of Parent and any payroll, social security or similar taxes thereof, (vi) any incremental state or local income or franchise tax (net of any federal income tax benefits, as determined in good faith by Parent) payable by Parent as a result of any Permitted Distribution to such entity permitted hereby, and (vii) any amounts permitted to be paid pursuant to clauses (b), (c), (d), (e) and (g) of Section 10.2.17;

(g) Distributions made or expected to be made by Borrowers in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of Parent or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of the foregoing) and any repurchases of Equity Interests in consideration of such payments including demand repurchases in connection with the exercise of stock options;

(h) Distributions made within 60 days after the date of declaration thereof, if at the date of declaration such Distribution would have complied with the provisions of this Agreement;

(i) Distributions made by any Subsidiary of CAI to the holders of its Equity Interests on a pro rata basis according to their interests; and

(j) so long as the Covenant Relief Period is not in effect, other Distributions which satisfy the Payment Conditions as of the date such Distribution is paid.

Permitted Holders: (a) Franchise Group Newco BHF, LLC, (b) Freedom VCM Interco Holdings, Inc., (c) each of the respective Affiliates or any a “group” (within the meaning of Section 13(d) and 14(d) of the Securities Act of 1934) of the Persons listed in clauses (a) and (b) and (c) the shareholders of Parent that, as of the Closing Date, own more than 12.5% of the Equity Interest of Parent, in each case, including their respective Affiliates, and any Person with whom such shareholders or their Affiliates form a “group” (within the meaning of Section 13(d) and 14(d) of the Securities Act of 1934).

Permitted HY Note Indenture: an indenture to be entered into in respect of any Permitted HY Notes between Parent and an indenture trustee.

Permitted HY Notes: senior or senior subordinated notes issued by Parent after the Closing Date with the following terms and conditions:

(a) the obligations of Parent or any other Person (including guarantees by any Obligor) to repay such Debt are unsecured; and

(b) no principal payments are required to be paid with respect thereto prior to the date which is 91 days after the latest Revolver Termination Date other than principal payments which are required to be paid after acceleration of such Debt and principal payments due in connection with customary asset sale or change of control provisions.

Permitted Liens: as defined in Section 10.2.2.

Permitted Originator Notes: one or more promissory notes made by a Securitization Subsidiary or a Borrower, as a purchaser of Contracts in a Permitted Contract Transfer, in favor of a Borrower or any Subsidiary of a Borrower, as a seller of Contracts in a Permitted Contract Transfer, evidencing that portion of the purchase price represented by Debt incurred by such purchaser in connection with its purchase of Contracts and related assets from such seller.

Permitted Purchase Money Debt: Purchase Money Debt and Capital Leases of Borrowers and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate outstanding principal amount does not exceed $50,000,000 at any time.

Permitted Securitization Hedging Transaction: any Hedging Agreement with respect to any series of notes issued by a Securitization Subsidiary pursuant to a Permitted ABS Transaction.

Permitted Tax Distributions: for each taxable year or portion thereof with respect to which Parent, any Borrower and/or any of its Subsidiaries are members (or constituent parts) of a consolidated, combined, unitary or similar income or franchise tax group for U.S. federal and/or applicable state or local income or franchise Tax purposes of which Parent is the common parent (a “Tax Group”), aggregate distributions to Parent to pay the portion of any consolidated, combined, unitary or similar U.S. federal, state or local income and franchise Taxes (as applicable) of such Tax Group for such taxable year that are attributable to the income of the Subsidiaries of Parent; provided that (i) the amount of such dividends or other distributions for any taxable year or portion thereof shall not exceed the amount of such Taxes that the Subsidiaries would have paid had the Subsidiaries been a stand-alone corporate taxpayer (or a stand-alone corporate group).

Person: any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Petition Date: ~~the date, if any, an Insolvency Proceeding is commenced by an Obligor or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding~~ as defined in Amendment No. 5.

Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained by any Obligor or any Subsidiary of an Obligor for its employees, or to which any Obligor or any Subsidiary of an Obligor is required to contribute on behalf of its employees.

Post Carve-Out Trigger Notice Cap: as defined in the DIP Orders.

Prepetition ABL Credit Documents: as defined in the DIP Order.

Prepetition Classes: each Class of Lenders, Revolver Loans and Revolver Commitments other than the DIP Lenders, DIP Loans and New Money DIP Commitments.

Prepetition Facilities: the Revolver Commitments and the Revolving Loans made pursuant thereto (excluding the DIP Facility), in each case, prior to the Petition Date.

Prepetition Lenders: those certain lenders party to the Prepetition Loan Agreement.

Prepetition Loan Agreement: as defined in Amendment No. 5.

Prepetition Obligations: Obligations as defined in the Prepetition Loan Agreement.

Prime Rate: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Board of Governors (as determined by Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

Pro Forma Basis: as to any calculation of the Interest Coverage Ratio, the Leverage Ratio, the ABS Excluded Leverage Ratio or the Fixed Charge Coverage Ratio or other financial ratio or metric for any events as described below that occur subsequent to the commencement of any relevant measurement period (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred after giving effect thereto (it being understood and agreed that (x) unless otherwise specified for the calculation of any such financial ratio or metric, such Reference Period shall be deemed to be the relevant measurement period for such financial ratio or metric ending on the last day of the most recently ended Fiscal Quarter of Parent for which financial statements are available and such pro forma adjustments shall be excluded to the extent already accounted for in the calculation of EBITDA for such period and (y) if any Person that became a Subsidiary or was merged, amalgamated or consolidated with or into a Borrower or any Subsidiary of Parent shall have experienced any event requiring adjustments pursuant to this definition, then such calculation shall give pro forma effect thereto for such period as if such event occurred at the beginning of such period): (i) in making any determination of EBITDA, pro forma effect shall be given to any Asset Disposition of a Subsidiary of Parent or line of business, to any Acquisition, any discontinued operation or any operational change in each case that occurred during the Reference Period (or, in the case of determinations made with respect to any action the taking of which hereunder is subject to compliance on a Pro Forma Basis or otherwise with any ratio (any such action, a “Restricted Action”) occurring during the Reference Period or thereafter and through and including the date of such determination) and (ii) in making any determination on a Pro Forma Basis, (x) all Debt (including Debt incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Debt incurred for working capital purposes) incurred or permanently repaid, returned, redeemed or extinguished during the Reference Period (or, in the case of determinations made with respect to any Restricted Action, occurring during the Reference Period or thereafter and through and including the date of such determination) shall be deemed to have been incurred or repaid, returned, redeemed or extinguished at the beginning of such period (it being understood that for purposes of any calculation of any ratio and or financial metric, the use of proceeds of any such Debt shall be taken into account in such calculation) and (y) Interest Expense of such Person attributable to (A) interest on any Debt, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination as if such rate had been actually in effect during the period for which pro forma effect is being given taking into account any interest hedging arrangements applicable to such Debt, (B) any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Senior Officer of Parent or Borrower Agent to be the rate of interest implicit in such Capital Lease in accordance with GAAP and (C) interest on any Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Parent or any Subsidiary may designate.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Senior Officer of Parent or Borrower Agent and, for any fiscal period ending on or prior to the date that is 12 months following the date of any such Acquisition, Asset Disposition, discontinued operation or operational change, may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Acquisition, Asset Disposition, discontinued operation or operational change and for purposes of determining compliance with the such adjustments may reflect additional operating expense reductions and other additional operating improvements and synergies that (x) would be includable in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act (other than cost savings and synergies that are only permitted under Regulation S-X as “Management’s Adjustments” by virtue of the amendments adopted on May 21, 2020 by the Securities & Exchange Commission) and (y) such other adjustments not includable in Regulation S-X under the Securities Act (or which are included as “Management’s Adjustments” by virtue of the amendments adopted on May 21, 2020 by the Securities & Exchange Commission), in each case, for which substantially all of the steps necessary for the realization thereof have been taken or are reasonably anticipated by Borrower to be taken in the next 12-

month period following the consummation thereof and, are estimated on a good faith basis by Parent or Borrower Agent; provided, however that the aggregate amount of any such adjustments pursuant to clause (y) shall not exceed (together with the aggregate add backs to EBITDA pursuant to clause (m) of the definition of EBITDA with respect to the applicable period) 20% of the EBITDA of Parent and its Subsidiaries for any such period (prior to giving effect to any such add backs).

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) other than with respect to the DIP Facility, by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; ~~or~~ (b) following termination of the Revolver Commitments (other than the New Money DIP Commitments), by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations; and (c) with respect to the DIP Facility, by dividing the amount of such Lender’s DIP Loans by the aggregate amount of all outstanding DIP Loans.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect; and (e) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as such exemption may be amended from time to time.

Purchase Money Debt: Debt incurred for the payment of the acquisition, construction, repair, replacement, additions, accessions and/or improvements (including any industrial revenue bond, industrial development bond and similar financings) incurred prior to or within two hundred seventy (270) days after the acquisition, construction, repair, replacement, addition, accession and/or improvement of the respective asset in order to finance such acquisition, construction, repair, replacement, addition, accession and/or improvement or to reimburse the costs thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed or capital assets acquired with such Debt (and any construction, repairs, replacements, additions, accessions and improvements thereto, any proceeds thereof or of the foregoing) or constituting a Capital Lease (it being understood that individual financings that constitute Purchase Money Debt or a Capital Lease provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates).

Qualified Cash: as of any date of determination, the aggregate amount of unrestricted cash of Parent and its Subsidiaries that (i) is subject to a first priority Lien (subject only to Permitted Liens set forth in Section 10.2.2(i)) in favor of Agent for the benefit of Secured Parties and (ii) if not maintained in a Deposit Account or a Securities Account with Agent, is subject to (x) a Deposit Account Control Agreement if maintained in a Deposit Account and (y) a Securities Account Control Agreement if maintained in a Securities Account.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Qualified Equity Interests: any Equity Interest other than Disqualified Stock.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property and any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation under the Loan Documents.

Reference Time: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting, (2) if the RFR Revolver Loan for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by Agent in its reasonable discretion.

Refinancing Conditions: the following conditions for Refinancing Debt:

(a) the Refinancing Debt is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus an amount necessary to pay all accrued and unpaid interest, penalties, premiums (including tender premiums) thereon and defeasance costs, and the fees, commissions and expenses related to such extension, renewal or refinancing) unless (i) such excess is otherwise permitted to be incurred under Section 10.2.1 or (ii) the excess is used to repay the outstanding Revolver Loans and, at the election of Required Lenders, the Revolver Commitments are reduced by the amount of the repayment (and if no Revolver Loans are outstanding, at the election of Required Lenders, the Revolver Commitments are reduced by the excess);

(b) in respect of Sections 10.2.1 (m) and (bb) and Section 10.2.1(i) (as it relates to Refinancing Debt in respect of Debt incurred under Sections 10.2.1(m) and (bb)), it has a final maturity no sooner than and a weighted average life no less than the Debt being extended, renewed or refinanced;

(c) if the Debt being extended, renewed, or refinanced is subordinated to the Obligations such Debt being extended, renewed or refinanced is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced;

(d) the representations, covenants and defaults applicable to it are not materially less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced or such terms are current market terms (as determined by Borrower Agent);

(e) no additional Lien is granted to secure it except to the extent otherwise permitted by Section 10.2.2; and

(f) no additional Person is obligated on such Debt to the extent otherwise permitted under Section 10.2.1.

Refinancing Debt: Debt that is the result of an extension, renewal, refinancing or replacement of Debt permitted under Section 10.2.1(b), (c), (d), (e), (h), (k), (m), (aa) and (bb), including any expenses and premiums in connection therewith and under Section 10.2.1(i) in respect of the foregoing or any prior Refinancing Debt.

Regulatory Event: either: (a) a “Level One Regulatory Event”, which shall mean the formal commencement by written notice by any Governmental Authority of any Legal Action against any of Borrowers or any of their Subsidiaries, or to the knowledge of Borrowers, any servicer or asset manager of their respective or collective portfolios of Contracts or Third Party Contracts owned or serviced by a Borrower or its Subsidiary, denying its authority to originate, hold, own, service, collect or enforce any category or group of Contracts or such Third Party Contracts, in each case that would reasonably be expected to have a material adverse effect on the business or financial condition of Borrowers and their Subsidiaries taken as a whole, which Legal Action is not released or terminated within 180 calendar days of commencement thereof; or (b) a “Level Two Regulatory Event”, which shall mean the issuance or entering of any stay, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), against any of Borrowers or any of their Subsidiaries, or to the knowledge of Borrowers, any servicer or asset manager of their respective or collective portfolios of Contracts or Third Party Contracts owned or serviced by a Borrower or its Subsidiary, for material violations of Applicable Law regarding the originating, holding, pledging, collecting, servicing or enforcing of any Contracts or such Third Party Contracts, in each case that would reasonably be expected to have a material adverse effect on the business or financial condition of Borrowers and their Subsidiaries taken as a whole.

Reimbursement Date: as defined in Section 2.3.2.

Related Parties: as to any Person, its officers, directors, employees, Affiliates, agent and attorneys.

Relevant Governmental Body: the Board of Governors or the NYFRB, or a committee officially endorsed or convened by the Board of Governors or the NYFRB or, in each case, any successor thereto.

Relevant Rate: (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

Rentals: means, for any period, the aggregate fixed amounts payable by Parent and its Subsidiaries under any operating leases, calculated on a consolidated basis for the Parent and its Subsidiaries for such period in accordance with GAAP.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral included in the Borrowing Base or could assert a Lien on any such Collateral; and (b) a reserve of up to three months’ rent and other charges that could be payable to any such Person (if any), unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30-day notice period has been waived.

Required DIP Lenders: DIP Lenders holding more than 50% of ~~(a)~~ the aggregate outstanding ~~Revolver Commitments; or (b) after termination of the Revolver Commitments, the aggregate outstanding Revolver Loans, LC Obligations and other~~DIP Loans and other DIP Obligations under the Loan Documents~~; provided, that Revolver Commitments, Revolver Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation~~.

Required Lenders: (a) when used in reference to the Prepetition Facilities, Prepetition Lenders holding more than 50% of the Prepetition Obligations; and (b) when used in reference to the DIP Facility, Required DIP Lenders.

Requirement of Law: as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

Reserve: the CAI Availability Reserve, the CCI Availability Reserve, the Badcock Availability Reserve and their respective component parts including, without limitation, the Inventory Reserve, Rent and Charges Reserve, Bank Product Reserve, Sales Tax Reserve, Gift Card Reserve, and Customer Deposit Reserve.

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Investment: any Investment by Parent, a Borrower or any of their Subsidiaries, other than:

(a) Investments in its Subsidiaries to the extent existing on the Closing Date;

(b) Investments (i) by the Obligors in Subsidiaries that are Obligors, (ii) by any non-Obligor in an Obligor or any other Subsidiary and (iii) other than during the Covenant Relief Period (except with respect to Investments in any Securitization Subsidiary) by any Obligor in any non-Obligor in an outstanding amount not to exceed $10,000,000 at any time;

(c) Cash Equivalents;

(d) Permitted Originator Notes;

(e) Investments by CAI which are consistent with the corporate investment policy of CAI from time to time in effect, as approved by Agent (such approval not to be unreasonably withheld);

(f) Investments (i) in and by a Securitization Subsidiary permitted under a Permitted ABS Transaction and (ii) other Investments in a Securitization Subsidiary in the form of (x) a direct investment in cash, (y) the purchase of any securities issued by a Securitization Subsidiary (whether by tender offer or otherwise) or (z) the transfer of any pool of Contracts by any Borrower to a Securitization Subsidiary (which may be in exchange for an underperforming pool of Contracts), in each case so long as (A) immediately before and after giving effect to such other Investment, no Event of Default exists, (B) the financial statements and Compliance Certificates delivered by Parent to Agent pursuant to Section 10.1.2 for the most recent Fiscal Quarter ended reflect that Parent is in compliance with the applicable financial covenants set forth in Section 10.3 measured on a Pro Forma Basis for such Fiscal Quarter and (C) the aggregate amount of such Investments under this clause (f)(ii) (and with respect to clause (f)(ii)(z) above, following the application of the Contract Advance Rate Amount in measuring the amount of any such Investment) do not exceed $50,000,000 at any time outstanding;

(g) Investments for the purpose of funding the repurchase of Contracts which are subject to (i) a Permitted ABS Transaction from a Securitization Subsidiary or (ii) such securitization arrangements entered into by Badcock on or prior to the Amendment No. 3 Effective Date and set forth on Schedule 1.1(g), in each case, so long as immediately before and after giving effect to each such repurchase, no Event of Default exists;

(h) so long as the Covenant Relief Period is not in effect and EBITDA on a Pro Forma Basis is equal to or greater than $170,000,000, Permitted Acquisitions;

(i) Investments arising out of the receipt by Borrowers or any Subsidiary of promissory notes and other non-cash consideration for any Asset Dispositions permitted under Section 10.2.6;

(j) accounts receivable, notes receivable, security deposits and prepayments arising and trade credit granted in the Ordinary Course of Business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers made in the Ordinary Course of Business;

(k) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 10.2.5;

(l) Investments received in connection with the bankruptcy or reorganization of any Person, or settlement of obligations of, or other disputes with or judgments against, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the Ordinary Course of Business;

(m) Investments consisting of Debt, Liens, capital expenditures, Permitted Distributions, Asset Dispositions, payments and repurchases of Debt, fundamental change transactions, and affiliate transactions permitted under Section 10.2.1 (other than Section 10.2.1(v)), 10.2.2, 10.2.3, 10.2.4, 10.2.6, 10.2.8, 10.2.9 and 10.2.17 (other than Section 10.2.17(k));

(n) Investments by Borrowers or any Subsidiary in an outstanding aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $10,000,000 at any time (plus any returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees in respect of Investments theretofore made by it pursuant to this clause (n)); provided, that during the Covenant Relief Period, Investments pursuant to this clause (n) shall be limited to $1,000,000 in the aggregate for such period;

(o) Investments in the Ordinary Course of Business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers;

(p) Investments made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the Ordinary Course of Business;

(q) Investments made by any Subsidiary that is not an Obligor to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by an Obligor in such Subsidiary which is permitted hereunder;

(r) any Investment upon the satisfaction the Payment Conditions with respect thereto; provided that during the Covenant Relief Period this clause (r) shall not be utilized for any Acquisition;

(s) Investments in connection with Hedging Agreements, in each case entered into in the Ordinary Course of Business and not for speculative purposes (it being agreed that the Permitted Convertible Notes Hedging Agreements and any Permitted Securitization Hedging Transaction are permitted);

(t) advances to any director, officer, employee, member or management or consultant for salary, travel expenses, commissions and similar items in the Ordinary Course of Business in an aggregate amount outstanding at any time not to exceed $5,000,000;

(u) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(v) deposits with financial institutions permitted hereunder;

(w) loans made by a Borrower to a Contract Debtor pursuant to a Contract entered into in the Ordinary Course of Business;

(x) loans made pursuant to any Permitted Originator Note; and

(w) Investments in the form of payments required to be made on and after the Amendment No. 1 Effective Date pursuant to that certain Asset Purchase Agreement, dated as of March 11, 2022, among, inter alios, RTO, as buyer, and Tempoe, LLC, a Delaware limited liability company, as seller, in an amount not to exceed $7,500,000 in the aggregate.

Restrictive Agreement: any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Borrowers or any their respective Subsidiaries to create, incur or permit to exist any Lien upon any of its property to secure the Obligations, or (b) the ability of any Subsidiary of Borrowers to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Borrowers or any other Subsidiary.

~~Reuters: as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.~~

Revolver Commitment: for any Lender, (a) with respect to the Prepetition Facilities, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party~~. “~~ and (b) with respect to the DIP Facility, its New Money DIP Commitment; it being understood and agreed that the Revolver Commitments~~” means the aggregate amount of such commitments of all Lenders which, as of the Amendment No. 3 Effective~~ in respect of the Prepetition Facilities terminated on the Petition Date~~, is $555,000,000~~.

Revolver Commitment Termination Date: with respect to any Class of Revolver Commitments or Revolver Loans, the earliest to occur of (a) the Revolver Termination Date with respect to such Class; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; ~~or~~ (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2; and (d) solely with respect to the DIP Loans, (i) the effective date of any Reorganization Plan or plan of liquidation, as applicable, or (ii) the date upon which the Debtors sell all or substantially all of their assets.

Revolver Exposure: as to any Lender at any time, without duplication, the aggregate principal amount at such time of its outstanding Revolver Loans (including its participation in Swingline Loans) and such Lender’s participation in LC Obligations at such time.

Revolver Loan: any loan made pursuant to Section 2.1 ~~or~~, any loan made as a Swingline Loan and, unless the context requires otherwise, any DIP Loan.

Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date: (a) with respect to the Non-Extending Class, March 29, 2025, (b) with respect to all other Classes of Revolver Commitments or Revolver Loans (other than the New Money DIP Commitments and the DIP Loans), December 18, 2026 ~~and~~, (c) with respect to any FILO Tranche, the maturity date applicable to such FILO Tranche as specified in the applicable amendment implementing such FILO Tranche and (d) with respect to the DIP Loans, the DIP Stated Maturity Date.

Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized.

RFR Borrowing: as to any Borrowing, the RFR Revolver Loans comprising such Borrowing.

RFR Revolver Loan: a Revolver Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

Roll-Up Loans: as defined in Section 2.4.1(c).

Royalty: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

RTO: New RTO, LLC, a Delaware limited liability company.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

Sales Tax Reserve: a reserve equal to 100% of the aggregate sales tax obligations of Borrowers as set forth in Borrowers’ books and records as of any measurement date which have not been prepaid by Borrowers.

Sanction: any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority in each case having jurisdiction over any Borrower or its Subsidiaries.

Second Amended and Restated Loan Agreement: as defined in the recitals to this Agreement.

Secured Bank Product Notice: written notice from Borrower Agent and the applicable Secured Bank Product Provider to Agent, in form reasonably satisfactory to Agent, within 30 days (or such longer period as shall be acceptable to Agent and Borrower Agent) following the later of the Closing Date or creation of the applicable Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include (i) its Excluded Swap Obligations or (ii) any Bank Product unless designated in writing (it being acknowledged that any Existing Bank Products and Bank Products with Agent or any Affiliate of Agent shall not require such written notice except in the case of Permitted Securitization Hedging Transactions) by the Borrower Agent and the relevant Secured Bank Product Provider as a Secured Bank Product Obligation.

Secured Bank Product Provider: (a) JPM or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product (i) on the Closing Date and which has delivered a Secured Bank Product Notice to Agent prior to the Closing Date or (ii) after the Closing Date, and with respect to which such provider and Borrower Agent delivers a Secured Bank Product Notice; provided, that no Secured Bank Product Notice shall be required with respect to any Bank Products provided by JPM or any of its Affiliates.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Securities Account Control Agreements: the account control agreements executed by each institution maintaining a Securities Account for a Borrower, in favor of Agent as security for the Obligations; provided that it is understood and agreed that no Securities Account Control Agreement shall be required for Excluded Accounts.

Securitization Subsidiary: one or more direct or indirect Subsidiaries of Parent formed for the purposes of entering into a Permitted ABS Transaction including Conn Appliances Receivables Funding, LLC, Conn’s Receivables Funding I, LP, Conn’s Receivables Funding I GP, LLC, Conn’s Receivables, LLC, Conn’s Receivables Warehouse, LLC, Conn’s Receivables Warehouse Trust, Conn’s Receivables Funding 2021-A, LLC, Conn’s Receivables 2021-A Trust, Conn’s Receivables Funding 2022-A, LLC, and Conn’s Receivables 2022-A Trust.

Securitized Contracts: the Contracts and related assets which are subject to a Permitted ABS Transaction.

Security Agreement: (a) the security agreement executed by each Guarantor on the Closing Date (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including by Amendment No. 2) and (b) thereafter, any other security agreement (including a joinder to any existing Security Agreement) reasonably acceptable to Agent, in each case, pursuant to which such Guarantor shall grant to Agent a Lien (for the benefit of the Secured Parties) in all of such Guarantor’s assets.

Security Documents: the Guaranty, each Security Agreement, Deposit Account Control Agreements, Securities Account Control Agreements, Equity Interest Pledge Agreement, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations, or otherwise in form and substance (including pursuant to a joinder) reasonably acceptable to Agent.

Senior Officer: the chairman of the board, president, chief executive officer, chief financial officer (or other officer holding a similar role), chief operating officer, treasurer or assistant treasurer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

SOFR: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

SOFR Administrator: the NYFRB (or a successor administrator of the secured overnight financing rate).

SOFR Administrator’s Website: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

SOFR Determination Date: has the meaning specified in the definition of “Daily Simple SOFR”.

SOFR Rate Day: has the meaning specified in the definition of “Daily Simple SOFR”.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Financial Covenants: as defined in Section 10.4.1.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).

Stated Amount: at any time the amount available to be drawn under a Letter of Credit, including any automatic increase in such amount provided by such Letter of Credit or the related LC Documents; provided that, other than with respect to calculation and payment of fees, with respect to any Letter of Credit that, by its terms or the terms of any related LC Documents, provides for one or more automatic increases in the available amount thereof, the Stated Amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Subordinated Debt: Debt incurred by a Borrower (other than Debt among Parent and its Subsidiaries) that is expressly subordinate and junior in right of payment to the Obligations and has a maturity no shorter than, at the time of such incurrence or issuance, ninety-one (91) days after the latest Revolver Termination Date and has subordination terms reasonably satisfactory to Agent.

Subsidiary: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Parent.

Supermajority Lenders: Lenders holding more than 66 2/3% of ~~(a) the aggregate outstanding Revolver Commitments; or (b) after termination of the Revolver Commitments,~~ the aggregate outstanding Revolver Loans, New Money DIP Commitments, LC Obligations and other Obligations under the Loan Documents; provided, that ~~Revolver~~New Money DIP Commitments, Revolver Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

Swap Obligations: with respect to an Obligor, its obligations under an agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Lender: JPM (including any Lending Office of JPM).

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Tangible Net Worth: at any date, an amount equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, less (ii) the amount at which such Person’s liabilities would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities, in each case, in accordance with GAAP.

Tax and Trust Funds: cash, cash equivalents or other assets comprised solely of

(a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Person’s employees in the current period (which may be monthly or quarterly, as applicable),

(b) all taxes required to be collected, remitted or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and

(c) any other funds which such Person holds in trust or as an escrow or fiduciary for another Person (which is not an Obligor) in the ordinary course of business.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Tax Materials: any materials (together with all supplements or other modifications thereto) related to the CARES Act Tax Refund Claim prepared by any third party for any Obligor or any of its Subsidiaries on or prior to the Amendment No. 3 Effective Date.

Term Benchmark: when used in reference to any Revolver Loan or Borrowing, refers to whether such Revolver Loan, or the Revolver Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

Term Benchmark Revolver Loan: a Revolver Loan that bears interest based on the Term Benchmark ~~Rate~~.

Term Loan Agent: as defined in the definition of “Term Loan Facility”.

Term Loan Agreement: as defined in the definition of “Term Loan Facility”.

Term Loan Borrowing Base: the “Borrowing Base” under and as defined in the Term Loan Agreement, as in effect on the Amendment No. 3 Effective Date or as modified from time to time in accordance with the ABL Intercreditor Agreement.

Term Loan Documents: the “Loan Documents” under and as defined in the Term Loan Agreement.

Term Loan Facility: the senior secured term loan facility established pursuant to that certain Term Loan and Security Agreement, dated as of the Amendment No. 3 Effective Date (as the same may be amended, restated, amended and restated, supplemented, modified, replaced, increased, renewed, extended or refinanced from time to time in accordance with the ABL Intercreditor Agreement, the “Term Loan Agreement”), by and among the Borrowers, BRF Finance Co., LLC, as agent (the “Term Loan Agent”), and the lenders and other parties party thereto from time to time.

Term Loan Obligations: the “Obligations” under and as defined in the Term Loan Agreement, as in effect on the Amendment No. 3 Effective Date or as modified from time to time in accordance with the ABL Intercreditor Agreement.

Term Loan Overadvance: an “Overadvance” under and as defined in the Term Loan Agreement.

Term Loan Push-Down Reserve: has the meaning assigned to it in the ABL Intercreditor Agreement.

Term Loan Push-Down Reserve Correction Notice: has the meaning assigned to it in the ABL Intercreditor Agreement.

Term SOFR Determination Day: has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

Term SOFR Rate: with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

Term SOFR Reference Rate: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

Third Amended and Restated Loan Agreement: as defined in the recitals to this Agreement.

Third Lien Agent: the “Agent” under and as defined in the Third Lien Term Loan Agreement.

Third Lien Intercreditor Agreement: that certain Amended and Restated Third Lien Intercreditor Agreement, dated as of the Amendment No. 3 Effective Date, among JPMorgan Chase Bank, N.A., BRF Finance Co., LLC and Stephens Investments Holdings LLC and acknowledged and agreed by Parent, CAI, CCI, CCCI, Badcock and each of Parent’s Subsidiaries that are signatories thereto from time to time.

Third Lien Term Loan Agreement: as defined in the definition of “Third Lien Term Loan Facility”.

Third Lien Term Loan Documents: the “Loan Documents” under and as defined in the Third Lien Term Loan Agreement.

Third Lien Term Loan Facility: the senior secured delayed draw term loan facility established pursuant to that certain Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023 (as the same may be amended, restated, amended and restated, supplemented, modified, replaced, increased, renewed, extended or refinanced from time to time in accordance with the Third Lien Intercreditor Agreement, the “Third Lien Term Loan Agreement”), by and among Parent, CAI, CCI, CCCI, the other Obligors party thereto from time to time, the Lenders and Stephens Investments Holdings LLC.

Third Lien Term Loan Obligations: the “Obligations” under and as defined in the Third Lien Term Loan Agreement, as in effect on the Amendment No. 3 Effective Date or as modified from time to time in accordance with the Third Lien Intercreditor Agreement.

Third Party Contracts: any loan agreement, account, revolving credit agreement, retail installment sale contract, consumer loan, Instrument, note, document, chattel paper, and all other forms of obligations owing to any Borrower or any Subsidiary of a Borrower, including any collateral for any of the foregoing, including all rights under any and all security documents, in each case which does not satisfy the credit criteria under the Credit and Collection Guidelines and is intended to be sold to a third party in the Ordinary Course of Business promptly following the execution thereof (and delivery of the product financed thereby); provided, that (x) any purchase and sale agreement related to such Third Party Contract shall provide that such Third Party Contract shall be purchased by such third party within two (2) Business Days of its origination and the applicable Borrower or Subsidiary shall take commercially reasonable efforts to consummate such sale within two (2) Business Days of origination and (y) the aggregate outstanding balance of Third Party Contracts owned by Borrowers and their Subsidiaries shall at no time exceed $1,000,000.

Threshold Amount: $25,000,000.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Financial Institutions: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unadjusted Benchmark Replacement: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Unfinanced Capital Expenditures: for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Debt (other than Revolver Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolver Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

Unused Line Fee Percentage: for any day, a percentage equal to (a) 0.375% per annum if the average daily balance of Revolver Loans and Stated Amount of Letters of Credit during the immediately preceding quarter is greater than 66% of the Revolver Commitments, (b) 0.50% per annum if the average daily balance of Revolver Loans and Stated Amount of Letters of Credit during the immediately preceding quarter is greater than 33% of the Revolver Commitments but equal to or less than 66% of the Revolver Commitments, and (c) 0.625% per annum if the average daily balance of Revolver Loans and Stated Amount of Letters of Credit during the immediately preceding quarter is equal to or less than 33% of the Revolver Commitments.

U.S. Government Securities Business Day: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a moving weighted average cost basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for a Credit Card Account, its face amount.

Variance ~~Report~~Test : as defined in ~~Section 10.1.16(b)~~the DIP Orders.

Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if Borrower Agent notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Borrower Agent that Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and, if an amendment is requested by Borrower Agent or Agent, then Borrower Agent and Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to Agent or the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed).

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “General Intangibles”, “Goods”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangibles”, “Securities Account” and “Supporting Obligation”.

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders and the neuter form. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement (including any Loan Document and any Organic Document) include any amendments, restatements, amendments and restatements, supplements, modifications, replacements, renewals, extensions and refinancings from time to time (to the extent permitted or not restricted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and permitted assigns; and (f) time of day means Central time (daylight or standard, as applicable). All determinations (including calculations of the Borrowing Base, the Term Loan Borrowing Base and

financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time (as adjusted in accordance with the terms hereof). No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or words of similar import means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained in good faith and diligent performance of his or her duties. The use of the phrase “subject to” as used in connection with Permitted Liens or otherwise and the permitted existence of any Permitted Liens or any other Liens in this Agreement or any other Loan Document shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of Agent and the other Secured Parties, expect as expressly set forth in this Agreement or such other Loan Documents.

1.5 Payment and Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.6 Compliance with this Agreement. For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test, such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

1.7 Classification. For purposes of determining compliance at any time with Sections 10.2.1, 10.2.2, 10.2.4, 10.2.5, 10.2.6, 10.2.8, 10.2.9, 10.2.14, and 10.2.17 (and, in each case, any definition used therein) in the event that any Debt, Lien, Distribution, Restricted Investment, Asset Disposition, payment, prepayment, redemption, repurchase, retirement, defeasance or acquisition, merger, combination, consolidation, liquidation, winding up or dissolution, Restrictive Agreement, or Affiliate transaction meets the criteria of more than one (1) of the categories of transactions or items permitted pursuant to any clause of such Sections 10.2.1, 10.2.2, 10.2.4, 10.2.5, 10.2.6, 10.2.8, 10.2.9, 10.2.14, and 10.2.17 (and, in each case, any definition used therein), Borrowers, in their sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one (1) category.

1.8 Certain Calculations.

(a) Subject to the immediately succeeding clauses (b) and (c) and Section 1.6 above, notwithstanding anything to the contrary contained herein, financial ratios and tests (including the Interest Coverage Ratio, the Leverage Ratio, the Fixed Charge Coverage Ratio and the ABS Excluded Leverage Ratio) pursuant to this Agreement shall be calculated in the manner prescribed by the definition of “Pro Forma Basis.”

(b) Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including the Interest Coverage Ratio, the Leverage Ratio, the Fixed Charge Coverage Ratio and the ABS Excluded Leverage Ratio and the component definitions of any of the foregoing), (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) the making of any representation or warranty, in each case as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Debt), (B) the making of any Distribution and/or (C) the making of any restricted Debt payment, in each case in connection with a Limited Condition Transaction, at the election of Borrowers (the “LCT Election”), the determination of whether the relevant condition is satisfied may be made at the time (the “LCT Test Time”) of (or on the basis of the financial statements for the most recently ended fiscal period at the time of) the execution of the definitive agreement with respect to such Limited Condition Transaction. If Borrowers have made an LCT Election, then, in connection with any calculation of any financial ratio or test (other than with respect to determining the Applicable Margin and actual (as opposed to pro forma) compliance with the ~~F~~financial ~~C~~covenants) following such LCT Test Time and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement with respect thereto is terminated, any such financial ratio or test shall be calculated (and tested) on a Pro Forma Basis assuming such Limited Condition Transaction and other subject transactions in connection therewith have been consummated.

(c) Notwithstanding anything to the contrary contained in this Section 1.8 or otherwise, for purposes of determining actual compliance with the financial covenants set forth in Section 10.3, any such adjustments shall only include events that occurred during the relevant measurement period for such financial covenant.

1.9 Interest Rates; Benchmark Notification. The interest rate on a Revolver Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.6(b) provides a mechanism for determining an alternative rate of interest. Agent will promptly notify the Borrower Agent, pursuant to Section 3.6(d), of any change to the reference rate upon which the interest rate on a Revolver Loan is based. However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability (it being understood that this sentence does not limit Agent’s obligation to make any determination or calculation of such reference rate as expressly required to be made by Agent pursuant to the terms of this Agreement). Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2. CREDIT FACILITIES

2.1 ~~Revolver Commitment~~[Reserved].

~~2.1.1 Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time until the Revolver Commitment Termination Date in respect of the applicable Class of Revolver Commitments (provided that, for the avoidance of doubt, all Classes of Revolver Commitments shall be treated as one Class for purposes of the foregoing, the Borrowers must borrow on a Pro Rata basis from all Lenders based on their Pro Rata share of the aggregate Revolver Commitments and each Lender shall make Revolver Loans to the Borrowers based on its Pro Rata share of the aggregate Revolver Commitments). The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan (w) by CAI if the CAI Revolver Usage would exceed the CAI Borrowing Base, (x) by CCI or CCCI if the CCI Revolver Usage would exceed the CCI Borrowing Base, (y) by Badcock if the Badcock Revolver Usage would exceed the Badcock Borrowing Base or (z) by any Borrower if the Revolver Usage would exceed the Borrowing Base.~~

~~2.1.2 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.~~

2.2 [Reserved].

2.3 [Reserved].

2.4 DIP Facility.

2.4.1 DIP Loans.

(a) Each DIP Lender agrees, severally on a Pro Rata basis up to its New Money DIP Commitment, on the terms set forth herein, to make new money Revolver Loans (the “New Money DIP Loans”) to the Borrowers on the Interim DIP Facility Effective Date. The New Money DIP Loans shall be made available in an aggregate amount up to $5,000,000 in new cash funding of DIP Loans. Any unused DIP Commitments shall automatically terminate following the Interim DIP Facility Effective Date except to the extent set forth in the DIP Order.

(b) In addition, subject to the DIP Order, on the Interim DIP Facility Effective Date and for the duration of the DIP Relief Period, each DIP Lender shall be deemed to make non-cash loans on a Pro Rata basis in an aggregate amount equal to $20,000,000 (the “Non-Cash DIP Loans”) through the relief provided with respect to the revised prepayment under Section 5.2.2 as with regards to the Prepetition Facilities; provided, that for the avoidance of doubt, the Non-Cash DIP Loans shall be deemed automatically repaid in full in cash upon the termination of the DIP Relief Period.

(c) In addition, subject to the DIP Order, on and after the Interim DIP Facility Effective Date, any and all cash expenditures expended by the Debtors shall automatically be deemed to be a borrowing of Revolver Loans under the DIP Facility (such deemed borrowings, the “Roll-Up Loans” and, together with the New Money DIP Loans and the Non-Cash DIP Loans, collectively, the “DIP Loans”) and added to the DIP Obligations, with all such Roll-Up Loans being deemed made by the DIP Lenders on a Pro Rata basis based on their respective New Money DIP Commitments.

(d) Notwithstanding anything to the contrary contained herein, no DIP Loans may be prepaid or (other than on the Revolver Commitment Termination Date in respect of the DIP Facility) repaid or reborrowed except as set forth in the DIP Order.

(e) Except as expressly stated otherwise herein, and subject to the DIP Order, the DIP Loans, the New Money DIP Commitments and the DIP Lenders shall be treated as a separate Class from the Prepetition Classes for all purposes hereof and no Lender other than a DIP Lender shall have any obligation to fund any DIP Loan or be entitled to the benefits accruing to the DIP Lenders under the DIP Facility or under the DIP Order (including with respect to the treatment of Roll-Up Loans or the Prepetition Obligations of the DIP Lenders).

~~2.1.3~~2.4.2 Use of Proceeds. The proceeds of ~~Revolver~~the DIP Loans shall be used ~~by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; (b) to pay Obligations~~for the Debtors’ working capital needs, including to fund the costs of the administration of the Chapter 11 Cases, in each case, substantially in accordance with ~~this Agreement; and (c) for working capital and other lawful corporate purposes of Borrowers and their Subsidiaries~~the DIP Budget and subject to the Permitted Deviation. No Borrower shall, directly or, to its knowledge, indirectly, use any ~~Letter of Credit or Revolver~~DIP Loan proceeds, nor use, lend, contribute or otherwise make available any ~~Letter of Credit or Revolver~~DIP Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; or (ii) in any manner that would result in a violation of a Sanction by such Person.

2.4.3 DIP Provisions. Notwithstanding anything to the contrary contained herein or in any other Loan Document, subject to the DIP Order, no consent of any Lender other than the DIP Lenders shall be required to amend or modify or consent to or waive any deviation from any of the DIP Facility-specific provisions contained in this Agreement and, unless specifically stated otherwise herein or in the DIP Order, any such amendment, modification, consent or waiver shall only require the written consent of the Agent, the Obligors and the Required DIP Lenders (which may be via email between counsel to Debtors and counsel to the DIP Lenders (to the extent the Required DIP Lenders have authorized the Agent to agree to such amendment, modification, consent or waiver on their behalf (including via email delivered to the Agent and/or counsel to the DIP Lenders)).

~~2.1.4 Voluntary Reduction or Termination of Revolver Commitments~~.

~~(a) The Revolver Commitments of a given Class shall terminate on the Revolver Commitment Termination Date in respect of such Class, unless sooner terminated in accordance with this Agreement. Upon at least three (3) Business Day’s (or such shorter period of time as may be reasonably acceptable to Agent and which advance notice may be waived by Agent in its sole discretion) prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments and this Agreement. Any notice of termination given by Borrowers shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions, in which case such notice may be revoked by Borrowers (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. Unless such notice is revoked, on the date specified in such notice of termination, Borrowers shall make Full Payment of all Obligations under the Loan Documents.~~

~~(b) The Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least three (3) Business Day’s (or such shorter period of time as may be reasonably acceptable to Agent and which advance notice may be waived by Agent in its sole discretion) prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given; provided that Borrowers may not permanently reduce the Revolver Commitments to an amount less than $250,000,000. Each reduction shall be in a minimum amount of $25,000,000, or an increment of $5,000,000 in excess thereof.~~

~~2.1.5 Overadvances. If the CAI Revolver Usage exceeds the CAI Borrowing Base, CCI Revolver Usage exceeds the CCI Borrowing Base, Badcock Revolver Usage exceeds the Badcock Borrowing Base or Revolver Usage exceeds the Borrowing Base (in each case, an “Overadvance”), the excess amount shall be payable by Borrowers within the time period set forth in Section 5.2.1, but all such Revolver Loans shall nevertheless constitute an Obligation secured by the Collateral entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Base Rate Revolver Loans that cause or constitute an Overadvance and to forbear from requiring Borrowers to cure an Overadvance, (a) unless its authority has been revoked in writing by Required Lenders, as long as the total Overadvance does not exceed $15,000,000 in the aggregate and does not continue for more than 30 consecutive days and (b) if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery, the Overadvance (i) is not increased by more than $5,000,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Revolver Loans be made that would cause the Revolver Usage to exceed the aggregate Revolver Commitments. The making or existence of any Overadvance shall not create nor constitute a Default or an Event of Default; it being understood that funding or continuance of an Overadvance shall not constitute a waiver by Agent or Lenders of any Event of Default then existing. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.~~

~~2.1.6 Protective Advances. Agent shall be authorized, in its sole discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (a) up to an aggregate amount not to exceed at any time the lesser of (i) the aggregate Revolver Commitments, and (ii) the outstanding amount of $15,000,000, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses (such Revolver Loans are referred to herein as “Protective Advances”). Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.~~

~~2.2 Increase in Revolver Commitments~~.

~~2.2.1 The Borrowers may request an increase in Revolver Commitments (including, after the Amendment No. 3 Effective Date and the Discharge of Term Loan Obligations (as defined in the ABL Intercreditor Agreement), through the establishment of a separate FILO Tranche, which may be in the form of term loans) from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and, subject to Section 2.2.2 with respect to any FILO Tranche, is offered on the same terms as existing Revolver Commitments, other than in respect of fees specified by Borrowers, (b) total aggregate increases in the Revolver Commitments pursuant to this Section do not exceed $300,000,000, and (c) no more than six (6) (or such greater number as shall be reasonably acceptable to Agent) such increases are requested during the term of this Agreement. Agent shall promptly notify Lenders of the requested increase and, within five (5) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion and with the consent of Borrower Agent, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Total Revolver Commitments shall be increased by the requested amount~~

~~(or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided that the conditions set forth in Section 6.2(a) and (b) are satisfied or waived by the Lenders providing such Revolver Commitment increase at such time. On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such Revolver Commitments. Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents (including Section 14.1), but subject to Section 2.2.2, if the rate of interest, the Unused Line Fee or similar fee or interest rate applicable to the increase in Revolver Commitments exceeds the rate of interest, the Unused Line Fee or similar fee or interest rate of the existing Revolver Loans, (i) the Borrowers may, at the sole option of Borrower Agent, decline such increase in the Revolver Commitments or (ii) the rate of interest and/or fees on the existing Revolver Loans shall be increased to match that applicable to the increased Revolver Commitment without the consent of any Person, other than the Lenders and other Persons providing the relevant increased Revolver Commitment, Agent and the Borrowers. Any amendment hereto for such increase or addition shall be in form and substance satisfactory to Agent and the Borrowers and shall only require the written signatures of Agent, the Borrowers and the Lender(s) being added or increasing their Revolver Commitment.~~

~~2.2.2 After the Amendment No. 3 Effective Date and the Discharge of Term Loan Obligations (as defined in the ABL Intercreditor Agreement), the increased Revolver Commitments may be in the form of a separate “first-in, last-out” or “last-out” tranche (a “FILO Tranche”) with interest rate margins, rate floors, upfront fees, funding discounts and original issue discounts, in each case to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Revolver Loans) among the Borrowers and the Lenders providing the FILO Tranche so long as (a) any Revolver Loans and related Obligations in respect of the FILO Tranche are not to be guaranteed by any Person other than the applicable Guarantors and are not secured by any assets other than Collateral, (b) as between (x) the Revolver Loans (other than the FILO Tranche) and (y) the FILO Tranche, all proceeds from the liquidation or other realization of the Collateral or application of funds in accordance with Section 5.6 shall be applied, first to obligations owing under, or with respect to, the Revolver Loans (other than the FILO Tranche) and second to the FILO Tranche; (c) the Borrowers may not prepay Revolver Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Revolver Loans (including Swingline Loans) and/or any LC Obligations described in clause (a) of the definition thereof (unless Cash Collateralized or otherwise provided for in a manner reasonably satisfactory to Agent) are outstanding, except to the extent permitted by Section 10.2.8(a); (d) the Required Lenders (calculated as including the FILO Tranche) shall control exercise of remedies in respect of the Collateral; (e) no changes affecting the priority status of the Revolver Commitments (other than the FILO Tranche) vis-à-vis the FILO Tranche may be made without the consent of the Required Lenders under the Revolver Commitments, other than such changes which affect only the FILO Tranche; (f) the final maturity of any FILO Tranche shall not occur, and no FILO Tranche shall require mandatory commitment reductions prior to, the latest Revolver Termination Date (other than with respect to any FILO Tranche) as in effect when such FILO Tranche is first added to the Agreement; and (g) except as otherwise set forth in this Section 2.2.2, the terms of any FILO Tranche are not materially less favorable to the Borrowers than those hereunder (including, without limitation, the inclusion of any additional financial or other material covenant) without the consent of Agent.~~

~~2.3~~	~~Letter of Credit Facility.~~

~~2.3.1 Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until the latest Revolver Commitment Termination Date, on the terms set forth herein, including the following:~~

~~(a) Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application prior to 9:00 a.m., at least three (3) Business Days prior to the requested date of issuance (which shall be a Business Day); (ii) each LC Condition is satisfied and (iii) if a Defaulting Lender exists and the Fronting Exposure of such Defaulting Lender in respect of such Letter of Credit cannot be reallocated to non-Defaulting Lenders pursuant to Section 4.2, Borrower shall have Cash Collateralized the applicable Fronting Exposure as set forth in Section 2.3.3. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Lenders or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.~~

~~(b) Letters of Credit may be requested by a Borrower to support working capital and other lawful corporate purposes. Increase, renewal or extension of a Letter of Credit shall be treated as an issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its reasonable discretion.~~

~~(c) The Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Issuing Bank shall be fully subrogated to the rights and remedies of any beneficiary whose claims against any Borrower are discharged with proceeds of a Letter of Credit. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.~~

~~(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank uses legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence of agents and attorneys-in-fact selected with reasonable care.~~

~~(e) All Existing Letters of Credit shall be deemed to have been issued pursuant to this Agreement, and from and after the Closing Date shall be subject to and governed by the terms and conditions set forth herein.~~

~~(f) Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents, Agent, Issuing Bank and/or Lender, as applicable, shall confirm that Documents and certificates required to be submitted in connection with any Letter of Credit, on their face, comply with the terms of such Letter of Credit as may be required by the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of the applicable Letter of Credit or the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc., as applicable.~~

~~2.3.2 Reimbursement; Participations.~~

~~(a) If an Issuing Bank honors any request for payment under a Letter of Credit, such Issuing Bank shall give written notice of such payment to Agent and Borrower Agent, and Borrowers shall pay to Issuing Bank (i) to the extent Borrower Agent receives written notice from the relevant Issuing Bank by 9:00 a.m., on the date of such payment, on the same day and (ii) otherwise, on the immediately succeeding Business Day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. Subject to the rights of Borrowers’ under Section 2.3.2(d), the obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied.~~

~~(b) Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one (1) Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.~~

~~(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with~~

~~respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.~~

~~(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence, willful misconduct or bad faith.~~

~~2.3.3 Cash Collateral. Subject to Section 2.1.5, at Agent’s or Issuing Bank’s request, Borrowers shall Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender which has not been reallocated to non-Defaulting Lenders as set forth in Section 4.2.1 or Cash Collateralized pursuant to Section 4.2.2, and (b) if an Event of Default exists or the Revolver Commitment Termination Date has occurred, all outstanding Letters of Credit; provided that, upon the occurrence of the Revolver Termination Date in respect of the Non-Extending Class, each Lender with a Revolver Commitment on and after such date shall automatically and without further action be deemed to have purchased an undivided Pro Rata participation in all LC Obligations outstanding at such time but only to the extent that such reallocation does not cause the aggregate Revolver Exposure of any Lender to exceed such Lender’s Revolver Commitment. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).~~

~~2.3.4 Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit then outstanding and issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank. From and after the effective date of any such replacement, (a) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (b) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.~~

~~2.3.5 Inconsistencies with LC Documents. In the event of any conflict or inconsistency between terms and conditions contained in both this Agreement and in any LC Document (as distinguished from additional terms contained in the LC Documents covering matters not addressed in this Agreement, as to which this provision shall not apply), the terms and conditions of this Agreement shall control.~~

~~2.3.6 Issuing Bank Reports to Agent. Unless otherwise agreed by Agent, Issuing Bank (other than Agent) shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to Agent and/or any Affiliate of Agent designated by it (i) periodic activity (for such period or recurrent periods as shall be requested by Agent) in respect of Letters of Credit issued by Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and~~

~~cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the Stated Amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which Issuing Bank honors any request for payment under a Letter of Credit, the date and amount of such payment, (iv) on any Business Day on which any Borrower fails to reimburse Issuing Bank pursuant to Section 2.3.2(a), the date of such failure and the amount owed pursuant to Section 2.3.2(a), and (v) on any other Business Day, such other information as Agent shall reasonably request as to the Letters of Credit issued by Issuing Bank.~~

SECTION 3. INTEREST, FEES AND CHARGES

3.1	Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations under the Loan Documents shall bear interest (i) if a Base Rate Revolver Loan, on the outstanding principal amount thereof at a rate per annum equal to the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Term Benchmark Revolver Loan, on the outstanding principal amount thereof at the Adjusted Term SOFR Rate for the applicable Interest Period, plus the Applicable Margin; (iii) if an RFR Revolver Loan, on the outstanding principal amount thereof at a rate per annum equal to the Adjusted Daily Simple SOFR, plus the Applicable Margin; and (iv) if any other Obligation under the Loan Documents (including, to the extent permitted by law, interest not paid when due) to the extent not paid when due, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Revolver Loan is advanced or the Obligation is payable, until paid by Borrowers. If a Revolver Loan is repaid on the same day made, one day’s interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations under the Loan Documents shall bear interest at the Default Rate (whether before or after any judgment), payable on demand. For the avoidance of doubt, all Obligations from and after the Petition Date (including the DIP Obligations and Prepetition Obligations) shall bear interest at the Default Rate.

(c) Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on each Interest Payment Date and (ii) on the Revolver Commitment Termination Date in respect of such Class of Revolver Loans. Interest accrued on any Secured Bank Product Obligations shall be due and payable as provided in the applicable agreements between the relevant Secured Bank Product Provider and the relevant Obligor.

~~(d) If due to inaccurate reporting in any Borrower Materials, prior to the Revolver Termination Date in respect of the applicable Class of Revolver Loans, it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall promptly pay to Agent, for the ratable benefit of Lenders (for the account of the Lenders that hold the Revolver Commitments and Revolver Loans at the time such payment is received, regardless of whether those Lenders held the Revolver Commitments and the Revolver Loans during the relevant period), an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due promptly on demand and, for the avoidance of doubt, such deficiency shall be due and payable within three (3) Business Days of the date of such demand and no Default or Event of Default shall be deemed to have occurred with respect to such deficiency prior to such date; provided that upon payment of any such deficiency by the Borrowers, no Lender (including Lenders who held the applicable Revolver Commitments and Revolver Loans during the relevant period) shall have any claim against any Obligor as a result of the failure to pay the proper margin and fees originally.~~

3.1.2 Application of SOFR to Outstanding Revolver Loans.

(a) The Borrowers may on any Business Day, elect to convert any portion of the Base Rate Revolver Loans to, or to continue any Term Benchmark Revolver Loan at the end of its Interest Period as, a Term Benchmark Revolver Loan. During the existence of any Event of Default, Agent may (and shall, at the direction of Required Lenders), declare that no Revolver Loan may be made, converted to or continued as a Term Benchmark Revolver Loan.

(b) To convert or continue Revolver Loans as Term Benchmark Revolver Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 10:00 a.m. at least three (3) Business Days (or such shorter period agreed by Agent) before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period for any Term Benchmark Revolver Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Revolver Loan into a Base Rate Revolver Loan.

3.1.3 Interest Periods. The Borrowers shall select an interest period (“Interest Period”) of one month, three months or six months to apply to each Term Benchmark Revolver Loan; provided, that:

(a) the Interest Period shall begin on the date the Revolver Loan is made or continued as, or converted into, a Term Benchmark Revolver Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period in respect of any Class of Revolver Loans shall extend beyond the Revolver Termination Date in respect of such Class.

3.2 Fees.

3.2.1 ~~Unused Line Fee. The Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders (other than any Defaulting Lender), a fee equal to the Unused Line Fee Percentage times the amount by which the Revolver Commitments (other than the Revolver Commitments of Defaulting Lenders) exceed the average daily Revolver Usage during any month. Such fee shall be payable monthly in arrears, on the first day of each month and on the Revolver Commitment Termination Date in respect of such Class of Revolver Commitments.~~[Reserved].

3.2.2 LC Facility Fees. The Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for Term Benchmark Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to each Issuing ~~Lender~~Bank, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit issued by such Issuing Lender, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to each Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit issued by such Issuing Lender, which charges shall be paid as and when incurred.

3.2.3 Agent Fees. In consideration of arrangement and syndication of the Revolver Commitments and other services provided hereunder, Borrowers shall pay to Agent the fees described in the Fee Letter.

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed (including the first day but excluding the last day), based on a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate setting forth in reasonable detail the calculation of the amount or amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error; provided that such certificate from each such Lender or Issuing Bank shall contain a certification to Borrowers that such Lender or Issuing Bank is generally requiring reimbursement for the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities. The Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of the certificate.

3.4 Reimbursement Obligations. The Borrowers shall pay all Extraordinary Expenses within 30 days of receipt of an invoice (in reasonable detail and accompanied by backup documentation). The Borrowers shall also reimburse Agent within 30 days of receipt of an invoice (in reasonable detail and accompanied by backup documentation) for all reasonable and documented out-of-pocket (a) legal, examination and appraisal fees and expenses (in the case of legal fees and expenses, fees and expenses of one lead firm of counsel to Agent and, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent) incurred by it in connection with (i) negotiation and preparation of any Loan Documents, including any modification thereof; (ii) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (iii) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party (including any insurance review); and (b) fees and expenses of FTI Consulting, Inc. or one of its Affiliates employed by Agent or with which Agent may consult from time to time pursuant to that certain Engagement Contract dated as of December 15, 2023, among FTI Consulting, Inc., the ~~Administrative~~ Agent and Parent.

3.5 Illegality. If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Term Benchmark Revolver Loans, or to determine or charge interest based on the Term Benchmark, then, on written notice thereof by such Lender to Agent and Borrower Agent, any obligation of such Lender to make or continue Term Benchmark Revolver Loans or to convert Base Rate Revolver Loans to Term Benchmark Revolver Loans, shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all Term Benchmark Revolver Loans of such Lender to Base Rate Revolver Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Revolver Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Revolver Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.6:

(i) Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then Agent shall give notice thereof to the Borrower Agent and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which Agent agrees to deliver promptly when such circumstances cease to exist), any Notice of Borrowing for, or any request for the conversion of any Revolver Loan to, or continuation of any Revolver Loan as, a Term Benchmark Revolver Loan shall instead be deemed to be a Notice of Borrowing for, or a request for conversion to or continuation of, as applicable, (1) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.6(a)(i) or (ii) above or (2) a Borrowing of Base Rate Revolver Loans if the Adjusted Daily Simple SOFR also is the subject of Section 3.6(a)(i) or (ii) above. Furthermore, if any Term Benchmark Revolver Loan or RFR Revolver Loan is outstanding on the date of the Borrower’s receipt of the notice from Agent referred to in this Section 3.6(a) with respect to a Relevant Rate applicable to such Term Benchmark Revolver Loan or RFR Revolver Loan, then until Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which Agent agrees to deliver promptly when such circumstances cease to exist), (1) any Term Benchmark Revolver Loan shall on the last day of the Interest Period applicable to such Loan, be converted by Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.6(a)(i) or (ii) above or (y) a Borrowing of Base Rate Loans if the Adjusted Daily Simple SOFR also is the subject Section 3.6(a)(i) or (ii) above, on such day, and (2) any RFR Revolver Loan shall on and from such day be converted by Agent to, and shall constitute, a Base Rate Revolver Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.6), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Agent will promptly notify the Borrower Agent and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~d~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, or any Lender (or group of Lenders) pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Revolver Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Borrowing of Base Rate Loans if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Revolver Loan or RFR Revolver Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Revolver Loan or RFR Revolver Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.6, (1) any Term Benchmark Revolver Loan shall on the last day of the Interest Period applicable to such Loan, be converted by Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Borrowing of Base Rate Loans if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Revolver Loan shall on and from such day be converted by Agent to, and shall constitute a Base Rate Revolver Loan.

3.7	Increased Costs; Capital Adequacy.

3.7.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Revolver Loan, Letter of Credit, Revolver Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition affecting this Agreement or any other Loan Document or any Term Benchmark Revolver Loans made by such Lender or any Letter of Credit, participation in LC Obligations;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, maintaining, converting or continuing any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, within 30 days of receipt of a certificate of the type specified in Section 3.3 from such Lender or Issuing Bank, as applicable, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2 Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Revolver Commitments, or the Revolver Loans made by, or participations in LC Obligations or Swingline Loans held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender, Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time within 30 days of receipt of a certificate of the type specified in Section 3.3, Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or such Lender’s or Issuing Bank’s holding company for the reduction suffered.

3.7.3 Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than 90 days (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to it or unlawful. The Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 Funding Losses.

3.9.1 If for any reason (a) any Borrowing, conversion or continuation of a Term Benchmark Revolver Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a Term Benchmark Revolver Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a Term Benchmark Revolver Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a Term Benchmark Revolver Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

3.9.2 With respect to RFR Revolver Loans, if (a) the payment of any principal of any RFR Revolver Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) Borrowers fail to repay an RFR Revolver Loan when required hereunder or (c) a Lender (other than a Defaulting Lender) is required to assign an RFR Revolver Loan other than on the Interest Payment Date applicable thereto pursuant to Section 13.4, then, in any such event, then Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations under the Loan Documents or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations under the Loan Documents.

SECTION	4. LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Revolver Loans.

4.1.1 Notice of Borrowing.

(a) To request Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing no later than (i) 11:00 a.m. on the requested funding date, in the case of Base Rate Revolver Loans, and (ii) 12:00 noon, at least three (3) Business Days (or such shorter period agreed by Agent) prior to the requested funding date, in the case of Term Benchmark Revolver Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) which Borrower is requesting a Revolver Loan, (B) the amount of the Borrowing, (C) the requested funding date (which must be a Business Day), (D) whether the Borrowing is to be made as a Base Rate Revolver Loan or Term Benchmark Revolver Loan, and (E) in the case of a Term Benchmark Revolver Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).

(b) Unless payment is otherwise made by Borrowers, the due date of any Obligation under the Loan Documents (whether principal, interest, fees or other charges under the Loan Documents, including Extraordinary Expenses, LC Obligations and Cash Collateral but, for purposes of clarity, excluding Secured Bank Product Obligations unless otherwise agreed by the Borrower Agent and the Secured Bank Product Provider in writing) shall be deemed to be a request for a Base Rate Revolver Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any Deposit Account (other than an Excluded Account) of a Borrower maintained with Agent or any of its Affiliates.

(c) If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment of a Payment Item in the account when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the presentation date, in the amount of the Payment Item. Proceeds of such Loan may be disbursed directly to the account.

4.1.2 Funding by Lenders. Agent shall promptly notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for a Base Rate Revolver Loan or by 3:00 p.m. two (2) Business Days before a proposed funding of a Term Benchmark Revolver Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the time provided above, in which case Lender shall fund by 1:00 p.m. on the next Business Day; provided that Swingline Loans shall be made as provided in Section 4.1.3. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing; provided that such Lender shall continue to be a Defaulting Lender and Borrowers payments hereunder shall not constitute a waiver or release of claims of Borrowers against such Lender. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3 Swingline Loans; Settlement.

(a) To fulfill any request for a Base Rate Revolver Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount not to exceed 20% of the Revolver Commitments. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Lenders hereunder. The obligation of Borrower to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b) Settlement of Revolver Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Pro Rata share of the outstanding principal amount of the applicable Loan with respect to which settlement is requested to such account of Agent as Agent may designate, not later than 1:00 p.m. on such settlement date. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrowers or anything herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one (1) Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4 Notices. The Borrowers may request, convert or continue Revolver Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent. The Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent acting on its understanding of telephonic or electronic instructions from a Person believed in good faith to be a Person authorized to give such instructions on a Borrower’s behalf.

4.2 Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to any Class of Revolver Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), all or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the non-Defaulting Lenders of such Class in accordance with their respective Pro Rata shares (calculated without regard to such Defaulting Lender’s Revolver Commitment) but only to the extent that such reallocation does not cause the aggregate Revolver Exposure of any non-defaulting Lender to exceed such non-defaulting Lender’s Revolver Commitment. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as specifically provided in Section 14.1.1(c).

4.2.2 Payments; Fees. ~~Any~~Subject to the DIP Order, any payment of principal, interest, fees or other amounts received by Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise~~, and including any amounts made available to Agent by that Defaulting Lender pursuant to Section 9.06~~), shall be applied at such time or times as may be determined by Agent as follows:

first, to the payment of any amounts owing by that Defaulting Lender to Agent hereunder;

second, to the payment on a Pro Rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks and Swingline Lenders hereunder;

third, if so reasonably determined by Agent or the Borrower Agent or reasonably requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral at a rate of 100% of the Fronting Exposure of such Defaulting Lender;

fourth, to the funding of any Revolver Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent;

fifth, if so determined by Agent or Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolver Loans under this Agreement and to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender;

sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement;

seventh, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and

eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Revolver Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolver Loans or LC Obligations were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Revolver Loans of, and LC Obligations owed to, all non-Defaulting Lenders on a Pro Rata basis prior to being applied to the payment of any Revolver Loans of, or LC Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to Cash Collateralize pursuant to this Section 4.2.2 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Revolver Commitment shall be disregarded for purposes of calculating the Unused Line Fee Percentage under Section 4.2.2. To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, Letter of Credit fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such other Lenders. Agent shall be paid all Letter of Credit fees attributable to LC Obligations that are not Cash Collateralized by a Person on behalf of Borrowers or reallocated to such other non-Defaulting Lenders. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Revolver Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Default~~ed~~ing Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Except to the extent the LC Obligations of a Lender are Cash Collateralized by any Person on behalf of Borrowers, Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Status; Cure. The Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral) Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Revolver Commitments and Revolver Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Term Benchmark Revolver Loans) in accordance with the readjusted Pro Rata shares; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender. Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reallocation of Revolver Commitments and Revolver Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims of any party hereunder against a Defaulting Lender as a result of such Lender having been a Defaulting Lender. The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

4.3 Number and Amount of Term Benchmark Revolver Loans; Determination of Rate. Each Borrowing of Term Benchmark Revolver Loans when made shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof. No more than 8 Borrowings (or such greater number as is acceptable to Agent) of Term Benchmark Revolver Loans may be outstanding at any time, and all Term Benchmark Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining the Adjusted Term SOFR Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4 Borrower Agent. Each Borrower hereby designates CAI (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials required to be delivered by Borrowers hereunder, payment of Obligations, requests for waivers, amendments or other modifications, accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

4.5 One Obligation. ~~The~~Subject to the DIP Order, Revolver Loans, LC Obligations and other DIP Obligations constitute one general obligation, on a joint and several basis, of Borrowers and are secured by Agent’s Lien on all DIP Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any DIP Obligations jointly or severally owed by such Borrower.

4.6 Effect of Termination. Until Full Payment of all Obligations under the Loan Documents, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the DIP Collateral and all of its rights and remedies under the Loan Documents. Sections 2.3, 3.4, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section and each indemnity (and related provisions (including the obligation to return any payments to which an indemnitee was not entitled to payment)) or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations subject to the limitations set forth in such Sections, if any.

SECTION 5. PAYMENTS

5.1 General Payment Provisions. ~~All~~Subject to the DIP Order, all payments or prepayments of DIP Obligations under the Loan Documents shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes (except as provided in Section 5.9), and in immediately available funds, prior to 2:00 p.m. (or such later time as Agent may agree in its reasonable discretion) on the due date or the date fixed for any prepayment hereunder. Any amounts received after such time may, at the discretion of Agent, be deemed made on the next Business Day for purposes of calculating interest thereon. Except as expressly provided herein, all such payments shall be made to Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603. Any payment of a Term Benchmark Revolver Loan prior to the end of its Interest Period or of any RFR Revolver Loan prior to the Interest Payment Date in respect thereof shall be accompanied by all amounts due under Section 3.9. Any prepayment of Revolver Loans shall be applied first to Base Rate Revolver Loans, then to RFR Revolver Loans and finally to Term Benchmark Revolver Loans.

5.2 Repayment of Revolver Loans.

5.2.1 Revolver Loans of any Class shall be due and payable in full on the Revolver Commitment Termination Date in respect of such Class, unless payment is sooner required hereunder~~.~~ or under the DIP Order; provided, that for the avoidance of doubt, the Non-Cash DIP Loans are deemed automatically repaid in full upon the termination of the DIP Relief Period. Subject to Section 2.4.1(d) and the DIP Order, Revolver Loans may be prepaid from time to time, without penalty or premium~~; provided that voluntary prepayments may be made on a non-pro rata basis to the extent that a FILO Tranche is outstanding; provided, further, that voluntary prepayments shall not be applied to any last-out facility on a greater than pro-rata basis as compared to any non-last out facility, and any voluntary prepayments of any last-out facility shall only be made if the Payment Conditions are satisfied after~~

~~giving pro forma effect thereto. Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, within three (3) Business Days after any Borrower receives written notice thereof from Agent, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to an amount that does not exceed the Borrowing Base (and thereafter, if any excess remains, Cash Collateralize outstanding LC Obligations in an amount equal to such excess)~~..

5.2.2 If on any ~~day~~Waterfall Determination Date (as defined in the DIP Order) (a) DIP Revolver Usage exceeds ~~(a) the aggregate Revolver Commitments or (b)(i) during the period commencing on the Amendment No. 3 Effective Date and ending on August 31, 2024, $415,000,000, (ii) during the period commencing on September 1, 2024 and ending on October 31, 2024, $375,000,000, (iii) during the period commencing on November 1, 2024 and ending on December 31, 2024, $350,000,000 and (iv) on or after January 1, 2025, $300,000,000~~$420,000,000 or (b) the Borrowing Base is less than the sum of (1) the remaining aggregate principal amount of the Revolver Loans under and as defined in the Prepetition Credit Agreement plus the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized, under the Prepetition Facility plus (2) the New Money DIP Loans and the Roll-Up Loans plus (3)(x) $80,000,000 during the DIP Relief Period or (y) $100,000,000 following the DIP Relief Period, then the Borrowers shall, ~~on~~in each case, as may be waived, modified or extended by the Agent (with the consent of the Supermajority Lenders), including by email, together with the immediately succeeding ~~Business Day~~Waterfall Transfer (as defined in the DIP Order), repay Revolver Loans (in accordance with the waterfall set forth in Section 3 of the DIP Order without giving effect to the $30,000,000 minimum cash balance required therein) in an amount sufficient to reduce DIP Revolver Usage to an amount that does not exceed the ~~aggregate Revolver Commitments and does not exceed the~~ applicable amount specified in clauses (a) and (b) (and thereafter, if any excess remains or ~~Availability~~DIP Revolver Usage continues to be ~~less~~more than ~~required~~permitted by the preceding clauses (a) ~~or~~and (b) due to outstanding LC Obligations, Cash Collateralize such outstanding LC Obligations in an amount equal to such excess or until the Borrowers have satisfied such Availability requirement). Notwithstanding anything to the contrary contained herein, neither this Section 5.2.2 nor any other provision of this Agreement may be amended or modified if the effect of such amendment or modification would be to ~~lower the minimum Availability required~~increase the amount of DIP Revolver Usage permitted hereby, in each case without the consent of the Supermajority Lenders.

5.3 ~~Curative Equity~~Reserved~~. Within one (1) Business Day of the date of receipt by any Borrower of the proceeds of any Curative Equity pursuant to Section 10.4, such Borrower shall prepay the outstanding principal of the Revolver Loans in accordance with Section 5.1 in an amount equal to 100% of such proceeds, net of any reasonable out-of-pocket expenses incurred in connection with the issuance of such Curative Equity.~~

.

5.4 Reserved.

5.5 ~~Marshaling; Payments Set Aside~~Reserved~~. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person in any Insolvency Proceeding, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.~~

.

5.6 Application and Allocation of Payments.

5.6.1 Application~~. Subject to Section 5.6.2,~~ and Allocation of Payments. All payments made ~~by~~or required to be made by the Borrowers hereunder shall be applied ~~(a) first, to Obligations under the Loan Documents then due and owing, if any; (b) second, to other Obligations specified by Borrowers; and (c) third, as determined by Agent in its discretion.~~by the Agent as set forth in the liquidation waterfall in the DIP Order.

5.6.2 [Reserved].

~~5.6.2 Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during the existence of an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:~~

~~first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;~~

~~second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;~~

~~third, to all amounts owing to Issuing Bank (other than Cash Collateralization of undrawn Letters of Credit);~~

~~fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;~~

~~fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;~~

~~sixth, to all Revolver Loans, and to Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing with respect to such Hedging Agreements;~~

~~seventh, to Cash Collateralize all LC Obligations;~~

~~eighth, to all other Secured Bank Product Obligations;~~

~~ninth, to all remaining Obligations; and~~

~~LAST, to Borrowers.~~

~~Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the~~

~~provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. No Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section 5.6.2.~~

5.6.3 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, subject to Section 12.9.2, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7 ~~Dominion Account~~[Reserved]~~. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists.~~

5.8 Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) (collectively, the “Loan Account”) evidencing the Debt of Borrowers hereunder, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations. Any failure of Agent to record anything in a Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in a Loan Account is provided to any Person for verification (or inspected in the case of any Person other than Borrowers), the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt (or inspection, as applicable) that specific information is subject to dispute; provided that payment by Borrowers to Agent of any amounts owed hereunder which are under dispute by Borrowers shall not be deemed a waiver of Borrowers’ right to continue such dispute.

5.9 Taxes.

5.9.1 Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.

(b) If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2 Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.9.3 Tax Indemnification.

(a) Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay to Agent as required pursuant to this Section. Each Borrower shall make payment within 30 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.9.4 Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request and as soon as practicable after payment, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.9.5 Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by

Borrowers with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6 Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Revolver Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations under the Loan Documents.

5.10 Lender Tax Information.

5.10.1 Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.10.2 Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed originals of IRS Form W 9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W 8BEN or IRS Form W 8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W 8BEN or IRS Form W 8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W 8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W 8BEN or IRS Form W 8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, however, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct or indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.10.3 Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.11 Nature and Extent of Each Borrower’s Liability.

5.11.1 Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations under the Loan Documents, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations under the Loan Documents.

5.11.2 Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations under the Loan Documents and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Revolver Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) During the continuance of an Event of Default and subject to the DIP Order, Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon DIP Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any DIP Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any DIP Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the DIP Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for DIP Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid DIP Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the DIP Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the DIP Collateral, and the difference between such bid amount and the remaining balance of the DIP Obligations shall be conclusively deemed to be the amount of the DIP Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any DIP Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3 Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) This Section 5.11.3 shall not limit the liability of any Borrower to pay or guarantee Revolver Loans made directly or indirectly to it (including Revolver Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Revolver Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Revolver Loans and Letters of Credit to such Borrower based on that calculation.

(d) Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations under the Loan Documents. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.11.4 Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. The Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. The Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. The Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5 Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations under the Loan Documents.

SECTION 6. CONDITIONS PRECEDENT

6.1 [Reserved].

6.2 [Reserved].

~~6.1~~6.3 Conditions Precedent to ~~Initial Revolver Loans~~Interim DIP Facility Effectiveness. ~~In addition to the conditions set forth in Section 6.2,~~The DIP Lenders shall not be required to fund any requested ~~Revolver~~DIP Loan~~, issue any Letter of Credit,~~ or otherwise extend credit to the Borrowers hereunder, until the date (“~~Closing~~Interim DIP Facility Effective Date”) that each of the following conditions has been satisfied:

~~(a) Revolver Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Revolver Note. This Agreement, the Guaranty, the Security Agreement, the Equity Interest Pledge Agreement and the Fee Letter (or reaffirmations thereof) requested by Agent shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor (to the extent a party thereto) shall be in compliance with all terms thereof.~~

~~(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.~~

~~(c) Agent shall have received certificates from a Senior Officer of Parent and each Borrower certifying that, after giving effect to the initial Revolver Loans and transactions hereunder, (i) it is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct.~~

~~(d) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.~~

(~~e~~a) ~~Agent shall have received a written opinion of Sidley Austin LLP with respect to each Obligor~~The Petition Date shall have occurred.

(b) The Interim DIP Order shall have been entered on the docket of the Bankruptcy Court.

(c) All “first day” motions filed by the Debtors in the Chapter 11 Cases shall be in form and substance reasonably satisfactory to the Agent, including, without limitation the DIP Motion, the Bidding Procedures Motion, the Cash Management Motion submitted by the Debtors to the Bankruptcy Court on the first day of the Chapter 11 Cases;

~~(f) Agent shall have received copies of the charter documents of each Obligor, certified as of a recent date by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued as of a recent date by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.~~

~~(g) No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since January 31, 2020.~~

(~~h~~d) The ~~Borrowers~~Agent, the DIP Lenders and the DIP Arranger shall have ~~paid~~received all fees ~~and expenses~~ due and payable ~~to Agent and Lenders on the Closing~~on or prior to the Interim DIP Facility Effective Date~~, including~~ and, to the extent invoiced at least two (2) Business Days prior to the ~~Closing~~Interim DIP Facility Effective Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the ~~Borrowers hereunder~~Obligors hereunder, including all reasonable and documented fees, expenses and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Agent, and FTI Consulting, Inc., financial advisor to the Agent.

(e) The Agent shall have received the Initial DIP Budget (as defined in the DIP Order), which shall be in a form and substance satisfactory to the Agent, which shall be certified by a financial officer of the Debtors as being prepared on a reasonable basis and in good faith based on assumptions believed by the Debtors to be reasonable at the time made and from the best information then available to the Debtors and such other supporting documentation as may be reasonably requested by the Agent.

(f) Other than the Chapter 11 Cases, there shall not exist any actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Debtors, threatened in writing against or affecting any Debtor, (i) after giving effect to insurance, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve this Agreement or the transactions contemplated herein or (iii) which is not otherwise subject to the automatic stay as a result of the Chapter 11 Cases.

(g) All DIP Obligations shall be secured by a perfected lien and security interest on all DIP Collateral of the Obligors pursuant to, with the priority set forth in, the Interim DIP Order.

(h) A chief restructuring officer of the Debtors acceptable to the Agent and the Required DIP Lenders (it being understood that Mark Renzi is acceptable) (it being understood that such chief restructuring officer shall report only to the board of the Debtors and have a scope of powers acceptable to the Agent in its reasonable discretion) shall have been appointed without the need for any further action to effectuate such appointment.

~~(i) Agent shall have received a copy of the current Credit and Collection Guidelines in effect on the Closing Date (which may, in the case of Confidential Information, be redacted).~~

~~(j) Agent shall have received an updated Borrowing Base Report prepared as of February 28, 2021.~~

~~6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall in no event be required to make any credit extension hereunder (excluding (i) with respect to any increased Revolver Commitments or additional Revolver Commitments in respect of a FILO Tranche, (ii) Loans required to be made by Lenders in respect of unpaid drawings on existing Letters of Credit pursuant to Section 2.2.2 and (iii) settlements and participations in respect of Swingline Loans pursuant to Section 4.1.3) or issue Letters of Credit on any date, if the following conditions are not satisfied on such date and upon giving effect thereto:~~

~~(a) No Default or Event of Default (including, for purposes of this Section 6.2(a), a Financial Covenant Default (as defined in the ABL Intercreditor Agreement) exists;~~

~~(b) The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (and in all respects with respect to any representations and warranties which are expressly qualified with materiality) on the date of, and upon giving effect to, such credit extension (except for representations and warranties that relate solely to an earlier date); and~~

~~(c) With respect to a Letter of Credit issuance, all LC Conditions are satisfied.~~

~~Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension.~~

SECTION 7. COLLATERAL

7.1 Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Borrower hereby assigns and transfers to Agent, and hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property of such Borrower (other than Excluded Collateral), whether now owned or hereafter acquired, and wherever located:

(a) all Contracts and all Third Party Contracts;

(b) all Accounts including Credit Card Accounts;

(c) all Chattel Paper, including electronic chattel paper;

(d) all Commercial Tort Claims, including those shown, as of the Closing Date, on Schedule 9.1.16;

(e) all Deposit Accounts;

(f) all Documents;

(g) all General Intangibles, including Intellectual Property and the CARES Act Tax Refund Claim;

(h) all Goods, including Inventory, Equipment and fixtures;

(i) all Instruments;

(j) all Investment Property, including the Equity Interests of each Borrower in its Subsidiaries set forth on Schedule 7.1(j) and all Class C Retained Notes;

(k) all Letter-of-Credit Rights;

(l) all Supporting Obligations;

(m) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(n) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Each Contract and its related assets (other than, in each case, net distributions or other net proceeds received by an Obligor directly or indirectly from the sale of the securities in a Permitted ABS Transaction on account of such Contract becoming a Securitized Contract) shall be released from Agent’s security interest automatically upon becoming a Securitized Contract without further action by Agent or any other Person. Each Third Party Contract and its related assets (other than, in each case, net distributions or other net proceeds received by an Obligor on account of the sale thereof) shall be released from Agent’s security interest automatically upon being sold to a third party in accordance with the terms of the Loan Documents without further action by Agent or any other Person. Each Class C Retained Note and its related assets (other than, in each case, net distributions or other net proceeds received by an Obligor on account of the sale thereof) shall be released from Agent’s security interest automatically upon being sold to a third party in accordance with Section 10.2.6(b) without further action by Agent or any other Person. Agent shall execute a release evidencing the foregoing upon any Borrower’s request; provided that only Agent or its designee may file any UCC-3 financing statements in connection with the foregoing (which Agent agrees to do promptly upon Borrower Agent’s request). If a Securitized Contract is transferred from a Securitization Subsidiary back to a Borrower (other than a defaulted Securitized Contract being transferred back solely for tax rebate purposes), it shall cease being a Securitized Contract upon such transfer back and, together with its related security shall again constitute Collateral hereunder.

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower (other than Excluded Accounts), including any sums in any blocked or lockbox accounts (if any) or in any accounts into which such sums are swept. Each Borrower authorizes and directs each bank or other depository to deliver to Agent all balances in each such Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding promptly following the receipt by such bank or other depository institution of a notice of such Dominion Trigger Period. Each Borrower irrevocably appoints Agent as such Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2 Cash Collateral. At the request of Borrower Agent, any Cash Collateral may be invested in Cash Equivalents (so long as no Event of Default exists). Cash Collateral may be invested, at Agent’s discretion, but Agent shall have no responsibility for any investment or loss. As security for its Obligations, each Borrower hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. All Cash Collateral and related deposit accounts shall be under the sole dominion and control of Agent and, subject to Section 12.2, no Borrower shall have any right to any Cash Collateral until the earlier of (a) the date on which the circumstances giving rise to the need for such Cash Collateralization no longer exist, (b) Full Payment of all Obligations in respect of which such Cash Collateral was posted and (c) a determination is made by the party for whose benefit such Cash Collateral was posted that it no longer requires the Cash Collateral.

7.3 Reserved.

7.4 Reserved.

7.5 Other Collateral.

7.5.1 Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $5,000,000), and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien (subject only to Permitted Liens arising by , and which have priority by, operation of law) in favor of Agent for the benefit of the Secured Parties.

~~7.5.2 Certain After-Acquired Collateral. The Borrowers (a) shall promptly notify Agent if a Borrower obtains an interest in any Deposit Account (other than an Excluded Account) and (b) shall notify Agent concurrently with the delivery of any Compliance Certificate delivered pursuant to Section 10.1.1(d)(i) or by such other notice or at such later date as is acceptable to Agent, if, during the most recently ended Fiscal Quarter to which such Compliance Certificate relates, any Borrower obtains any interest in Collateral (other than Contracts and related assets) consisting of Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights (provided that, notwithstanding the foregoing, the Borrowers shall notify Agent promptly but in any event within ten (10) Business Days if any Borrower obtains any interest in Collateral of a type described in this clause (b) with a fair market value in excess of $15,000,000 individually or in the aggregate) and, in each case, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien (subject to Permitted Liens) on such Collateral, including obtaining any appropriate possession or control agreement. If any Collateral included in the Borrowing Base is in the possession of a third party, at Agent’s reasonable request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.~~

7.5.2 Reserved.

7.5.3 Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

~~7.5.4 Further Assurances. All Liens granted to Agent for the benefit of the Secured Parties under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Borrowers shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.~~

~~7.6 Contract Legend. If such Contract is tangible chattel paper and has not become a Securitized Contract, Borrowers shall promptly following the execution or receipt of a Contract stamp or type in on the Contract the following:~~

~~“This instrument or agreement is assigned as collateral to JPMorgan Chase Bank, N.A.”~~

~~or for so long as the Term Loan Obligations remain outstanding, the following:~~

~~“This instrument or agreement is assigned as collateral to JPMorgan Chase Bank, N.A, as agent for secured parties under an asset based revolving credit facility and BRF Finance Co., LLC, as agent for secured parties under an asset based term credit facility”.~~

SECTION 8. COLLATERAL ADMINISTRATION

8.1 Collateral Reports. By the ~~20th day of each month~~time required by the DIP Order, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (a) a Borrowing Base Report prepared as ~~of the close of business of the previous month~~required by the DIP Order; provided that the NOLV Percentage to be applied to the Value of Eligible Inventory shall be the NOLV Percentage set forth in the most recent appraisal of Inventory satisfactory to Agent~~, a copy of which has been delivered to the Borrowers (provided, that Borrowing Base Reports shall be delivered weekly by the third (3rd) Business Day of each week during (x) an Increased Reporting Period; it being understood that Eligible Contracts, Eligible Inventory, the CAI Availability Reserve, the CCI Availability Reserve and the Badcock Availability Reserve shall be provided by Borrower on a monthly basis at all times and (y) a Covenant Relief Period~~ prior to the Petition Date or after the first Permitted Reappraisal (as defined in the DIP Order), which report shall be ~~substantially~~ in ~~the~~a form ~~of the illustrative report provided to Agent on September 30, 2022 or such other form as may be~~ reasonably satisfactory to Agent, (b) an aggregate list of Borrowers’ Contracts, aged in 30 day contractual delinquency intervals and separately identifying the revolving Contracts; (c) a calculation of the Past Due Percent, the Cash Recovery Percent, Collateral Adjustment Percentage, the Net Charge-Off Percent; (d) an Inventory turn report of Borrowers’ Inventory; (e) a listing of each Borrower’s Inventory by location, specifying the amount of Inventory at each location; (f) the summary balances of Borrowers’ Owned Contract Portfolio and ABS Contract Portfolio and delinquent balances of such portfolios; (g) a calculation of the Term Loan Push-Down Reserve; and (h) a certificate of an officer of Borrower Agent certifying as to the accuracy and completeness in all material respects of the foregoing~~; provided, further, that notwithstanding the foregoing, no such Borrowing Base Report delivered pursuant to this Section 8.1 shall be required to update such forgoing information set forth in the Borrowing Base Report delivered on the Amendment No. 3 Effective Date with respect to Badcock until delivery of the first Borrowing Base Report under this Section 8.1 after the date that is 20 Business Days after the Amendment No. 3 Effective Date (the “First Updated Badcock Report”)~~. All calculations of Availability in any Borrowing Base Report shall originally be made by Borrowers and certified by a Senior Officer; provided, that Agent may from time to time after the first Permitted Reappraisal review and adjust any such calculation, in its Permitted Discretion, to the extent the calculation is not made in accordance with this Agreement (or, in the case of the Term Loan ~~Push Down~~Push-Down Reserve, this Agreement and the ABL Intercreditor Agreement), does not accurately reflect the CAI Availability Reserve, the CCI Availability Reserve, the Badcock Availability Reserve or any other Reserve then in effect or the Term Loan Push Down Reserve and/or to correct the Term Loan Push-Down Reserve pursuant to a Term Loan Push-Down Reserve Correction Notice delivered by Term Loan Agent to Agent in accordance with the ABL Intercreditor Agreement.

~~In the event that any Obligor or any Subsidiary shall engage in a transaction or a series of related transactions (other than sales of Inventory in the ordinary course of business or Asset Disposition of Contracts in connection with any Permitted ABS Transaction) which result in (i) the Asset Disposition or other transfer of assets (including pursuant to the sale of Equity Interests in a Subsidiary, or a merger, liquidation, amalgamation, division, contribution of assets, Equity Interests or Debt or otherwise) included in the determination of the Borrowing Base, or (ii) the exclusion and/or removal of assets which were included in the determination of the Borrowing Base (including, as a result of the application of the eligibility criteria) in an aggregate amount for any single or series of related transactions (or other applicable events) in excess of $10,000,000, then prior to or concurrently with the consummation of any such transaction or series of related transactions (or the occurrence of any other applicable events), the Borrower Agent shall deliver to Agent an updated Borrowing Base Report reflecting such transactions or series of related transactions (or other applicable events) as of the date of the most recently delivered Borrowing Base Certificate, and demonstrating that no Overadvance or other Event of Default shall result from such transaction or series of related transactions (or other applicable events) (the foregoing, the “Borrowing Base Condition”).~~

8.2 ~~Administration of Contracts~~Reserved.

~~8.2.1 Contracts. (a) The Borrowers hereby represent and warrant to Agent and Lenders with respect to the Contracts included in the Borrowing Base, that: (i) each such Contract represents a bona fide obligation of the Contract Debtor, enforceable in accordance with its terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability); (ii) each existing Contract is for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to Agent, without any offset, deduction, defense (including the defense of usury), or counterclaim (other than to the extent taken into account in the definition of Eligible Contracts); (iii) to the extent any Contract is in tangible form, there is only one original “Corporate Copy” counterpart and one original “Store Copy” counterpart of such Contract executed by the Contract Debtor and any copies of such original are clearly marked as copies; (iv) the signatures of all Contract Debtors are genuine and, to the knowledge of Borrowers, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (v) each Borrower maintains policies and procedures designed to achieve compliance with Consumer Finance Laws; and (vi) Borrowers have complied, in all material respects, with all requirements of Applicable Law with respect to all such Contracts and related transactions; and have originated or acquired, serviced, collected and otherwise administered all Contracts and conducted Borrowers’ business, in each case in accordance with the Credit and Collection Guidelines and, in all material respects, all applicable Consumer Finance Laws. Notwithstanding anything else to the contrary, the failure of Borrowers to satisfy any of the representations and warranties of this Section 8.2.1(a)(i) through (iv) with respect to Contracts resulting in an adjustment (in the aggregate) to the Borrowing Base of $5,000,000 or less shall not constitute a breach or Event of Default under this Agreement or any Loan Document but shall instead result in such materially affected Contracts being excluded from the determination of, or other appropriate adjustments to, the Borrowing Base.~~

~~(b) The Borrowers shall not grant any discount, credit or allowance to any such Contract Debtor without Agent’s prior written consent, except for discounts, credits and allowances made or given in the Ordinary Course of Business or in compliance with the Credit and Collection Guidelines.~~

~~(c) Except as provided in Borrowers’ Credit and Collection Guidelines and with respect to their “direct loan program”, Borrowers shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Contract without Agent’s written consent (such consent not to be unreasonably conditioned, withheld, delayed or denied). If Agent consents to the acceptance of any such instrument (which consent shall not be required in the case of the Borrowers’ “direct loan program”), it shall be considered as evidence of the Contract and not payment thereof and Borrowers will promptly deliver such instrument to Agent (other than notes in connection with the “direct loan program”), endorsed by the applicable Borrower to Agent in a manner reasonably satisfactory in form and substance to Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Contract Debtor shall remain liable thereon until such Instrument is paid in full.~~

~~(d) Agent may rely, in determining which Contracts are Eligible Contracts, on all statements and representations made by Borrowers with respect thereto.~~

~~(e) The Borrowers hereby represent and warrant to Agent and Lenders with respect to the Third Party Contracts (i) each Borrower maintains policies and procedures designed to achieve compliance with Consumer Finance Laws; and (ii) Borrowers have complied, in all material respects, with all requirements of Applicable Law with respect to all such Third Party Contracts originated by it and, at the time this representation and warranty is made, then serviced, collected or otherwise administered by it and related transactions and have originated, serviced, collected and otherwise administered all Third Party Contracts, in each case in accordance with all applicable Consumer Finance Laws in all material respects.~~

~~(f) [Reserved.]~~

~~(g) If the Contract is in electronic format, (i) none of the Borrowers or a custodian or vaulting agent thereof has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) to any Person other than a Borrower or an Affiliate of a Borrower (which, in the case of an Affiliate of a Borrower, is a Person to whom such Borrower has delegated its duties or has entered into a subservicing arrangement and, in any case, is a Person who has agreed to hold such “authoritative copy” in trust for such Borrower (or its assigns)) and (ii) that is maintained by a custodian or vaulting agent, Borrower shall, upon request by Agent, use commercially reasonable efforts to cause such custodian or vaulting agent to enter into a control agreement with Agent, which shall be in form and substance satisfactory to Agent. If the Contract is in print format, Borrowers shall keep such Contract at the chief executive office or other safe and secure location as designated by Borrower Agent to Agent from time to time.~~

~~8.2.2~~8.2.1 Taxes. If any collections received from payments made by Contract Debtors includes charges for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

~~8.2.3~~8.2.2 Contract Verification. In connection with the conduct of any field examination, Agent shall have the right, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Contracts by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.3 [Reserved].

8.2.4 [Reserved].

~~8.2.4 Maintenance of Dominion Account. The Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. The Borrowers shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer (if any) and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox (if any) or Dominion Account, which may be exercised by Agent during any Dominion Trigger Period, requiring prompt deposit of all remittances received in the lockbox (if any) to a Dominion Account. If a Dominion Account is not maintained with JPM, Agent may, during any Dominion Trigger Period, require prompt transfer of all funds in such account to a Dominion Account maintained with JPM promptly following the receipt of a notice of such Dominion Trigger Period by the applicable bank or depository institution where such account is maintained. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement (if any) or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.~~

~~8.2.5 Proceeds of Collateral. Subject to Section 10.1.15, the Borrowers shall request in writing that all payments on Contracts or otherwise relating to Collateral included in the Borrowing Base are made (a) directly to a Dominion Account (or a lockbox relating to a Dominion Account, if any) or (b) to a Badcock Store Account in accordance with Section 8.5.2. If any Borrower or its Subsidiary receives cash or Payment Items with respect to any such Collateral, it shall hold same in trust for Agent, and promptly deposit same into a Dominion Account; provided, that payments on Securitized Contracts may be remitted to and held by the Securitization Subsidiary, its agents or the related Permitted ABS Agent and payments on any Third Party Contract may be remitted to and held by the purchaser of such Third Party Contract or its trustee, agent or other representatives and, in each case, shall not be subject to the requirements set forth above.~~

8.3 Administration of Inventory.

8.3.1 Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall conduct a physical inventory at each of its locations at least once per calendar year (excluding locations that have not been open for more than twelve months).

8.3.2 [Reserved]

~~8.3.2 Returns of Inventory. No Borrower shall return any Inventory included in the Borrowing Base to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; and (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $15,000,000; and (d) any payment received by a Borrower in excess of the aggregate amount of $15,000,000 in any month for a return is promptly remitted to Agent for application to the Obligations.~~

~~8.3.3 Acquisition and Sale. To Borrowers’ knowledge, each Borrower’s Inventory included in the Borrowing Base is produced, in all material respects, in accordance with the FLSA.~~

8.4 Administration of Equipment.

8.4.1 Reserved.

8.4.2 Reserved.

8.4.3 Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that its value and operating efficiency are preserved at all times, reasonable wear and tear and casualty and condemnation excepted.

8.5 ~~Administration of Deposit Accounts and Securities Accounts~~[Reserved].

8.5.1 [Reserved].

8.5.2 [Reserved].

8.6 [Reserved]~~8.5.1 Deposit Accounts and Securities Accounts. Schedule 8.5 lists, as of the Amendment No. 2 Effective Date, all Deposit Accounts and Securities Accounts maintained by Borrowers (other than Badcock), including Dominion Accounts. Each Borrower shall take all actions necessary to establish Agent’s first priority Lien (subject, as to priority, to Permitted Liens set forth in Section 10.2.2(i)) on each Deposit Account and Securities Account (in each case, other than an Excluded Account) and, shall, subject to Section 10.1.15, cause all Deposit Accounts and Securities Accounts (in each case, other than Excluded Accounts) to be subject to control agreements. A Borrower shall be the sole account holder of each such Deposit Account or Securities Account and shall not allow any Person (other than Agent, Term Loan Agent, if applicable, and the applicable depository bank or securities intermediary) to have control over such Deposit Accounts, Securities Accounts or any Property deposited therein. The Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account or Securities Account (in each case, other than an Excluded Account).~~

~~8.5.2 Badcock Store Accounts. Schedule 8.5 lists, as of the Amendment No. 3 Effective Date, all Deposit Accounts and Securities Accounts maintained by Badcock, and identifies each of the Deposit Accounts established by Badcock that are used solely for receiving store receipts from any store owned or leased and operated by a dealer (together with any other Deposit Accounts at any time established or used by Badcock for receiving such store receipts from any such dealer-operated store location, each individually, a “Badcock Store Account” and, collectively, the “Badcock Store Accounts”). Subject to Section 10.1.15, all funds deposited into any Badcock Store Account shall be sent by wire transfer or other electronic funds transfer on each Business Day to a Dominion Account of a Borrower except for (a) nominal amounts which are required to be maintained in such Badcock Store Accounts under the terms of the arrangements with the bank at which such Badcock Store Account is maintained or (b) funds deposited in Badcock Manual Sweeping Accounts, which shall be sent to a Dominion Account of a Borrower not less than twice every month (and which amounts shall not in the aggregate exceed at any one time (x) $5,000,000 for the period commencing on the Amendment No. 3 Effective Date through and including January 17, 2024 and (b) thereafter, $1,000,000, except (i) to the extent from time to time additional amounts may be held in Badcock Store Accounts on Saturday, Sunday or other days where the applicable depositary bank is closed, which additional amounts are to be , and shall be, transferred on the next Business Day to a Dominion Account of a Borrower, and (ii) as Agent may otherwise agree).~~

~~8.6 Administration of Credit Card Accounts; CARES Act Tax Refund Claim; Class C Retained Notes~~.

~~8.6.1 Credit Card Agreements. Schedule 8.6.1 is a list of all Credit Card Agreements as of the Closing Date.~~

~~8.6.2 CARES Act Tax Refund Claim. (i) All information provided to the Lenders in respect of the CARES Act Tax Refund Claim shall be true and correct in all material respects as of the Amendment No. 3 Effective Date, and without limiting the foregoing, the Borrowers shall promptly~~

~~notify Agent and the Lenders in writing of any material change to such information, (ii) except as disclosed to the Agent, as of the Amendment No. 3 Effective Date, there has been no materially adverse developments with respect to the assumptions upon which any Tax Materials rely, (iii) as of the Amendment No. 3 Effective Date, all claims or amended returns or other forms making claims for the CARES Act Tax Refund Claim available to the Obligors (and any Subsidiary filing as a part of a consolidated, combined or unitary Tax group), to the knowledge of the Senior Officers responsible for pursuing such claim, have been appropriately filed and/or executed, (iv) except as disclosed to Agent, as of the Amendment No. 3 Effective Date, neither the Parent nor any of its Subsidiaries has been audited or received notice of initiation thereof by any governmental taxing authority for any tax period for which the applicable statute of limitations for assessment of taxes remains open and (v) as of the Amendment No. 3 Effective Date, all such claims or amended returns or other forms reflect the anticipated receipt by the Borrowers of not less than the CARES Act Tax Refund Claim as reflected on Schedule 1.1(c).~~

~~8.6.3 Class C Retained Notes. As of the Amendment No. 3 Effective Date, the Borrowers do not hold any Class C Retained Notes. The Borrowers hereby represent and warrant, as of the Amendment No. 3 Effective Date, and, as applicable, agree with Agent and Lenders that, at any time any Class C Retained Notes are included in the determination of the Term Loan Borrowing Base: (i) the ABS Contract Portfolio transferred pursuant to the applicable Permitted ABS Transaction governing such Class C Retained Notes as of the applicable cutoff date satisfied, in all material respects, the eligibility requirements for such receivables as set forth in the applicable Permitted ABS Documents (which eligibility requirements are customary for Permitted ABS Transactions) or have or will be repurchased in accordance with Permitted ABS Documents; (ii) to the extent that the servicer of the applicable ABS Contract Portfolio is a Borrower or an Affiliate thereof, such servicer will comply in all material respects with the Credit and Collection Guidelines and all other covenants of the servicer under the applicable Permitted ABS Documents (including with respect to the collection and disbursement of receivables for the ABS Contract Portfolio), except to the extent any non-compliance does not give rise to a “Servicer Default” under the applicable Permitted ABS Documents; and (iii) the Borrowers will furnish to the Agent from time to time such information in its (or its Affiliates’) possession available to other noteholders under the applicable Permitted ABS Documents as Agent may reasonably request.~~

8.7 General Provisions.

~~8.7.1 Location of Collateral. All tangible items of Collateral, other than Inventory in transit, Collateral out for repair, Inventory consigned by the Borrowers or their Subsidiaries to a third party and Collateral such as laptops, phones, mobile hotspots and similar devices utilized by directors, officers, employees and consultants, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.7.1 (as such Schedule may be updated by Borrowers from time to time at the time of the delivery of a quarterly Compliance Certificate (it being understood that no violation of this provision shall be deemed to occur as a result of any Collateral being maintained at a new business location not previously set forth in Schedule 8.7.1, so long as such Schedule is updated to include such new business location in connection with the next succeeding delivery of a quarterly Compliance Certificate or by such other notice or at such later date as is acceptable to Agent)), except that Borrowers may (a) make sales or other Asset Dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location not listed on Schedule 8.7.1 upon ten (10) Business Days’ prior written notice to Agent (or upon such shorter period as Agent may agree in its sole discretion).~~

8.7.1 [Reserved].

8.7.2 Insurance of Collateral; Condemnation Proceeds.

(a) Each Borrower shall maintain insurance with respect to the Collateral, in such amounts, with insurers and against such risks as are customarily maintained by similarly situated businesses operating in the same or similar locations. ~~All proceeds under each policy (other than insurance with respect to business interruption, workers’ compensation and similar insurance and directors and officers liability policies) shall name Agent as an additional insured or lender loss payee, as applicable. Unless Agent shall agree otherwise, each such policy shall include satisfactory endorsements to the extent available (i) showing Agent as lender loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason except 10 days’ notice shall be given for cancellation due to non-payment of premium; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. From time to time upon Agent’s reasonable request, Borrowers shall deliver to Agent the certified copies of its insurance policies.~~ If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all claims reports made to insurance companies with respect to Collateral included in the Borrowing Base, in each case in excess of $10,000,000. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds of any insurance with respect to Collateral included in the Borrowing Base are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

~~(b) Any proceeds of insurance (other than proceeds from business interruption, workers’ compensation and similar insurance and directors and officers liability insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent and shall be deposited in the Dominion Account.~~

~~(c) After Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate as long as (i) no Event of Default exists and is continuing; (ii) such repair or replacement is promptly undertaken and concluded and (iii) the repaired or replaced Property is free of Liens, other than Permitted Liens.~~

8.7.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

~~8.7.4 Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.~~

8.8 ~~Power of Attorney~~[Reserved].

~~Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (but shall have no obligation to), without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:~~

~~(a) Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control for deposit in a Dominion Account; and~~

~~(b) During the continuance of an Event of Default, with respect to any Collateral (i) send notices to Contract Debtors of the assignment of their Contracts, demand and enforce payments on Contracts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Contract; (ii) settle, adjust, modify, compromise, discharge or release any claims with respect to amounts due on Contracts or other Collateral, or any legal proceedings brought to collect on Contracts or other Collateral, (iii) collect, liquidate, and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of a Contract Debtor, or to any notice, assignment or satisfaction of Lien or similar documents; (v) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vi) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Contract, Inventory or other Collateral; (vii) use a Borrower’s stationery and sign its name to verifications of Contract and notices to Contract Debtors; (viii) use information contained in any data processing, electronic, or other information systems relating to Collateral; (ix) make and adjust claims under insurance policies; (x) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; (xi) following three (3) Business Days’ written notice to Borrower Agent, exercise any voting or other rights under or with respect to any Investment Property; and (xii) take all other lawful actions as Agent deems appropriate to fulfill any Borrowers’ obligations under the Loan Documents.~~

~~(c) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.~~

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, Parent and each Borrower represents and warrants that:

9.1.1 Organization and Qualification. Parent and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization, except where the failure to be so organized or validly existing (other than in the case of a Borrower) or in good standing could not reasonably be expected to have a Material Adverse Effect. Parent and its Subsidiaries are duly qualified, authorized to do business and in good standing in each other jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.

9.1.2 Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor, except, in the case of clauses (c) and (d), for any contravention, violation or imposition of a Lien as could not reasonably be expected to result in a Material Adverse Effect.

9.1.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium, administration or similar laws relating to, limiting or otherwise affecting creditors’ rights or by equitable principles or principles of public order relating to enforceability.

9.1.4 Capital Structure. Schedule 9.1.4 sets forth, as of the Closing Date, for each Subsidiary of Parent, its name, its jurisdiction of organization and its authorized and issued Equity Interests. Parent or its applicable Subsidiary has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable. As of the Closing Date, except as set forth in Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Subsidiaries of Parent.

9.1.5 Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, neither Parent nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. As of the Closing Date, the chief executive offices and other places of business of Parent and its Subsidiaries are shown on Schedule 8.7.1.

9.1.6 Title to Properties; Priority of Liens. Each of Parent and its Subsidiaries has good and indefeasible title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title to its Real Estate that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purpose or that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of Parent and its Subsidiaries has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, in each case other than Permitted Liens. Subject to actions required to be taken by Agent, including the filing of UCC-1 financing statements, all Liens of Agent in the Collateral will be duly perfected, first priority Liens, subject only to Permitted Liens.

9.1.7 Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been delivered to Agent and Lenders, have been prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated, subject, in the case of certain interim statements, to the absence of footnotes and normal year-end adjustments. All projections pertaining to Parent and its Subsidiaries heretofore delivered to Agent and Lenders by or on behalf of the Obligor have been prepared in good faith, based on assumptions believed to be reasonable in light of the circumstances at such time, it being understood that (a) whether or not such projections are in fact achieved will depend upon future events which are beyond the control of Parent or any of its Subsidiaries, (b) no assurance can be given that such projections will be realized, (c) actual results may vary from the projections and such variations may be material and (d) the projections should not be regarded as a representation by Parent or any of its Subsidiaries or their management that the projected results will be achieved. Since October 31, 2022, there has been no change in the financial condition of Parent or any of its Subsidiaries (when taken as a whole) that could reasonably be expected to have a Material Adverse Effect. As of the Amendment No. 3 Effective Date, the Borrowers and their Subsidiaries, taken as a whole on a consolidated basis, are Solvent.

9.1.8 Reserved.

9.1.9 Taxes. Parent and each of its Subsidiaries have filed all federal and other material tax returns that it is required by Applicable Law to file, and has paid, caused to be paid or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except in each case to the extent constituting Permitted Liens.

9.1.10 Reserved.

9.1.11 Intellectual Property. Each of Parent and its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others except for any such failure to own or have rights, conflict or infringement that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to Parent’s or any Borrower’s knowledge, Intellectual Property Claim threatened in writing with respect to Parent, any of its Subsidiaries or any of their Intellectual Property which could reasonably be expected to result in a Material Adverse Effect. All material federally registered Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or its Subsidiaries is shown on Schedule 9.1.11 (as such Schedule may be updated by Borrowers from time to time at the time of the delivery of a Compliance Certificate in accordance with Section 10.1.2). It is understood and agreed that the representation and warranty set forth in this Section 9.1.11, as it relates to items disclosed on Schedule 9.1.11, shall be deemed not to have been breached to the extent any information set forth on such Schedule changes, so long as such Schedule is updated to reflect such changes in connection with the next succeeding delivery of a quarterly Compliance Certificate or by such other notice or at such later date as is acceptable to Agent.

9.1.12 Governmental Approvals. Each of Parent and its Subsidiaries have, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To each Borrowers’ knowledge, all necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Parent and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, in each case except where the failure to have such license, permit or certificate or noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13 Compliance with Laws. Each of Parent and its Subsidiaries has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law (including all Consumer Finance Laws), except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There are no citations, notices or orders of material non-compliance issued to Parent or any of its Subsidiaries under any Applicable Law, except as could not reasonably be expected to result in a Material Adverse Effect.

9.1.14 Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, to Parent’s or any Borrower’s knowledge, neither Parent’s nor any of its Subsidiaries’ past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries has knowledge of any facts or conditions that would reasonably be expected to result in any material contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or, to Parent’s or any Borrower’s knowledge, previously owned, leased or operated by it, in each case which could reasonably be expected to result in a Material Adverse Effect.

9.1.15 Burdensome Contracts. Neither Parent nor any of its Subsidiaries is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.

9.1.16 Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to Parent’s or any Borrower’s knowledge, threatened in writing against Parent or its Subsidiaries, or any of their businesses, operations or Properties that (a) as of the Closing Date, relate to any Loan Documents or transactions contemplated thereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither Parent nor its Subsidiaries are in default with respect to any order, injunction or judgment of any Governmental Authority that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

9.1.17 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.

9.1.18 ERISA. Except as could not reasonably be expected, whether individually or in the aggregate, to result in a Material Adverse Effect:

(a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter has been submitted to the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. To the knowledge of the Borrowers, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60% (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC such that there remains material liability in connection therewith.

(d) With respect to any Foreign Plan, (i) all employer contributions required by law or by the terms of the Foreign Plan have been made and (ii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19 Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between Parent or its Subsidiaries and any customer or supplier, or any group of customers or suppliers, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.1.20 Labor Relations. Except as described on Schedule 9.1.20, as of the Closing Date, neither Parent nor its Subsidiaries are party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of Parent or its Subsidiaries’ employees that could reasonably be expected to have a Material Adverse Effect, or, to any Borrower’s knowledge, any asserted or threatened strikes, material work stoppages or material demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

9.1.21 Reserved.

9.1.22 Not a Regulated Entity. No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.

9.1.23 Margin Stock. Neither Parent nor its Subsidiaries are engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Revolver Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose in any manner that would result in a violation of Regulations T, U or X of the Board of Governors.

9.1.24 OFAC. No Borrower, Subsidiary or, to the knowledge of any Borrower, any director, officer, employee, agent or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction.

9.1.25 Benefit Plans. Parent and each Borrower represents and warrants as of the Closing Date that Parent nor any of its Subsidiaries is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolver Loans, the Letters of Credit or the Revolver Commitments.

9.1.26 Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

9.2 Complete Disclosure. As of the ~~Closing~~Amendment No. 5 Effective Date ~~only~~, none of the written reports, Loan Documents, financial statements, certificates or other written information (other than any projections, pro formas, budgets, and other forward-looking information and information of a general economic or industry nature) concerning Parent and its Subsidiaries furnished by or at the direction of any Obligor to Agent and the Lenders ~~prior to the Closing Date~~ in connection with the negotiation of ~~this Agreement~~Amendment No. 5 or any other Loan Document, when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which such statements were made.

9.3 DIP Facility Representations and Warranties. Notwithstanding anything to the contrary contained herein, but subject to the DIP Order, the only representations and warranties applicable to the DIP Facility, including for purposes of Section 6, shall be those contained in Sections 9.1.1 (Organization and Qualification), 9.1.2 (Power and Authority), 9.1.17 (No Defaults), but solely with respect to Defaults and Events of Default applicable to the DIP Facility, 9.1.12 (Governmental Approvals), 9.1.13 (Compliance with Laws), 9.1.22 (Not a Regulated Entity), 9.1.23 (Margin Stock), 9.1.24 (OFAC), 9.1.25 (Benefit Plans) and 9.2 (Complete Disclosure).

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. ~~As long as any Revolver Commitments are outstanding and~~Until the Full Payment of the DIP Obligations has ~~not~~ occurred, Parent and each Borrower shall, and shall cause each of their Subsidiaries, in each case, subject to the DIP Orders or any other order of the Bankruptcy Court in connection with the administration of the Chapter 11 Cases, to:

10.1.1 Inspections; Appraisals.

(a) Permit Agent from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of the Obligors, inspect, audit and make extracts from Obligors’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants Obligors’ business, financial condition, assets and results of operations (it being understood that a representative of Parent shall be allowed to be present in any discussions with independent accountants). Lenders may participate in any such visit or inspection, at their own expense. None of Agent, any Issuing Bank or Lenders shall have any duty to any Obligor to make any inspection, nor shall Agent have any obligation to (but Agent may) share any results of any inspection, appraisal or report with any Obligor. The Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them. No Borrowing Base calculation shall include Collateral acquired in an Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided in Section 10.1.1(b)) satisfactory to Agent and delivery to Agent of any material documents related to such Acquisition (and Agent agrees to use commercially reasonable efforts to complete such field examinations and/or appraisals within 90 days of the consummation of such acquisition).

(b) Reimburse Agent for all its reasonable out-of-pocket charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to two (2) times per Loan Year (provided that, except with respect to examinations conducted during the Covenant Relief Period, if at all times during such Loan Year, Availability measured as of each month-end (as reflected in the Loan Account) is greater than or equal to 30% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve), Borrowers shall be obligated to only reimburse Agent for one (1) such examination conducted during such Loan Year); (ii) appraisals of Inventory up to two (2) times per Loan Year (provided, that if at all times during any Loan Year, the Inventory Formula Amount is less than 10% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) and Availability measured as of each month-end (as reflected in the Loan Account) is greater than 10% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve), Borrowers shall be obligated to only reimburse Agent for one (1) such appraisal conducted during such Loan Year); and (iii) up to one (1) physical appraisal of accounts receivable per Loan Year and, at Agent’s discretion, quarterly desktop appraisals of accounts receivable; provided, that if an examination or appraisal is initiated during the existence of an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Parent and Borrowers shall pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of its internal appraisal group.

(c) Notwithstanding anything to the contrary contained in the Loan Documents (and other than information relating to the CARES Act Tax Refund Claim required to be delivered under Section 10.1.3(b)), none of Parent, Borrowers and any of their Subsidiaries shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-

financial proprietary information of such Person or any of its Subsidiaries or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to Agent or any Lender (or any of their respective representatives) is prohibited by any Applicable Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Parent, Borrowers or any Subsidiary owes confidentiality obligations to any third party, including dealers (information of the type set forth in clauses (i) through (iv) collectively, “Confidential Information”).

10.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent (provided, that the documents required to be delivered pursuant to clause~~s (a), (b) and~~ (h) below shall be deemed to have been delivered on the date on which such documents are posted on the Securities and Exchange Commission’s website at www.sec.gov):

~~(a) as soon as available, and in any event no later than (i) 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Parent and its Subsidiaries, which consolidated statements shall be audited and certified by a firm of independent certified public accountants of nationally recognized standing selected by Parent or otherwise acceptable to Agent (which audit shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any such qualification pertaining to the maturity of any Debt occurring within 15 months of the relevant audit or any breach or anticipated breach of any financial covenant)), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year; and (ii) 60 days after the end of each Fiscal Year, internal management financial statements (balance sheet, statement of income, and cash flow statement) as of the end of such Fiscal Year, on a consolidated basis for Parent and its Subsidiaries; provided, that the financial statements delivered pursuant to this clause (ii) shall be delivered to Agent for informational purposes only and the calculation of the Applicable Margin in the manner described in the definition thereof;~~

(a) Reserved;

(b) ~~as soon as available, and in any event no later than 45 days after the end of each Fiscal Quarter (or 60 days solely with respect to the Fiscal Quarter ending January 31, 2024), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Parent and its Subsidiaries (excluding Badcock in respect of any Fiscal Quarter ending prior to April 30, 2024), setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer (or other officer holding a similar role) of Parent as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis as of such date and for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;~~Reserved;

(c) ~~as soon as available, and in any event within 30 days after the end of each month that is not the last month of a Fiscal Year or Fiscal Quarter, internal management financial statements (balance sheet, statement of income, and cash flow statement) as of the end of such month, on a consolidated basis for Parent and its Subsidiaries (excluding Badcock in respect of any such month ending prior to April 30, 2024), setting forth in comparative form corresponding figures for (i) the preceding Fiscal Year and (ii) such period set forth in the projections delivered pursuant to Section 10.1.2(f) hereof, in each case on a month-to-date and year-to-date basis with respect to profit and loss and cash flow statements, in each case certified by the chief financial officer (or other officer holding a similar role) of Parent as prepared in accordance with its normal internal, interim reporting practices;~~Reserved;

(d) ~~within the time frame specified for the delivery of financial statements under clauses (a)(i), (a)(ii) and (b) above, (i) a Compliance Certificate executed by the chief financial officer (or other officer holding a similar role) of Parent; provided, that the Compliance Certificate delivered with the financial statements pursuant to clause (a)(ii) shall be delivered to Agent for informational purposes and the calculation of the Applicable Margin in the manner described in the definition thereof only and (ii) a copy of the Credit and Collection Guidelines if changes have been made since the Closing Date or the date of the most recent delivery of the Credit and Collection Guidelines (which Credit and Collection Guidelines may, in the case of Confidential Information, be redacted);~~Reserved;

~~(e) together with the financial statements delivered pursuant to Section 10.1.2(a)(i), a copy of the final management letters (if any) submitted to Borrowers by their accountants in connection with such financial statements, if any;~~

(e) Reserved;

(f) ~~not later than 60 days after the commencement of each Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, month by month~~Reserved;

(g) at Agent’s reasonable request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent or any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Borrower files with any Governmental Authority, except the Securities and Exchange Commission (which shall be deemed to have been delivered when filed), or any securities exchange; and copies of any press releases or other statements made available by Parent or a Borrower to the public concerning material changes to or developments in the business of Parent or such Borrower;

(i) evidence as to Borrowers’ compliance with Consumer Finance Laws as reasonably requested by Agent from time to time;

(j) ~~with each Borrowing Base Report (and such other times as reasonably requested by Agent), Borrowers shall provide to Agent a statement of the Consolidated Cash Balance for the most recently ended week, together with such information as Agent may reasonably request; and~~Reserved; and

(k) such other reports and information (financial or otherwise) as Agent may reasonably request (in its reasonable discretion or at the reasonable request of any Lender) from time to time in connection with any Collateral or the financial condition or business of any Obligor.

Information required to be delivered pursuant to this Section 10.1.2 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by Agent on SyndTrak, IntraLinks or a similar site to which Agent and the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Parent. Information required to be delivered pursuant to this Section 10.1.2 may also be delivered by electronic communications pursuant to procedures approved by Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

10.1.3 Notices.

(a) Reserved.

~~(a) General. Notify Agent and Lenders in writing, promptly after a Senior Officer of Borrower Agent obtains knowledge thereof, of any of the following that affects an Obligor: (a) the commencement of any proceeding or investigation which would reasonably be expected to have a Material Adverse Effect; (b) any default under or termination of a Material Contract; (c) the existence of any Default or Event of Default; (d) the occurrence of any event (including any Intellectual Property Claim, violation or asserted violation of Applicable Law (including ERISA, OSHA, FLSA and Environmental Laws), an Environmental Release, ERISA Event or Regulatory Event) that would reasonably be expected to have a Material Adverse Effect; (e) any judgment in an amount exceeding the Threshold Amount; (f) any written allegation, claim, fact or circumstance indicating that any Third Party Contract, Contract originated by it or, at the time of such event, then serviced, collected or otherwise administered by it, Credit and Collection Guidelines, act, omission or business practice of Parent, any Obligor or any Subsidiary violates or fails to comply with any Consumer Finance Law and which allegation, claim, fact or circumstance claims damages in excess of the Threshold Amount; and (g) except with respect to transactions under Section 10.2.6(c)(iv), the sale of any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory other than returns or repurchases in the Ordinary Course of Business.~~

~~(b) CARES Act Tax Refund Claim. Promptly (but in any event within two (2) Business Days following the occurrence thereof or, in the case of clause (ix), Agent’s request therefor), together with true and complete copies thereof (as applicable), deliver to Agent and Lenders written notice of:~~

~~(i) the receipt by any Obligor of written notice of any rejection by the IRS or any other Governmental Authority (including the Joint Committee on Taxation) of the CARES Act Tax Refund Claim or any request by the IRS or any other Governmental Authority (including the Joint Committee on Taxation) for the applicable Obligors to remit CARES Act Tax Refund Proceeds;~~

~~(ii) any material revision to the Obligors’ calculation with respect to the CARES Act Tax Refund Claim;~~

~~(iii) the filing any forms or any amended income tax return with the IRS with respect to the CARES Act Tax Refund Claim, or of any amendment or supplemental filing with respect thereto;~~

~~(iv) the receipt by any Obligor or any of its Affiliates of any portion of the CARES Act Tax Refund Proceeds;~~

~~(v) the receipt by any Obligor or any of its Affiliates of any written claim made by the IRS or any other Governmental Authority (including the Joint Committee on Taxation) with respect to setoff against any portion of the CARES Act Tax Refund Proceeds;~~

~~(vi) any Obligor’s knowledge of any Change in Law that could reasonably be expected to materially affect the amount of the CARES Act Tax Refund Claim;~~

~~(vii) any supplement or updates to any Tax Materials; and~~

~~(viii) any other material development in respect of the CARES Act Tax Refund Claim that has resulted or would reasonably be expected to result in a reduction in the anticipated aggregate amount of the CARES Act Tax Refund Claim or material adverse impairment of the ability of the Obligors, collectively, to collect the CARES Act Tax Refund Claim; and~~

~~(ix) any other documents, instruments, agreements or information that is available to the Obligors as Agent may reasonably request with respect to the CARES Act Tax Refund Claim or the CARES Act Tax Refund Proceeds.~~

(~~c~~b) Class C Retained Notes. At any time that any Class C Retained Notes are included in the calculation of the Term Loan Borrowing Base, within one (1) Business Day following the delivery of any written notice or other written communication to the holders of any such Class C Retained Notes, deliver to Agent copies thereof.

(~~d~~c) Term Loan Events. Notify Agent and Lenders in writing, together with true and complete copies thereof (as applicable), of each amendment, supplement, modification, waiver, consent or forbearance in respect of the Term Loan Documents, and of any material notices received from any lender or Term Loan Agent of, under or with respect to the Term Loan Obligations, to the extent not otherwise provided to Agent under the Loan Documents. Borrower Agent shall deliver to Agent from time to time upon its request the “Borrowing Base Report” delivered to Term Loan Agent from time to time.

(d) Events in the Chapter 11 Cases. Use commercially reasonable efforts, at least three (3) days prior to such filing or distribution, copies of all pleadings and motions to be filed by or on behalf of the Debtors with the Bankruptcy Court or the United States Trustee in the Chapter 11 Cases, or to be distributed by or on behalf of the Debtors to any official committee appointed in the Chapter 11 Cases (other than emergency pleadings or motions where, despite such Debtor’s commercially reasonable efforts, such three (3)-day notice is impracticable, in which case any such emergency pleadings or motions will be delivered in no event later than the day after such filing or distribution, provided that copies of such pleadings and motions to be so filed by or on behalf of the Debtors to the extent directly relating to this Agreement or any other Loan Documents, including, without limitation, any amendment, modification or supplement to this Agreement (or a waiver of the provisions thereof) or any other matter adversely affecting the liens, claims or rights of the DIP Lenders under this Agreement or any other Loan Document in any material respect shall be delivered to the Agent and counsel to the Agent at least three (3) days prior to such filing).

10.1.4 Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5 Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws with which the Borrowers and their Subsidiaries shall comply in all material respects) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if an Environmental Release which could reasonably be expected to result in a Material

Adverse Effect requiring remediation under Environmental Laws occurs at or on any Properties of Parent or its Subsidiaries, Parent, the relevant Borrower or the applicable Subsidiary shall act, or shall cause the legally responsible party to act, in each case promptly and diligently to investigate and report to Agent and, as required by Environmental Laws, to all appropriate Governmental Authorities the extent of, and to undertake or cause the legally responsible party to undertake appropriate and necessary remedial action to address such Environmental Release as required by applicable Environmental Laws.

10.1.6 Taxes. (a) Pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are not overdue by more than 30 days or (i) such Taxes are being Properly Contested or (ii) the failure to pay such Taxes could not reasonably be expected to result in a Material Adverse Effect.

(b) (i) Timely file all claims or amended returns making claims for the maximum amount of CARES Act Tax Refund Claim available under Applicable Law to the Obligors (and any Subsidiary filing as a part of a consolidated, combined or unitary Tax group) as reasonably determined by the Borrowers and (ii) take such other actions as the Agent may reasonably request in respect of the CARES Act Tax Refund Claim.

10.1.7 Insurance. Maintain insurance with insurers with respect to the Properties and business of Borrowers and its Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated and operating in the same or similar locations.

10.1.8 Licenses. Except as could not reasonably be expected to result in a Material Adverse Effect: keep each License affecting any Collateral (including the manufacture, distribution or Asset Disposition of Inventory) or any other material Property of Borrowers and its Subsidiaries in full force and effect; notify Agent, upon its request, of any modification to any such License; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any such License.

10.1.9 ~~Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary of Parent and, if such Person is not a Foreign Subsidiary or a Securitization Subsidiary, cause it to guaranty the Obligations in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person.~~Reserved

10.1.10 Reserved.

10.1.11 Reserved.

10.1.12 ~~Charge-Off Policy. The Borrowers shall establish and implement a policy for charging off the unpaid balance of its delinquent Contracts as set forth in the Credit and Collections Guidelines~~Reserved.

10.1.13 Loss Reserve. Parent and its Subsidiaries shall maintain, on a consolidated basis, loss reserves at all times during the term of the Agreement in amounts required to be maintained under GAAP.

10.1.14 Reserved

10.1.15 Reserved

~~10.1.14 Beneficial Ownership Regulation. Promptly following any request therefor, provide information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.~~

~~10.1.15 Control Agreements. Within 60 days of the Amendment No. 3 Effective Date (or such later date as may be agreed by Agent in its reasonable discretion), Badcock shall cause all Deposit Accounts and Securities Accounts of Badcock (other than Excluded Accounts) maintained as of the Amendment No. 3 Effective Date to be subject to a control agreement. From time to time upon request by Agent, the Borrowers shall deliver to Agent a list of all Deposit Accounts and Securities Accounts (including Excluded Accounts) maintained by the Obligors, which list shall identify the account owner, the depositary bank, the account number and type of account and indicate whether such Deposit Account or Securities Account is subject to a control agreement in favor of Agent or an Excluded Account and the basis therefor.~~

10.1.16 ~~13-Week Forecasts~~DIP Budget and Variance ~~Reports~~Tests .

~~(a) Commencing on the third Business Day of the first full calendar month ending after the Amendment No. 3 Effective Date, and thereafter, no later than the third Business Day of each calendar month, Borrower Agent shall deliver to Agent, for distribution to the Lenders, a thirteen-week cash flow forecast in substantially the same form as the Approved 13-Week Forecast or other form reasonably satisfactory to Agent (each, including the Approved 13-Week Forecast, a “13-Week Forecast”), which 13-Week Forecast shall reflect, for the periods covered thereby, projected weekly disbursements, cash receipts, outstanding Obligations under the Credit Agreement and ending cash for each week covered by such 13-Week Forecast.~~

~~(b) Borrower Agent shall deliver to Agent, for further distribution to the Lenders, commencing on January 3, 2024, and on the third Business Day of every other week thereafter, a variance report (each a “Variance Report”) comparing (i) for the two-week period most recently ended, the actual cash flow results against anticipated cash flow results set forth under the 13-Week Forecast covering such two-week period and (ii) the actual cash flow results for the period covered by the most recently delivered 13-Week Forecast against anticipated cash flow results set forth under such 13-Week Forecast on a cumulative basis from the start of the thirteen-week period covered by such 13-Week Forecast (each such period referred to in clauses (i) and (ii), a “Forecasting Period”), in each case of clauses (i) and (ii), with a narrative description of any line item variances in excess of fifteen percent (15%) for such Forecasting Period.~~

(a) The Borrowers shall deliver an updated DIP Budget and Variance Tests to the Agent as and when required by the DIP Orders.

(b) The Borrowers will, and will cause each Subsidiary to, use the DIP Loans and other extensions of credit to the Obligors under this Agreement and the other Loan Documents and use “cash collateral” (as defined in Section 363(a) of the Bankruptcy Code) solely in accordance with the DIP Orders, any approved DIP Budget (subject to any Permitted Deviation) and Section 2.4.2.

(c) The Agent and the DIP Lenders (i) may assume that the Debtors will comply with the approved DIP Budget, (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from proceeds of DIP Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any DIP Budget.

10.1.17 Post-Amendment No. ~~3~~4 Effective Date Covenants~~. On or prior to February 28, 2024 (or such later date as may be agreed by Agent in its reasonable discretion), the Borrowers shall have initiated the process of providing updated field examinations in respect of the Obligors’ books and records and other financial or collateral matters as Agent deems appropriate, which such field examinations shall be reimbursable by the Borrowers and in addition to the examinations permitted to be conducted and required to be reimbursed pursuant to Section 10.1.1(b) but otherwise conducted in accordance with the limitations set forth in Section 10.1.1.~~

~~10.1.18 Post-Amendment No. 4 Effective Date Covenants.~~

~~(a) As soon as practicable, but in any event prior to a Petition Date, the Obligors shall deliver, with respect to the fee-owned Real Estate previously identified to Agent by the Obligors:~~

~~(i) fully executed counterparts of mortgages in form and substance reasonably satisfactory to Agent duly executed by the applicable Obligor and suitable for recording or filing and such other documents including, but not limited to, any consents, agreements and confirmations of third parties, as Agent may reasonably request with respect to any such mortgage;~~

~~(ii) copies of any owner’s title policy or other title information in respect of such Real Estate to the extent previously received or obtained by the Obligors in connection with the acquisition of Badcock;~~

~~(iii) life of loan flood hazard determinations for such Real Estate and, to the extent such Real Estate is a located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower Agent and the applicable Obligors relating thereto) and evidence of flood insurance with respect to each such property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with the Flood Laws; and~~

~~(iv) copies of any surveys received in respect of such Real Estate by the Obligors in connection with the acquisition of Badcock; and~~

(~~b~~a) . The Obligors shall comply with ~~other~~the covenants and milestones agreed to between the Obligors and the Agent pursuant to the Amendment No. 4 Side Letter.

10.1.18 DIP Reporting; Management Calls. After the Petition Date, so long as any DIP Obligations remain outstanding, the Debtors shall (a) provide the DIP Lenders, the Agent and their respective advisors with daily reports (which may be by email) from the Great American Group, LLC, to the extent received by the Debtors, with respect to the Liquidation and (b) participate in teleconference calls with the Agent, the DIP Lenders, the Debtors and their respective advisors, to be held at such times as may be reasonably agreed by the parties, on a weekly basis or more frequently at the reasonable request of the Agent or its advisors.

10.1.19 [Reserved].

10.2 Negative Covenants. ~~As long as any Revolver Commitments are outstanding and~~Until the Full Payment of the Obligations has ~~not occurred~~occurred, but in all cases subject to the DIP Order, any order of the Bankruptcy Court or as may be set forth in the DIP Budget, as applicable, Parent and each Borrower shall not, and shall not permit any of its Subsidiaries to:

10.2.1 Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) ~~(i) Subordinated Debt; and (ii) unsecured Debt of Parent or its Subsidiaries so long as, in the case of this clause (b)(ii), after giving effect to such Debt, Parent shall be in Pro Forma Compliance with the covenants set forth in Section 10.3.2 and 10.3.3 and such Debt shall have a maturity no earlier than the date that is 91 days after the latest Revolver Termination Date;~~[reserved];

(c) Permitted Purchase Money Debt;

(d) Debt (other than the Obligations) outstanding (or pursuant to commitments outstanding) on the (i) Closing Date or (ii) solely with respect to Badcock, the Amendment No. 3 Effective Date;

~~(e) Debt that is assumed or acquired in connection with any Acquisition permitted hereunder or the acquisition of any asset or group of assets so long as (i) such Debt was not incurred in contemplation of such Acquisition or acquisition of assets and (ii) either does not exceed (x) $25,000,000 in the aggregate outstanding at any time or (y) after giving effect to each such assumption or acquisition of such Debt, the Payment Conditions are satisfied;~~

(e) [reserved];

(f) Permitted Contingent Obligations;

(g) Debt owed to a Flooring Lender; provided, that such Flooring Lender has entered into a Flooring Intercreditor Agreement with respect to such Debt;

(h) ~~Debt incurred for the acquisition of Real Estate by an Obligor so long as the purchase price of such Real Estate does not exceed the fair market value of the Real Estate at the time of its acquisition (as determined by the Borrower Agent in good faith) and the Debt incurred in connection therewith does not exceed 100% of the purchase price (including fees, costs and expenses, prepaid interest and similar items in connection therewith) of such Real Estate; provided, that the aggregate outstanding Debt permitted under this subsection (h) does not at any time exceed $30,000,000;~~[reserved];

(i) Refinancing Debt as long as each Refinancing Condition is satisfied with respect to such Refinancing Debt;

(j) Debt incurred by a Securitization Subsidiary pursuant to one or more Permitted ABS Transactions entered into prior to the Amendment No. 5 Effective Date so long as at or prior to the initial transfer of Contracts under any such transaction, the applicable Permitted ABS Agent has entered into a Permitted ABS Intercreditor Agreement;

(k) Debt incurred under Permitted Originator Notes;

(l) [~~R~~reserved];

(m) Debt evidenced by the Permitted Convertible Notes or by the Permitted HY Notes;

(n) Debt in the form of guarantees by Parent or any of its Subsidiaries of Debt permitted under this Section 10.2.1;

(o) obligations of Parent or any of its Subsidiaries under any Hedging Agreements not entered into for speculative purposes (including any Hedging Agreement entered into by any Securitization Subsidiary in connection with a Permitted ABS Transaction and by Parent or any Subsidiary in connection with any Permitted Securitization Hedging Transaction);

(p) (i) Debt incurred in the Ordinary Course of Business in respect of netting services, overdraft protections, employee credit card programs, Bank Products and otherwise in connection with Deposit Accounts and Securities Accounts and (ii) Debt incurred in connection with letters of credit, bankers’ acceptances, bank guarantees, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, warehouse receipts or similar facilities, in each case incurred or undertaken in the Ordinary Course of Business;

(q) Debt among Parent and its Subsidiaries; provided that (i) Debt of any Subsidiary that is not an Obligor owing to any Obligor shall be permitted under Section 10.2.5 (other than under clause (m) of the definition of “Restricted Investment~~s~~”) and (ii) Debt of the Obligors owing to any Subsidiary that is not an Obligor shall be expressly subordinated to the Obligations under the Loan Documents on terms reasonably acceptable to Agent (it being understood that such subordination terms shall permit the repayment of interest and/or principal with respect to such Debt in the absence of notification by Agent during the existence of an Event of Default that such payments shall no longer be made);

(r) Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(s) Debt incurred by Parent and its Subsidiaries representing (i) deferred compensation to directors, officers, employees, members of management and consultants of Parent and its Subsidiaries in the Ordinary Course of Business or in connection with any Permitted Acquisition or any Investment permitted hereby and (ii) deferred purchase price or other similar arrangements in connection with any Permitted Acquisition or any Investment permitted hereby;

(t) Debt arising out of the creation of any Lien (other than for Liens securing debt for Borrowed Money) permitted under Section 10.2.2;

(u) Debt incurred in the Ordinary Course of Business in respect of obligations of Parent and its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(v) Debt incurred by Parent and its Subsidiaries representing Investments permitted under the definition of “Restricted Investment”;

(w) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the Ordinary Course of Business to the extent that they are permitted to remain unfunded under Applicable Law;

(x) Debt owed to (including obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, securing unemployment insurance and other social security laws or regulation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar obligations to Parent or any Subsidiary;

(y) Debt supported by a Letter of Credit, in a principal amount not in excess of the Stated Amount of such Letter of Credit;

(z) Debt in respect of any letter of credit issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made hereunder;

(aa) ~~Debt with an aggregate principal amount not exceeding $50,000,000 in the aggregate outstanding at any time~~[reserved];

(bb) the (i) Term Loan Obligations in an aggregate principal amount not to exceed the amount permitted under the ABL Intercreditor Agreement and (ii) Third Lien Term Loan Obligations in an aggregate principal amount not to exceed the amount permitted under the Third Lien Intercreditor Agreement; and

(cc) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Debt described in paragraphs (a) through (bb) above (including any of the foregoing to the extent capitalized and added to the principal amount thereof as permitted by the Term Loan Agreement).

10.2.2 Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) any Lien (i) created under the Loan Documents and (ii) on cash or deposits granted in favor of any Swingline Lender or any Issuing Bank hereunder to Cash Collateralize any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, under this Agreement, as applicable;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes that are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being Properly Contested or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) statutory Liens arising in the Ordinary Course of Business including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the Ordinary Course of Business and securing obligations that are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being Properly Contested or (ii) are subject to a Lien Waiver, or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e) (i) Liens incurred or pledges or deposits made in the Ordinary Course of Business to secure the performance of bids, trade contracts (other than for Borrowed Money), leases (other than Capital Leases), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business or arising as a result of progress payments under government contracts and (ii) obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support payment of the items set forth in clause (i) of this Section 10.2.2(e);

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against Parent or its Subsidiaries, or any Property of Parent or its Subsidiaries, not constituting an Event of Default;

(h) (i) easements, rights-of-way, restrictions, trackage rights, leases (other than in respect of Capital Leases), licenses, special assessments, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any Borrowed Money and do not materially interfere with the Ordinary Course of Business and (ii) Liens and other matters disclosed in any mortgagee title policy and any replacement, modification, extension or renewal of such Lien;

(i) (i) contractual rights of set-off (A) relating to the establishment of depository relationships with banks not given in connection with the issuance of Borrowed Money, (B) relating to pooled deposit, sweep accounts and netting arrangements of Parent and its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business, and (C) relating to purchase orders and other agreements entered into with customers of Parent and its Subsidiaries in the Ordinary Course of Business and (ii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights (including overdraft protection);

(j) Liens in favor of a Flooring Lender so long as such Liens do not attach to any assets of a Borrower other than the Inventory floored by such Flooring Lender (which may include Liens on all Inventory of a given manufacturer, brand or line which is floored by such Person, provided that all such Inventory of a given manufacturer, brand or line are excluded (up to the aggregate amount of the obligations owing to such Flooring Lender) from the determination of the Borrowing Base) and the proceeds and products thereto;

(k) ~~Liens securing only the Real Estate owned by a Borrower to secure Debt permitted under Section 10.2.1(h)~~[reserved];

(l) existing Liens ~~shown on Schedule 10.2.2,~~ and any refinancing, modification, replacement, renewal or extension thereof; provided, that the Lien does not extend to any additional property other than after-acquired property that is affixed to or incorporated in the property covered by such Lien and the proceeds and products thereof;

(m) Liens on the Equity Interests of Parent which are held by Parent, to the extent such Equity Interests are deemed to be Margin Stock;

(n) Liens on the Securitized Contracts of a Securitization Subsidiary and Liens on the assets of a Securitization Subsidiary, in each case, in favor of a Permitted ABS Agent and subject to a Permitted ABS Intercreditor Agreement;

(o) Security interests as described in 9-109(a)(3) of the UCC created in connection with sales of accounts, chattel paper, payment intangibles or promissory notes permitted by or not otherwise prohibited by this Agreement or any other Loan Document;

(p) any interest or title of a lessor, sublessor, licensor or sublicensee under any leases, subleases, licenses or sublicenses entered into by Parent or any Subsidiary in the Ordinary Course of Business;

(q) (i) leases, subleases, licenses or sublicenses of property in the Ordinary Course of Business or (ii) rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent or any Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent or the Subsidiaries in the Ordinary Course of Business and (ii) arising by operation of law under Article 2 of the Uniform Commercial Code;

(t) Liens on insurance policies and the proceeds thereof securing the financing of Debt permitted pursuant to Section 10.2.1(r)(i);

(u) ground leases in the Ordinary Course of Business in respect of Real Estate on which facilities owned or leased by Parent or any Subsidiary are located;

(v) Liens securing obligations under Hedging Agreements permitted by Section 10.2.1(o) (including any Hedging Agreement entered into by any Securitization Subsidiary in connection with a Permitted ABS Transaction and by Parent or any Subsidiary in connection with any Permitted Securitization Hedging Transaction);

(w) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(x) Liens deemed to exist in connection with permitted repurchase obligations or set-off rights;

(y) Liens securing Debt permitted under Section 10.2.1(e); provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such acquisition and such Liens shall be limited to all or part of the same assets (including after acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose) that secured the obligations to which the original Liens relate (plus improvements on such Property);

(z) Liens securing obligations in respect of letters of credit, banker’s acceptances, bank guarantees or similar instruments permitted under Sections 10.2.1(p), (x) and (z);

(aa) Liens (i) solely on any cash earnest money deposits or cash equivalents in connection with any letter of intent or purchase agreement or otherwise in connection with any escrow arrangements with respect to any Permitted Acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted hereunder;

(bb) Liens arising from precautionary UCC financing statements (or similar filings under Applicable Law) regarding operating leases or consignment or bailee arrangements;

(cc) ~~other Liens with respect to property or assets of Parent or any of its Subsidiaries; provided that the aggregate principal amount of the Debt or other obligations secured by such Liens does not exceed $30,000,000 at any time outstanding; provided, further, that if such Liens attach to any Collateral included in the Borrowing Base, such Liens will be subject to an intercreditor agreement in form and substance satisfactory to Agent;~~ [reserved];

(dd) Liens on cash or cash equivalents pledged to defease or otherwise satisfy and discharge any Debt or other obligations that are permitted or not prohibited hereunder;

(ee) Liens in favor of (i) Term Loan Agent securing the Term Loan Obligations to the extent permitted under Section 10.2.1(bb) and to the extent such Liens are subject to the ABL Intercreditor Agreement and (ii) Third Lien Agent securing the Third Lien Term Loan Obligations to the extent permitted under Section 10.2.1(bb) and to the extent such Liens are subject to the Third Lien Intercreditor Agreement; and

(ff) Liens arising out of a sale-leaseback transaction permitted hereunder; and

(gg) Liens filed against dealers (excluding Parent or its Subsidiaries) with respect to property or assets of Parent of any of its Subsidiaries.

10.2.3 ~~Capital Expenditures. Make Capital Expenditures in excess of $100,000,000 in the aggregate during any period of four (4) consecutive Fiscal Quarters, measured as at the end of each Fiscal Quarter~~[Reserved].

10.2.4 Distributions. Declare or make any Distributions~~,~~ except as ~~P~~p ermitted ~~Distributions (subject to the satisfaction of the Borrowing Base Condition, if applicable). Notwithstanding the foregoing, to the extent any such Distribution is to a Person that is not an Obligor (or will not become an Obligor concurrently in connection therewith) and includes (including, for the avoidance of doubt, through the Distribution of any Equity Interests in any Subsidiary that owns) Intellectual Property that is reasonably necessary for Agent’s ability to exercise rights and remedies under this Agreement, the other Loan Documents and Applicable Law in connection with the Collateral and to realize upon the value of the Collateral, the Distribution of such Intellectual Property shall be made expressly subject to a non-exclusive royalty-free worldwide license (substantially consistent with the license granted pursuant to Section 11.3) in favor of Agent.~~by the DIP Order and the DIP Budget.

10.2.5 Restricted Investments. Make any Restricted Investment~~. Notwithstanding the foregoing, to the extent any Investment that is permitted hereunder (subject to the satisfaction of the Borrowing Base Condition, if applicable) is to a Person that is not an Obligor (or will not become an Obligor concurrently in connection therewith) and includes (including, for the avoidance of doubt, through an Investment of any Equity Interests in any Subsidiary that owns) Intellectual Property that is reasonably necessary for Agent’s ability to exercise rights and remedies under this Agreement, the other Loan Documents and Applicable Law in connection with the Collateral and to realize upon the value of the Collateral, the Distribution of such Intellectual Property shall be made expressly subject to a non-exclusive royalty-free worldwide license (substantially consistent with the license granted pursuant to Section 11.3) in favor of Agent.~~ except as permitted by the DIP Order and the DIP Budget.

10.2.6 Disposition of Assets. Make any Asset Disposition, except ~~(~~the following, and in each case subject to the ~~satisfaction of the Borrowing Base Condition, if applicable)~~DIP Order and the DIP Budget:

(a) (i) a Permitted Asset Disposition and (ii) to the extent constituting an Asset Disposition of the assets subject to thereto, any Hedging Agreement permitted under Section 10.2.1;

(b) ~~(i) Asset Dispositions to effect a Permitted ABS Transaction, (ii) the sale to any third party of the Class C Retained Notes in the ordinary course of business or consistent with past practice; provided that, until the Discharge of Term Loan Obligations (as defined in the ABL Intercreditor Agreement), so long as no Default or Event of Default shall then exist or would result therefrom, and (ii) after all Debt has been repaid under a Permitted ABS Transaction, any distribution to a Borrower of the remaining ABS Contract Portfolio of the applicable Securitization Subsidiary related to such Permitted ABS Transaction;~~[reserved];

(c) a transfer of Property by (i) an Obligor to a Borrower or any other Obligor, (ii) by a Subsidiary that is not an Obligor to an Obligor or any other Subsidiary, (iii) by an Obligor to a non-Obligor, in each case to the extent permitted by the definition of “Restricted Investment~~s~~” or (iv) an Obligor to a dealer in the Ordinary Course of Business;

(d) an Asset Disposition of Margin Stock by Parent;

(e) an Asset Disposition of charged-off receivables in the Ordinary Course of Business;

(f) an Asset Disposition of Property subject to casualty, condemnation or similar proceedings (including in lieu thereof) upon receipt of the Net Proceeds therefor;

(g) an Asset Disposition of Real Estate and related assets in the Ordinary Course of Business in connection with relocation activities for directors, officers, employees, members of management, or consultants of Parent and the Subsidiaries; and

(h) the transfer or abandonment of Intellectual Property rights no longer used or useful in the business in accordance with the reasonable business judgement of Borrower Agent~~; and~~.

~~(i) so long as no Default or Event of Default is continuing or would arise therefrom as of the earlier of the date of execution of the definitive documentation for any Asset Disposition (so long as such Asset Disposition is consummated within 120 days of such date) and the date of such Asset Disposition, an Asset Disposition of other assets and property in exchange for reasonably equivalent value, provided that (A) with respect to any such Asset Disposition of assets included in the Borrowing Base, such Asset Disposition shall be made for cash consideration in an amount not less than the amount advanced against such assets under the Borrowing Base, as applicable, and in connection with any Asset Disposition in excess of $10,000,000, the Borrower shall deliver an updated Borrowing Base Certificate, and (B) such Asset Disposition shall not result in an Overadvance or a Term Loan Overadvance.~~

Notwithstanding the foregoing, to the extent any such Asset Disposition is to a Person that is not an Obligor (or will not become an Obligor concurrently in connection therewith) and includes (including, for the avoidance of doubt, through the Asset Disposition of any Equity Interests in any Subsidiary that owns) Intellectual Property that is reasonably necessary for Agent’s ability to exercise rights and remedies under this Agreement, the other Loan Documents and Applicable Law in connection with the Collateral and to realize upon the value of the Collateral, the Distribution of such Intellectual Property shall be made expressly subject to a non-exclusive royalty-free worldwide license (substantially consistent with the license granted pursuant to Section 11.3) in favor of Agent.

10.2.7 Reserved.

10.2.8 Restrictions on Payment of Certain Debt. No payment shall be permitted in respect of any other Debt except to the extent permitted pursuant to the DIP Order and the DIP Budget.

~~(a) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, repurchase, retirement, defeasance or acquisition) with respect to any Subordinated Debt or Junior Lien Debt, except:~~

~~(i) regularly scheduled payments of principal and interest, and payment of fees, expenses and indemnities, but only to the extent permitted or not restricted under any subordination agreement or intercreditor agreement relating to such Debt (including the ABL Intercreditor Agreement);~~

~~(ii) payments made in respect of a Permitted Originator Note subject to any subordination provisions in respect of such Permitted Originator Note;~~

~~(iii) in the case of the Term Loan Obligations, any payment made in respect of (A) the CARES Act Tax Refund Proceeds (together with any prepayment premium required to be paid in respect thereof) and (B) during a Dominion Trigger Period, following the application of the ledger balance in the main Dominion Account to the Obligations in accordance with Section 5.7 on any Business Day, Term Loan Obligations in an amount not to exceed the remaining ledger balance in such Dominion Account on such Business Day;~~

~~(iv) the conversion of any such Subordinated Debt or Junior Lien Debt to, or payment with the proceeds of, Equity Interests (other than Disqualified Stock);~~

~~(v) additional payments and prepayments in respect of the Subordinated Debt or Junior Lien Debt with net proceeds from the incurrence of Subordinated Debt, Junior Lien Debt or other unsecured Debt permitted hereunder;~~

~~(vi) payments made with the proceeds of Refinancing Debt in respect of such Subordinated Debt or Junior Lien Debt;~~

~~(vii) payments of, and cash payments due upon conversion with respect to, any Permitted Convertible Notes in accordance with the terms thereof; and~~

~~(viii) other than during the Covenant Relief Period, additional cash payments and prepayments so long as, in each case, the Payment Conditions are satisfied.~~

~~(b) Make any payment with respect to a Permitted ABS Transaction other than (i) payments made with the proceeds of the Securitized Contracts of the corresponding Permitted ABS Transaction; (ii) payments made in connection with the repurchase of Contracts which are permitted under clause (g) of the definition of Restricted Investments; (iii) payments so long as immediately before and after giving effect to any such repayment no Default or Event of Default exists and immediately after giving effect thereto Availability exceeds the greater of (x) $40,000,000 and (y) 10.0% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) then in effect; (iv) payments using the proceeds of Investments permitted under clause (f)(ii) of the definition of Restricted Investments and (v) payments in respect of Permitted Originator Notes.~~

~~(c) Make any principal payments (whether voluntary or mandatory, or a prepayment, redemption, repurchase, retirement, defeasance or acquisition) with respect to unsecured Debt (including the Permitted HY Notes but excluding Debt among Parent and its Subsidiaries), except:~~

~~(i) regularly scheduled payments of principal and scheduled payments at maturity;~~

~~(ii) principal payments made with the proceeds of the incurrence of other unsecured Debt, Permitted HY Notes, and Subordinated Debt permitted hereunder;~~

~~(iii) [reserved];~~

~~(iv) the conversion of any such Debt to, or payment with the proceeds of, Equity Interests (other than Disqualified Stock);~~

~~(v) payments made with the proceeds of Refinancing Debt in respect of such unsecured Debt;~~

~~(vi) principal payments of, and cash payments due upon conversion with respect to, any Permitted Convertible Notes in accordance with the terms thereof; and~~

~~(vii) other than during the Covenant Relief Period, if the outstanding principal amount of such unsecured Debt is (A) greater than $15,000,000, any other principal payments with respect to such Debt so long as the Payment Conditions are satisfied with respect to each such payment and (B) $15,000,000 or less, immediately before and after giving effect to such payment, no Event of Default exists.~~

~~(d) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, repurchase, retirement, defeasance or acquisition) with respect to any Debt among Parent and its Subsidiaries that is expressly subordinate and junior in right of payment to the Obligations unless such payment is permitted pursuant to the subordination agreement or subordination terms applicable thereto.~~

10.2.9 Fundamental Changes.

(a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except (i) Parent and its Subsidiaries may engage in Permitted Acquisitions, (ii) any non-Obligor Subsidiary may be merged into or consolidated with, or transfer all or substantially all of its property to, (1) any Borrower or Guarantor (other than Parent), so long as such Borrower or such Guarantor is the surviving entity or the surviving entity assumes the Obligations in a manner satisfactory to Agent, or (2) another non-Obligor Subsidiary, (iii) any Borrower or Guarantor (other than Parent) may merge into or consolidate with any Borrower so long as a Borrower is the surviving entity or the surviving entity assumes the Obligations in a manner satisfactory to Agent, (iv) any Guarantor (other than Parent) may merge into or consolidate with any other Guarantor (other than Parent) and (v) any Subsidiary may liquidate or dissolve so long as (1) such Subsidiary determines in good faith that such liquidation or dissolution is in its best interest, (2) a Borrower shall only liquidate or dissolve with or into another Borrower with at least one Borrower surviving and (3) a Guarantor shall only liquidate or dissolve into an Obligor or such liquidation or dissolution is an Investment permitted hereunder.

(b) Without providing Agent at least thirty (30) days’ prior written notice thereof (or such shorter period as Agent may agree), (i) change its name (ii) change its charter or other organizational identification number or (iii) change its entity type or state of organization.

10.2.10 Reserved.

10.2.11 Organic Documents. Except as required by Applicable Law, amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner that would reasonably be expected to be materially adverse to the rights or interests of Agent or Lenders.

10.2.12 Reserved.

10.2.13 Accounting Changes. Change its Fiscal Year without the consent of Agent; provided that the Borrowers and the Subsidiaries may change their fiscal year end to align to that of Parent.

10.2.14 Restrictive Agreements. Become a party to any Restrictive Agreement, except Restrictive Agreements as follows:

(a) in effect on the Closing Date (or, with respect to Badcock, the Amendment No. 3 Effective Date) and any replacements, renewals, extensions, refinancings, refundings or exchanges of or any amendment, restatement, amendment and restatement, supplement or other modification expanding the scope of, such restriction or condition, in each case, so long as not done so in a manner materially adverse to the Lenders taken as a whole;

(b) relating to secured Debt permitted hereunder (including any Refinancing Debt in respect thereof), as long as the restrictions apply only to collateral for such Debt (other than the Collateral);

(c) constituting customary restrictions on assignment in leases and other contracts;

(d) the Permitted HY Note Indentures (as amended as permitted hereunder);

(e) any guaranty by any Subsidiary of Parent of Parent’s obligations under any Permitted HY Notes as permitted under Section 10.2.1(n);

(f) pursuant to any Loan Document;

(g) pursuant to any Permitted ABS Documents entered into by a Securitization Subsidiary or any Organic Document of any Securitization Subsidiary;

(h) restrictions and conditions imposed by Applicable Law;

(i) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement;

(j) customary restrictions and conditions contained in agreements relating to Asset Dispositions pending such Asset Disposition; provided such restrictions and conditions apply only to the Person and/or assets subject to such Asset Disposition and such sale is permitted hereunder;

(k) restrictions and conditions that were binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as the agreements providing for such restrictions and conditions were not entered into in contemplation of such Person becoming a Subsidiary;

(l) restrictions and conditions imposed by agreements relating to non-Obligor Subsidiaries;

(m) customary provisions in joint venture agreements and other similar agreements entered into in connection with any joint venture;

(n) restrictions on cash or other deposits imposed by suppliers and customers under contracts entered into in the Ordinary Course of Business;

(o) customary net worth provisions contained in Real Estate leases entered into by Parent or any of its Subsidiaries; and

(p) the Term Loan Agreement and related Loan Documents (as defined in the Term Loan Agreement), in each case, as amended as permitted by the ABL Intercreditor Agreement.

10.2.15 Reserved.

10.2.16 Conduct of Business. Engage in any lines of business, other than as a conducted on the Closing Date any activities incidental, ancillary or reasonably related thereto (including providing proprietary credit solutions for customers).

10.2.17 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate (with Franchise Group Newco BHF, LLC, Freedom VCM Interco Holdings, Inc. and any of their respective Affiliates being treated as Affiliates of Parent and its Subsidiaries for purposes of this Section 10.2.17) except:

(a) transactions among Parent and its Subsidiaries on the one hand and the Secured Parties on the other hand contemplated by the Loan Documents;

(b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted under this Agreement;

(c) payment of customary directors’ fees and indemnities;

(d) transactions solely among Obligors to the extent permitted or not restricted hereunder;

(e) transactions with Affiliates (i) that were consummated prior to the Closing Date or (ii) in existence on or prior to the Amendment No. 3 Effective Date or arising out of the transactions contemplated by the Badcock Acquisition Agreement and set forth on Schedule 10.2.17 and, in each case, any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f) transactions with Affiliates no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate;

(g) entry into a Permitted ABS Purchase Agreement, any other Permitted ABS Documents, and Permitted Originator Notes and all transactions contemplated thereunder;

(h) entry into a guaranty of any Permitted HY Notes or Permitted Convertible Notes facility as permitted under Section 10.2.1 and all transactions contemplated thereunder;

(i) servicing agreements and administration agreements, and all transactions contemplated thereunder, entered into in connection with a Permitted ABS Transaction;

(j) transactions solely among non-Obligor Subsidiaries;

(k) any Investment not prohibited by the definition of “Restricted Investment” or any merger, consolidation or combination not prohibited by Section 10.2.9;

(l) (i) any employment or severance agreements or arrangements entered into by Borrowers or any of the Subsidiaries in the Ordinary Course of Business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, directors, members of management or consultants, and (iii) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract or arrangement and transactions pursuant thereto;

(m) any purchase by Parent of or contributions to, the Equity Interests of Borrowers;

(n) transactions among Borrowers and the Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the Ordinary Course of Business;

(o) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the Ordinary Course of Business;

(p) Distributions permitted under Section 10.2.4; and

(q) for the avoidance of doubt, the transactions under the Term Loan Documents and the Third Lien Term Loan Documents, in each case, as amended, amended and restated, supplemented, waived or otherwise modified to the extent such modification or waiver is not prohibited by the ABL Intercreditor Agreement, the Third Lien Intercreditor Agreement or Section 10.2.20 or Section 10.2.23 hereof.

10.2.18 Reserved.

10.2.19 Amendments to Subordinated Debt and Permitted HY Notes. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt or Permitted HY Notes, if, in any case, such modification (a) increases the principal balance of such Debt except as permitted by Section 10.2.1; (b) accelerates the date on which any installment of principal is due; (c) shortens the final maturity date (except to a date that is no earlier than 91 days after the latest Revolver Termination Date); or (d) in the case of Subordinated Debt, results in the Obligations not being fully benefited by any subordination provisions thereof (it being understood that this Section 10.2.19 is not intended to restrict any amendment, restatement, amendment and restatement, supplement, modification, replacement, renewal, extension and refinancing of Subordinated Debt or Permitted HY Notes that is otherwise not restricted under this Agreement or the applicable subordination agreement).

10.2.20 Amendments to Term Loan Documents. Amend, restate, amend and restate, supplement, modify, replace, increase, renew, extend or refinance the Term Loan Agreement or the Term Loan Documents in contravention of the ABL Intercreditor Agreement; provided that to the extent that the terms of any amendment, supplement or other modification to the Term Loan Agreement are materially less favorable to the Obligors than the terms of the Term Loan Agreement as in effect on the Amendment No. 3 Effective Date, then such amendment, supplement or other modification shall be deemed incorporated into this Agreement (which amendment, supplement or other modification shall occur automatically upon notice from Agent and the Obligors to the Lenders and the other Secured Parties).

10.2.21 Class R Retained Notes. Permit any transfer, sale or other Asset Disposition of the Class R Retained Notes to any Person (other than Parent or any Subsidiary thereof).

10.2.22 Amendment to Permitted ABS Documents. Permit any amendment, supplement or other modification in the Permitted ABS Documents, if such amendment, supplement or modification would be materially adverse to the interests of the Secured Parties; it being understood that no amendment, supplement, or other modification is adverse if (x) such amendment, supplement, or modification is permitted under the applicable Permitted ABS Intercreditor Agreement or (y) after giving effect to such amendment, supplement or other modification, the transactions under such Permitted ABS Documents as of the date of such amendment, supplement or other modification constitute a Permitted ABS Transaction.

10.2.23 Amendments to Third Lien Term Loan Facility. (a) Amend, restate, amend and restate, supplement, modify, replace, increase, renew, extend or refinance the Third Lien Term Loan Agreement or any Third Lien Term Loan Documents in contravention of the Third Lien Intercreditor Agreement or (b) prepay, reduce or voluntarily terminate, as applicable, the aggregate amount of the outstanding term loans and undrawn commitments under the Third Lien Term Loan Facility below $50,000,000 unless EBITDA on a Pro Forma Basis is equal to or greater than $185,000,000 and Liquidity (calculated on a trailing six-month basis and after giving effect to such prepayment, reduction or voluntary termination) shall be no less than $100,000,000.

10.3 ~~Financial Covenants~~Reserved.

~~. As long as any Revolver Commitments are outstanding and the Full Payment of the Obligations has not occurred, in the case of Sections 10.3.1, 10.3.2, 10.3.3, 10.3.4, and 10.3.7, Parent shall on a consolidated basis with its Subsidiaries, and, in the case of Sections 10.3.5 and 10.3.6, Parent and/or the Borrowers, as applicable, shall:~~

~~10.3.1 Minimum Interest Coverage Ratio. Other than with respect to any Fiscal Quarter ending prior to April 30, 2025, maintain an Interest Coverage Ratio of at least (a) 1.50:1.00, measured on a trailing two Fiscal Quarter basis and (b) 1.00:1.00 measured for each Fiscal Quarter, in each case as of the last day of each Fiscal Quarter.~~

~~10.3.2 Maximum Leverage Ratio. Maintain a Leverage Ratio not greater than 4.50:1.00, measured quarterly as of the last day of each Fiscal Quarter.~~

~~10.3.3 Maximum ABS Excluded Leverage Ratio. Maintain an ABS Excluded Leverage Ratio not greater than 2.50:1.00, measured quarterly as of the last day of each Fiscal Quarter.~~

~~10.3.4 Fixed Charge Coverage Ratio. Commencing with the most recent Fiscal Quarter for which the Parent’s consolidated financial statements have been delivered prior to the date on which Availability is less than 20% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve), maintain a Fixed Charge Coverage Ratio of no less than 1.00:1.00, measured quarterly as of the last day of each Fiscal Quarter for so long as such covenant is in effect. Once such covenant is in effect, compliance with the covenant will be discontinued on the first day immediately succeeding the last day of the Fiscal Quarter which includes the 30th consecutive day on which Availability remains in excess of 20% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve).~~

~~10.3.5 Minimum Availability. Maintain Availability of no less than the greater of (a) 17.5% of the Borrowing Base (calculated without giving effect to the Term Loan Push-Down Reserve) and (b) $100,000,000; provided that, for purposes of this Section 10.3.5, commencing on January 1, 2025, Availability shall be calculated giving pro forma effect to the reduction of the Revolver Commitments to occur on the Revolver Termination Date in respect of the Non-Extending Class.~~

~~10.3.6 Anti-Cash Hoarding. As of the end of any Business Day, if there shall be Revolver Loans then outstanding and the Consolidated Cash Balance exceeds $25,000,000, apply such amounts in excess of $25,000,000 within two (2) Business Days to prepay the outstanding principal balance of the Revolver Loans (without premium or penalty). Amounts prepaid pursuant to this Section 10.3.6 may be reborrowed in accordance with Section 2.1.~~

~~10.3.7 Minimum EBITDA. As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending January 31, 2024, have EBITDA of no less than (a) $50,000,000, measured on a trailing two Fiscal Quarter basis commencing with the Fiscal Quarter ending January 31, 2024 and ending on the last day of the Fiscal Quarter ending July 31, 2024; (b) $90,000,000, measured on a trailing three Fiscal Quarter basis commencing with the Fiscal Quarter ending January 31, 2024 and ending on the last day of the Fiscal Quarter ending October 31, 2024; (c) $125,000,000, measured on a trailing four Fiscal Quarter basis commencing with the Fiscal Quarter ending January 31, 2024 and ending on the last day of the Fiscal Quarter ending January 31, 2025; (d) $150,000,000, measured on a trailing four Fiscal Quarter basis commencing with the Fiscal Quarter ending April 30, 2024 and ending on the last day of the Fiscal Quarter ending April 30, 2025; and (e) for each four Fiscal Quarter period ending on or after July 31, 2025, $175,000,000, measured on a trailing four Fiscal Quarter basis.~~

10.4 ~~Curative Equity~~Reserved.

~~10.4.1 Subject to the limitations set forth in Section 10.4.6, Borrowers may cure an Event of Default arising out of a breach of any of the financial covenants set forth in Sections 10.3.1, 10.3.2,10.3.3, 10.3.4 and 10.3.7 (the “Specified Financial Covenants”) (as the case may be) by way of an investment of Curative Equity prior to the date on which the Compliance Certificate is delivered to Agent pursuant to Section 10.1.2(d) in respect of the Fiscal Quarter with respect to which any such breach occurred; provided, that Borrowers’ right to so cure an Event of Default shall be contingent on the timely delivery of such Compliance Certificate as required under Section 10.1.2(d).~~

~~10.4.2 The Borrowers shall promptly notify Agent of their receipt of any proceeds of Curative Equity and shall apply the same to the payment of the Obligations in the manner specified in Section 5.3.~~

~~10.4.3 Subject to the limitations set forth in Section 10.4.6, any investment of Curative Equity shall be in an amount that is sufficient to cause Parent and its Subsidiaries to be in compliance with all of the Specified Financial Covenants as at the last day of the most recently ended month or Fiscal Quarter (as the case may be), calculated for such purpose as if such amount were additional EBITDA and increase in Tangible Net Worth, and a decrease in total liabilities, as necessary, of Parent and its Subsidiaries as at such date and had been included in the financial calculations of Parent and its Subsidiaries on such date.~~

~~10.4.4 In the Compliance Certificate delivered pursuant to Section 10.1.2(d) in respect of the month end or Fiscal Quarter end (as the case may be) on which Curative Equity is used to cure any breach of the Specified Financial Covenants, Borrowers shall (i) include evidence of its receipt of Curative Equity proceeds, and (ii) set forth a calculation of the financial results and balance sheet of Parent and its Subsidiaries as at such month end or Fiscal Quarter end (as the case may be) (including for such purposes the proceeds of such Curative Equity as either deemed EBITDA for such month end or Fiscal Quarter end (as the case may be) and the three following month end or Fiscal Quarter end (as the case may be), or increased Tangible Net Worth and decreased total liabilities for such month end or Fiscal Quarter end (as the case may be), as if received on such date), which shall confirm that on a pro forma basis taking into account the application of Curative Equity proceeds, Parent and its Subsidiaries would have been in compliance with the Specified Financial Covenants (as at such date).~~

~~10.4.5 Upon delivery of a Compliance Certificate pursuant to Section 10.1.2(d) conforming to the requirements of this Section, any Event of Default that is continuing from a breach of any of the Specified Financial Covenants shall be deemed cured with no further action required by the Lenders. In the event Borrowers do not cure all financial covenant violations as provided in this Section 10.4, the existing Event of Default shall continue unless waived by the Required Lenders in writing.~~

~~10.4.6 Notwithstanding the foregoing, (i) Borrowers’ rights under this Section 10.4 may be exercised not more than two times during the term of this Agreement, and (ii) the amount of each investment of Curative Equity may not be less than $1,000,000 or greater than $20,000,000.~~

10.5 Contract Forms. The Borrowers shall not include Contracts in the Borrowing Base ~~Contracts~~ which are not on the printed forms previously approved in writing by Agent, and Borrowers shall not change or vary the printed forms of such Contracts in any material adverse manner without Agent’s prior written consent not to be unreasonably withheld, delayed or conditioned, unless such change or variation is required by any Requirement of Law or recommended by counsel to Borrowers. Agent may reasonably withhold its consent until Agent receives a reasonably satisfactory opinion of Borrowers’ counsel regarding compliance of the revised form of Contract with any Requirement of Law.

10.6 Reserved.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) A Borrower fails to pay (i) principal on any ~~Revolver~~DIP Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fees or other amounts due under this Agreement within three (3) Business Days of the date due;

(b) Any representation or warranty of an Obligor made in connection with any Loan Document or any certificate or instrument required to be furnished in connection with or pursuant to any Loan Document is incorrect or misleading in any material respect when given;

(c) A Borrower breaches or fail to perform any covenant contained in Section ~~8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.3, 10.1.6(b)(i), 10.1.17,~~10.1.1 or Section 10.2 ~~and 10.3~~;

(d) An Obligor breaches or fails to (i) deliver a Borrowing Base Report required to be delivered pursuant to ~~Section 8.1~~the DIP Order within three (3) Business Days of the date such Borrowing Base Report was required to be delivered, (ii) ~~comply with~~perform any covenant contained in Section ~~7.6~~10.1.16 or Section 10.1.18 and such breach or failure is not cured or waived within ~~ten (10)~~2 Business Days~~, (iii) comply with Section 10.1.16 and such failure is not cured within five (5) Business Days~~ after a Senior Officer of such Obligor receives written notice thereof from Agent, (iii) [reserved] or (iv) perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor ~~has knowledge thereof or~~ receives written notice thereof from Agent~~, whichever is sooner~~;

(e) (i) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; (ii) an Obligor denies in writing or contests the validity or enforceability of any Loan Documents; (iii) other than with respect to items of Collateral with a value not exceeding $5,000,000 in the aggregate, any Lien granted to Agent ceases to be a valid and perfected Lien (or ceases to have the priority required hereunder or under any other Loan Document), except to the extent that any such loss of (x) validity, perfection or priority results from the loss of Collateral requiring perfection through possession or the failure to file UCC financing continuation statements or (y) priority is related to a Permitted Lien; or (iv) any Loan Document ceases to be in full force or effect for any reason (other than in accordance with its terms or a waiver or release by Agent and Lenders);

(f) ~~Any material breach or default of an Obligor occurs under (i) any Hedging Agreement or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, in each case relating to any Debt (other than the Obligations) constituting Term Loan Obligations or with an aggregate outstanding principal amount in excess of the Threshold Amount (including the documents related to the Permitted ABS Documents) and beyond the period of grace, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach, in each case (x) unless such Debt has been paid in full or the failure has been waived or otherwise cured prior to the acceleration of the Obligations under the Loan Documents, (y) with respect to such Debt consisting of obligations under Hedging Agreements, termination events or equivalent events relating to the breach by Parent, any Borrower or any Subsidiary of the terms thereof and (z) this clause (f) shall not apply to secured Debt that becomes due as a result of the voluntary sale, transfer of the property or assets subject to such Debt or as a result of an event not constituting a Change of Control under this Agreement and such Debt is paid when due or prior to acceleration of the Obligations;~~reserved;

(g) ~~Any final judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all such unsatisfied judgments or orders against all Obligors, the Threshold Amount (net of insurance coverage therefor that has not been denied by the insurer), and there is a period of 60 consecutive days during which (i) such judgment or order is not discharged, satisfied, vacated or bonded pending appeal or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;~~reserved;

(h) ~~A loss, theft, damage or destruction occurs with respect to any Collateral included in the Borrowing Base if the amount not covered by insurance exceeds, in the aggregate, the Threshold Amount~~reserved;

(i) reserved;

~~(i) An Obligor suffers the loss, revocation or termination any material license or permit which is necessary for the continued operation of a material part of such Obligor’s business and such loss, revocation or termination could reasonably be expected to have a Material Adverse Effect, an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;~~

~~(j) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding (it being understood that any involuntary Insolvency Proceeding, petition or appointment described in this clause (j) shall not constitute an Event of Default unless such proceeding, petition or appointment shall continue undismissed for 60 days or an order for relief is entered in the proceeding, petition or appointment);~~

(~~k~~j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (ii) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan, but, in each case in this clause (k) only if such occurrence or event would either individually or in the aggregate reasonably be expected to result in an Obligor or the Obligors incurring a liability which would have a Material Adverse Effect after giving effect to the automatic stay;

(~~l~~k) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act), in each case, that could lead to forfeiture of any Collateral with an aggregate fair market value in excess of $10,000,000 after giving effect to the automatic stay;

(~~m~~l) ~~A Change of Control occurs~~reserved;

(~~n~~m) A Level Two Regulatory Event has occurred; ~~or~~

(~~o~~n) The provisions of the ABL Intercreditor Agreement or the subordination provisions of the documents evidencing or governing the subordination of any Subordinated Debt (with an aggregate outstanding principal amount in excess of the Threshold Amount) ~~(together with the provisions of the ABL Intercreditor Agreement, the “Subordination Provisions”)~~ shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Junior Lien Debt or the Subordinated Debt; or (ii) any Obligor shall disavow in writing the effectiveness, validity or enforceability of the ABL Intercreditor Agreement~~.~~;

(o) The creation of any Liens on the Collateral that are pari passu or senior to the Liens in favor of the applicable Prepetition Lenders without their consent (except as otherwise expressly permitted under the DIP Order);

(p) The Debtors file, support or do not object to any motion, plan, disclosure statement or any other pleading or documents that provides for treatment of the Obligations under a plan of reorganization (a “Reorganization Plan”) in any manner other than payment in full in cash on or before the effective date of such Reorganization Plan;

(q) The confirmation of a Reorganization Plan that provides for treatment of the Prepetition Obligations other than payment in full in cash on or before the effective date of such Reorganization Plan;

(r) The Debtors fail to comply with any Chapter 11 Milestone;

(s) The conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code;

(t) The dismissal of the Chapter 11 Cases;

(u) The lifting of the automatic stay with respect to or the exercise of any remedies against any portion of the Collateral with a fair value in excess of $2,000,000 without advance written consent of the Agent;

(v) A breach of the DIP Orders that is not cured or waived within 3 Business Days after a Senior Officer of such Obligor receives written notice thereof from Agent; or

(w) The failure by the Debtors to make a Waterfall Transfer in the amount and when required under the terms of the DIP Orders;

provided that, notwithstanding anything to the contrary contained herein, (i) the foregoing Events of Default shall only apply in respect of the DIP Facility and shall in no way relate to any Prepetition Obligations and (ii) subject to the DIP Order, no Default or Event of Default in existence immediately prior to the Amendment No. 5 Effective Date or as a result of the filing of the Chapter 11 Cases shall constitute a Default or Event of Default for purposes of the DIP Facility, including for purposes of Section 6 or Section 11.2.

11.2 Remedies upon Default. ~~Upon the occurrence and during the continuance of an Event of Default described in Section 11.1(j) with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other~~If an Event of Default exists, subject to the DIP Order and the notice periods and other requirements set forth therein, the Agent may in its sole discretion (and shall upon written direction of Required DIP Lenders) do any one or more of the following from time to time:

(a) declare any Obligations ~~(other than Secured Bank Product Obligations)~~ immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Revolver Commitment~~, adjust the Borrowing Base, CAI Borrowing Base, CCI Borrowing Base or Badcock Borrowing Base~~;

(c) require Obligors to Cash Collateralize LC Obligations ~~or other Obligations under the Loan Documents that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and~~; and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other Asset Disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable so long as otherwise conducted in accordance with Applicable Law. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

(e) So long as a Level Two Regulatory Event is continuing, Agent shall have the right to immediately substitute a third party acceptable to Agent as servicer or asset manager of Borrowers’ respective or collective portfolios of Contracts, and upon and after such substitution, such replacement servicer shall be entitled to receive a commercially reasonable fee for such services; provided, that upon the cure of such Event of Default, Borrowers shall be reinstated as such servicer or asset manager as promptly as practicable.

11.3 License. ~~For~~Subject to the DIP Order and the notice periods set forth therein, for the purpose of enabling Agent to exercise rights and remedies under this Agreement at such time as Agent shall be lawfully entitled to exercise such rights and remedies under this Agreement, except as is prohibited by an existing and enforceable anti-assignment provision of any license of Intellectual Property ~~R~~rights (and solely with respect to the Intellectual Property ~~R~~rights subject to such license, and other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other Applicable Law or principles of equity), Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of Royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.

11.4 Setoff. ~~At~~Subject to the DIP Order and the notice periods set forth therein, at any time during the existence of an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate (other than, for the avoidance of doubt, Tax and Trust Funds) to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have. Each Lender and the Issuing Bank agrees to promptly notify the Borrowers and Agent after any such setoff and application.

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations under the Loan Documents.

11.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Except as provided in Section 10.4, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority. Each Secured Party appoints and designates JPM as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute, deliver and perform its obligations as Agent under each Loan Document, including any intercreditor or subordination agreement (including the ABL Intercreditor Agreement and any other intercreditor or subordination agreement in respect of any Permitted HY Notes and with the purchaser of (or any trustee, agent or representative for the purchaser of) any Third Party Contract), and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment. No Secured Party (other than Agent) shall have any right individually to take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.

12.1.2 Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2 Agreements Regarding Collateral and Borrower Materials.

12.2.1 Lien Releases; Care of Collateral. Agent will release (and the Secured Parties authorize Agent to release) any Lien on any Collateral (a) upon Full Payment of the Obligations under the Loan Documents; (b) that is the subject of an Asset Disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Asset Disposition permitted by Section 10.2.6 (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral (as agreed by Agent and Borrower); (d) to the extent required by the ABL Intercreditor Agreement; or (e) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2 Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3 Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Approved Electronic Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants in accordance with the requirements of Section 13), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Approved Electronic Platform or otherwise.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, email or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person (including, for the avoidance of doubt, in connection with Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page). Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party (other than Agent) agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Deposit Account or Securities Account without Agent’s prior consent.

12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent

. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Contract Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. If Agent is a Defaulting Lender, Borrower Agent or the Required Lenders may, if permitted by Applicable Law, remove such Agent by written notice to Borrowers and Agent. Required Lenders may appoint a successor to replace the resigning or removed Agent that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Event of Default exists pursuant to Section 11.1(a) or (j)) Borrowers. If no successor is appointed by the effective date of Agent’s resignation or removal, then on such date, Agent may appoint a successor acceptable to it in its discretion and the Borrowers (provided no Event of Default exists pursuant to Section 11.1(a) or (j)) (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders automatically assume all rights and duties of Agent, the successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring or removed Agent shall be discharged from its duties hereunder on the effective date of its resignation or removal, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to JPM by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2 Co-Collateral Agent. If allowed under Applicable Law, Agent may appoint, subject to the approval of Borrower (such approval not to be unreasonably withheld or delayed) a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9	Acknowledgments of Lenders and Secured Parties.

12.9.1 Each Lender and each Issuing Bank acknowledges and agrees that it has, independently and without reliance upon Agent, any other Lenders or Issuing Banks, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender or Issuing Bank, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.9.2(a) Each Lender and each Issuing Bank hereby agrees that (i) if Agent notifies such Lender or Issuing Bank that Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to Agent at the greater of the NYFRB Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by Applicable Law, such Lender or Issuing Bank shall not assert, and hereby waives, as to Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender or Issuing Bank under this Section 12.9.2 shall be conclusive, absent manifest error.

(b) Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender or Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to Agent at the greater of the NYFRB Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrowers and each other Obligor hereby agrees that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount if any, under and pursuant to the terms of this Agreement and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Obligor, except, in each case, to the extent such erroneous Payment (or any portion thereof) is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(d) Each party’s obligations under this Section 12.9.2 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolver Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

12.10 Remittance of Payments and Collections.

12.10.1 Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 noon, on a Business Day, then payment shall be made by the Secured Party by 2:00 p.m., on such day, and if request is made after 12:00 noon, then payment shall be made by 12:00 noon, on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the NYFRB Rate or the rate determined by Agent as customary for interbank compensation for two (2) Business Days and thereafter at the Default Rate for a Base Rate Revolver Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.10.3 Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Secured Party. If Agent is required to return any amounts applied by it to Obligations held by a Secured Party, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11 Individual Capacities. As a Lender, JPM shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include JPM in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Contract Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12 Titles. Each Lender, other than JPM, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 12, 14.3.3 and 14.16, and agrees to hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14 No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations under the Loan Documents. Other than with respect to Sections 12.1, 12.2, 12.4, 12.5, 12.8, 12.9, 12.11 and 12.15, this Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.15 Lender Representations and Warranties.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolver Loans, the Letters of Credit or the Revolver Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:

(i) none of Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other Person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to Agent or the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Revolver Loans, the Letters of Credit, the Revolver Commitments or this Agreement.

(c) Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolver Loans, the Letters of Credit, the Revolver Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolver Loans, the Letters of Credit or the Revolver Commitments for an amount less than the amount being paid for an interest in the Revolver Loans, the Letters of Credit or the Revolver Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the ~~Revolver~~ Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1 Successors and Assigns . This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties and their respective successors and permitted assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents other than as set forth in Section 10.2.9; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Revolver Loan or Swingline Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Revolver Commitment Termination Date in respect of the applicable Class of Revolver Loans or Revolver Commitments or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantially all of the Collateral.

13.2.3 Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Revolver Commitments, Revolver Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4 Benefit of Setoff. Each Participant shall have a right of set-off pursuant to Section 11.4 in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off pursuant to Section 11.4 with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.2.5 Increased Costs/Break Funding/Taxes. A Participant shall not be entitled to receive any greater payment under Section 3.7, 3.9, 5.9 or 5.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent expressly acknowledging such Participant may receive a greater benefit. A Participant shall not be entitled to the benefits of Section 5.9 and 5.10 to the extent such Participant fails to comply with Section 5.10.1 as though it were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent and the Borrower Agent, each in their discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent (i) an Assignment and Acceptance or (ii) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which Agent and the parties to the Assignment and Acceptance are participants. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender to pledge or assign any rights under this Agreement to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank or (ii) counterparties to swap agreements relating to any Revolver Loans; provided, that (x) no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto and (y) any payment by the Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy the Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, (i) the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.2 which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an Administrative Questionnaire satisfactory to Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent and Borrower Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4 Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Revolver Commitments of, and the Revolver Loans, stated interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4 Replacement of Certain Lenders . If a Lender (a) is a Non-Consenting Lender, (b) is a Defaulting Lender, or (c) gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon notice to such Lender and Agent, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s). Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.5 Assignments/Participations with Respect to Securities Laws . Each Lender agrees that, without the prior written consent of Borrower Agent and Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Revolver Loan or other Obligation under the securities laws of the United States of America or of any jurisdiction.

SECTION 14. MISCELLANEOUS

14.1 Consents, Amendments and Waivers .

14.1.1 Amendment. Subject to clause (ii) of the proviso to Section 1.2, Section 2.2 (including all changes necessary to establish a FILO Tranche) and Section 3.6(b), (c), (d) and (e) no modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided that:

(a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of each affected Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of such Issuing Bank;

(c) without the prior written consent of each Lender directly and adversely affected thereby, including a Defaulting Lender, no modification shall (i) increase the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; (iv) amend this clause (c); or (v) alter Section 5.6.2 (it being understood that any change required to establish a FILO Tranche shall be excluded); provided that for purposes of this clause (c), it being understood that (A) waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Revolver Commitments shall not constitute an increase of the Revolver Commitments of any Lender; (B) a waiver or reduction of the Default Rate (or other post-petition increase in interest) shall be effective with the consent of the Required Lenders (and shall not require the consent of each directly and adversely affected Lender or any Defaulting Lender); and (C) any modification to the Leverage Ratio or the component definitions thereof shall not constitute a reduction in the rate of interest or a reduction of fees);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter this Section 14.1.1; (ii) release all or substantially all of the Collateral; (iii) amend the definition of Pro Rata, Required Lenders or Supermajority Lenders (other than with respect to Lenders under a FILO Tranche); or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, including pursuant to Sections 10.2.6 and 10.2.9, release any Obligor from liability for any Obligations;

(e) reserved; and

(f) without the prior written consent of Supermajority Lenders, amend the definition of Borrowing Base (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability; provided that only the consent of Agent, the Borrowers and the Required Lenders shall be required to approve additional categories of assets to be included in the Borrowing Base.

Notwithstanding anything contained herein (including, without limitation, this Section 14.1.1) or any other Loan Document to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Agent and the Borrowers (a) to add one or more additional credit facilities or refinancing facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolver Loans and the accrued interest and fees in respect thereof; (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Supermajority Lenders and other definitions related to such new credit facilities; and/or (c) to modify any of the requirements set forth in Sections 2.2 and 5.2.1 with respect to any FILO Tranche.

14.1.2 Limitations. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3 Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.1.4 Errors. If Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature in the Loan Documents, then Agent and the Borrowers shall be permitted to amend such provision without any further action or consent of any other party to such Loan Document if the same is not objected to in writing by the Required Lenders to Agent within five (5) Business Days following receipt of notice thereof.

14.2 Indemnity . EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE AS SET FORTH BELOW) OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless any Indemnitee with respect to a Claim that (i) is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, or (y) material breach by such Indemnitee or its Related Parties of their obligations hereunder or under the Loan Documents or (ii) is brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding brought by or against Agent, acting in its capacity as Agent) that does not involve any act or omission of any Obligor and arises out of disputes among the Lenders and/or their transferees.

14.3 Notices and Communications .

14.3.1 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)	if to any Obligor, to Borrower Agent at:

2445 Technology Forest Blvd.

Suite 800

The Woodlands, TX 77381

Attention: Office of General Counsel

(ii)	if to Agent, JPM in its capacity as an Issuing Bank or the Swingline Lender, to

JPMorgan Chase Bank, N.A. at:

1900 North Akard Street, 3rd Floor

Dallas, TX 75201

Attention: Jon Eckhouse

Facsimile No: 214 965 2594

(iii)	if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (B) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Each of Agent and Borrower Agent (on behalf of the Obligors) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d) Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2 [Reserved.]

14.3.3 Posting of Communications.

(a) Borrowers agree that Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by Agent to be its electronic transmission system (the “Approved Electronic Platform”). In the event the Borrowers and Agent agree to use an Approved Electronic Platform, notwithstanding anything in this Agreement to the contrary, delivery to Agent for posting to the Approved Electronic Platform of any Borrower Materials, Reports or other notice, certificate or document required pursuant to this Agreement shall constitute delivery in accordance with the terms of this Agreement.

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution except, in each case, for any loses, claims, damages liabilities or expenses with respect to the foregoing if resulting from the gross negligence, bad faith or willful misconduct of Agent. Each of the Lenders, the Issuing Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM (OTHER THAN SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES RESULTING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY APPLICABLE PARTY).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by Agent, any Lender or Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, Issuing Bank and each Borrower agrees that Agent may, but (except as may be required by Applicable Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of Agent, any Lender, Issuing Bank, any Borrower or Guarantor to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

14.3.4 Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Approved Electronic Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5 Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such liabilities, losses, costs or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

14.4 [Reserved] .

14.5 Credit Inquiries . Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6 Severability . Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms . The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in Section 14.20, Section 14.21 or another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts; Electronic Execution .

14.8.1 Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.

14.8.2 Delivery of an executed counterpart of a signature page of (a) this Agreement, (b) any other Loan Document and/or (c) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.3.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Agent has agreed to accept any Electronic Signature, (A) Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of a Borrower or any other Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) the Obligors shall be entitled to rely on such Electronic Signature purportedly given on behalf of Agent, any Lender, any Swingline Lender or any Issuing Bank without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any Obligor, Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Agent, the Lenders, the Borrowers and the other Obligors, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original and (ii) each other party hereto may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record).

14.9 Entire Agreement . Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10 Relationship with Lenders . The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility . In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality . Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority (such as the National Association of Insurance Commissioners) purporting to have jurisdiction over it or its Affiliates; provided that unless specifically prohibited by Applicable Law or it is not practicable to do so prior to the required disclosure, each of Agent and each Lender shall endeavor to notify Borrower Agent (without any liability for a failure to so notify Borrower Agent) of any request made to such Lender or Agent prior to disclosure of such Information; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto or any party to the Term Loan Agreement; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or Eligible Assignee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers; (h) on a confidential basis to a provider of an Approved Electronic Platform; (i) subject to an agreement containing provisions substantially the same as this Section, to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement; or (j) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from or on behalf of an Obligor or Subsidiary relating to it or its business, including any information obtained by Agent, any Secured Party, any Indemnitee and their respective Affiliates and its and their respective directors, officers, employees, agents, advisors and attorneys in connection with any inspection, audit, appraisal or review of properties, assets, books and records of Parent and/or its Subsidiaries and/or discussions with Parent’s independent accountants. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13 Intentionally Omitted .

14.14 GOVERNING LAW . UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15 Consent to Forum; Bail-In of Affected Financial Institutions .

14.15.1 Forum. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY), AND AGREES THAT ANY SUCH DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2 Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.3 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

14.15.4 Reserved.

14.16 Waivers by Borrowers . To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent, Issuing Bank, Lenders and all other Secured Parties hereby also waive) in any proceeding or dispute of any kind (whether in contract, tort or otherwise and whether at law or in equity) relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act/Beneficial Ownership Regulation Notice . Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act and the Beneficial Ownership Regulation, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and the Beneficial Ownership Regulation. Agent and Lenders will also require information regarding any personal guarantor, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. The Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.18 NO ORAL AGREEMENT . THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.19 Existing Loan Agreement, No Novation . This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Loan Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Borrower from any of its obligations or liabilities under the Existing Loan Agreement or any of the security agreements, pledge agreements, mortgages, or other loan documents executed in connection therewith. Each Borrower hereby (a) confirms and agrees that each Loan Document to which it or its predecessor in interest is a party or to which it is a successor by operation of law is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date all references in any such Loan Document to “the Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Existing Loan Agreement shall mean the Existing Loan Agreement as amended and restated by this Agreement; and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Agent, for the benefit of the Lenders, or to grant to Agent, for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of Borrowers from time to time existing in respect of the Existing Loan Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects.

14.20 ABL Intercreditor Agreement . To the extent any provision of this Agreement conflicts with the ABL Intercreditor Agreement, such provision in the ABL Intercreditor Agreement shall govern and control.

14.21 ABS Intercreditor Agreement . Notwithstanding anything herein to the contrary, the Lien granted to Agent pursuant to this Agreement and the exercise of any right or remedy by Agent hereunder are subject to the provisions of the Permitted ABS Intercreditor Agreement. In the event of any conflict between the terms of the Permitted ABS Intercreditor Agreement and the terms of this Agreement, the terms of the Permitted ABS Intercreditor Agreement shall govern and control.

14.22 Acknowledgement Regarding Any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 14.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Schedule 1

New Money DIP Commitments

Lender	New Money DIP Commitment
JPMorgan Chase Bank, N.A.	$982,800.98
MUFG Bank, LTD	$964,600.96
Regions Bank	$891,800.89
Deutsche Bank AG New York Branch	$546,000.55
Zions Bancorporation, N.A. DBA Amegy Bank	$218,400.22
Citizens Bank, N.A.	$585,585.58
Fifth Third Bank, National Association	$270,270.27
First Horizon Bank	$270,270.27
City National Bank	$135,135.14
Cathay Bank	$135,135.14
Total New Money DIP Commitments	$5,000,000.00

Annex I

Specified Representations

1.	9.1.1 (Organization and Qualification)

2.	9.1.2 (Power and Authority)

3.	9.1.3 (Enforceability)

4.	9.1.12 (Governmental Approvals)

5.	9.1.13 (Compliance with Laws)

6.	9.1.14 (Compliance with Environmental Laws)

7.	9.1.22 (Not a Regulated Entity)

8.	9.1.23 (Margin Stock)

9.	9.1.24 (OFAC)

10.	9.1.25 (Benefit Plans)